HATTERAS REGISTERED FUNDS

COMPLIANCE POLICIES
AND PROCEDURES
MANUAL

Approved by the Boards of Directors of the Hatteras Funds – March 2005
Amended August 26, 2008
Amended November 28, 2008
Amended June 18, 2009

HATTERAS REGISTERED FUNDS

HATTERAS MASTER FUND, L.P.
HATTERAS MULTI-STRATEGY FUND, L.P.
HATTERAS MULTI-STRATEGY TEI FUND, L.P.
HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.
HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL, LLC

HATTERAS VC CO-INVESTMENT FUND II, LLC

HATTERAS 1099 ADVANTAGE FUND
HATTERAS 1099 ADVANTAGE INSTITUTIONAL FUND

TABLE OF CONTENTS

I.	Introduction	1
	1) Compliance Program Pursuant to Rule 38a-1	4
	2) Purpose of this Manual	6
	3) Definition of Terms	6

II.	Portfolio Management Process	8
	1) Portfolio Managers Supervisory Procedures	9
	2) Fund Investment Guidelines	9
	3) Proxy Voting	41

III.	Trading Practices	44
	1) Best Execution Policies	45
	2) Brokerage Policies	48
	3) Aggregation and Allocation Process	48

IV.	Personal Trading Activities	49
	1) Code of Ethics of the Funds	50
	Appendix A (Personal Broker/Dealer Statements Letter)	55
	Appendix B (Quarterly Personal Investment Report)	56
	Appendix C (Annual Personal Holdings Report)	57
	Appendix D (Annual Certification of Compliance with the Code of Ethics)	58
	Appendix E (Ackowledgment)	59

V.	Accuracy of Disclosures	60
	1) Disclosure Controls and Procedures	61
	Exhibit A (Example of Certificaton under Rule 30a-2 of Form N-CSR)	66
	Exhibit B (Example of Certification under Rule 30a-2 of Form N-Q )	68
	Exhibit C (Example of Sub-Certification of the Administrator for Form N-CSR)	69
	Exhibit D (Example of Sub-Certification of the Administrator of Form N-Q)	71
	2) Form N-CSR	73
	3) Form N-Q	74
	4) Form N-SAR	75
	5) Form N-PX	76

VI.	Safeguarding Trust Assets	79
	1) Custodian Policies	80
	2) Authorized Persons List, Access to Portfolio Investments and Client Assets - Restrictions Imposed	80
	3) Custody of Assets Outside the United States	80
	4) Foreign Custody Manager	80
	5) Insurance Coverage	80

VII.	Records Retention	82
	1) Books and Records Policy	83

VIII.	Privacy Protection	85
	1) Anti-Money Laundering Policy	86
	2) Customer Identification Program	86
	3) Identity Theft / Red Flag Regulation Program	86
	4) Password Policy	88
	5) Protection of Non-public Information	90

IX.	Business Continuity	94
	1) Business Continuity Plan
	(Hatteras Master Fund, L.P., Hatteras Multi-Strategy Fund I, L.P., Hatteras Multi-Strategy TEI Fund, L.P. Hatteras Multi-Strategy Institutional Fund, L.P.Hatteras Multi-Strategy TEI Institutional Fund, L.P.)	95
	2) Service Providers' Business Continuity Plan	96

X.	Pricing of Portfolio Securities	98
	1) Valuation Procedures	99

XI.	Processing of Fund Shares	108
	1) Investor Qualifications	109
	2) Repurchase Offers	110
	3) Repurchase Procedures	113
	4) Transfers of Interest	120

XII.	Identification of Affiliated Persons	121
	1) Identification of Affiliates	122
	2) Rule 17e-1 Procedures	123

XIII.	Fund Governance	127
	1) Contract Renewal Process	128
	2) Compliance Calendar	129
	3) Audit Committee Financial Expert	132
	4) Senior Officers Code of Ethics	133
	5) Independent Legal Counsel	138
	6) Qualified Legal Compliance Committee	139
	7) Composition of Board	140
	8) Section 16 Reports	141

         I.          INTRODUCTION

FUND HISTORY

Hatteras Multi-Strategy Funds

The Hatteras Multi-Strategy Fund, L.P.; the Hatteras Multi-Strategy TEI Fund, L.P; the Hatteras Multi-Strategy Institutional Fund, L.P.; and the Hatteras Multi-Strategy TEI Institutional Fund, L.P. (collectively referred to herein as the “Hatteras Multi-Strategy Funds” or the “Funds”) are Delaware limited partnerships that are registered under the Investment Company Act of 1940 (the “1940 Act”), as amended, as non-diversified, closed-end management investment companies whose units are registered under the Securities Act of 1933, as amended.  The Hatteras Multi-Strategy Funds are funds of alternative investments.  As such, the Hatteras Multi-Strategy Funds invest in private hedge funds and private equity investments.  Hedge funds are speculative investments and are not suitable for all investors, nor do they represent a complete investment program.  A hedge fund can be described generally as a private and unregistered investment pool that accepts investors’ money and employs hedging and arbitrage techniques using long and short positions, leverage and derivatives, and investments in many markets.

Key Risk Factors:  The Hatteras Multi-Strategy Funds, through an investment in the MS Master Fund, will invest substantially all of their assets in underlying funds that are generally not registered as investment companies under the 1940 Act and, therefore, the Hatteras Multi-Strategy Funds will not have the benefit of various protections provided under the 1940 Act with respect to an investment in those underlying funds.  Investments in the Hatteras Multi-Strategy Funds involve a high degree of risk, including loss of entire capital.  The underlying funds may engage in speculative investment strategies and practices, such as the use of leverage, short sales, and derivatives transactions, which can increase the risk of investment loss.  The Hatteras Multi-Strategy Funds provide limited liquidity, and units in the Funds are not transferable.  Liquidity will be provided only through repurchase offers made by the Hatteras Multi-Strategy Funds from time to time, generally on a quarterly basis upon prior written notice.

The success of the Hatteras Multi-Strategy Funds is highly dependent on the financial and managerial expertise of its principals and key personnel of the Funds’ investment managers.  Although the investment managers for the Funds expect to receive detailed information from each underlying fund on a regular basis regarding its valuation, investment performance, and strategy, in most cases the investment managers have little or no means of independently verifying this information.  The underlying funds are not required to provide transparency with respect to their respective investments.  By investing in the underlying funds indirectly through the Funds, investors will be subject to a dual layer of fees, both at the Funds and underlying fund levels.  Certain underlying funds will not provide final Schedule K-1s for any fiscal year before April 15th of the following year.  Those funds, however, will endeavor to provide estimates of taxable income or losses with respect to their investments.

Hatteras Global Private Equity Partners Institutional Fund

Hatteras Global Private Equity Partners Institutional, LLC (“the Fund”) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.  The Fund’s investment objective will be to seek attractive long-term capital appreciation by investing in a globally diversified portfolio of private equity investments.  The Fund’s investments are expected to include: (i) primary and secondary investments in private equity funds managed by third-party managers; (ii) direct investments in the equity and/or debt of operating companies, frequently alongside professional lead investors; and (iii) listed private equity investments, such as business development companies.  The Fund cannot guarantee that its investment objective will be achieved or that the Fund’s portfolio design and risk monitoring strategies will be successful.  The Fund may be highly volatile, carries substantial fees, and involves complex tax structures.  Investing in the Fund involves a high degree of risk.  Investors should invest in the Fund only if they can sustain a complete loss of capital.

Key Risk Factors: The Fund will invest substantially all of its assets in private equity investments that are generally not registered as investment companies under the 1940 Act and, therefore, the Fund will not have the benefit of various protections provided under the 1940 Act with respect to an investment in such private equity investments.  Investments in the Fund involve a high degree of risk, including the complete loss of capital.  The Fund provides limited liquidity, and units of the Fund are not transferable.  General Risks, Special Risks and Investment-Related Risks of the Fund include, but are not limited to, Limited Operating History of the Fund, Limited Liquidity, Reporting Requirements, Non-Listed Status of Units, Non-Diversified Status, Legal, Tax and Regulatory Risks, Underlying Portfolio Funds Not Registered, Portfolio Funds Generally Non-Diversified, Valuation of Portfolio Funds, Multiple Levels of Fees and Expenses, Portfolio Fund Managers Invest Independently, Portfolio Fund Operations Not Transparent, Concentration of Investments, Derivative Instruments, Distressed Investments, Valuation of Illiquid Securities and Derivative Positions, Unspecified Investments, Leverage, Risks of Capital Call Failures, and Limited Selectivity of Investments.

The success of the Fund is highly dependent on the financial and managerial expertise of its principals and key personnel of the Fund’s investment managers.  Although the investment managers for the Fund expect to receive detailed information from each private equity investment on a regular basis regarding its valuation, investment performance, and strategy, in most cases the investment managers have little or no means of independently verifying this information.  The underlying private equity investments are not required to provide transparency with respect to their respective investments.  By investing in the private equity investments indirectly through the Fund, investors will be subject to a dual layer of fees, both at the Fund and the underlying private equity fund levels.  Certain private equity investments will not provide final Schedule K-1s for any fiscal year before April 15th of the following year.  Members should therefore expect to obtain extensions of the filing dates for their income tax returns at the federal, state, and local levels.

Hatteras VC Co-Investment Fund II, LLC

Hatteras VC Co-Investment Fund II, LLC (the “VCCI Fund”) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  The VCCI Fund’s investment objective will be to seek superior risk-adjusted returns by investing in venture-backed companies.  The VCCI Fund intends to achieve its objective by investing in venture opportunities along side of top-tier venture capital firms.  During normal market conditions, the VCCI Fund’s investment adviser, Hatteras Capital Investment Management, LLC (the “Adviser”) will follow a rules-based portfolio construction process to guide the Fund’s investment strategy.  The VCCI Fund cannot guarantee that its investment objective will be achieved.  Investing in the VCCI Fund involves a high degree of risk. The VCCI Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

Key Risk Factors:  The VCCI Fund will invest substantially all of its assets in venture capital investments that are generally not registered as investment companies under the Investment Company Act of 1940 (the “1940 Act”) and, therefore, the VCCI Fund will not have the benefit of various protections provided under the 1940 Act with respect to an investment in those venture capital investments.  Investment in the Fund involve s a high degree of risk, including loss of entire capital.  The VCCI Fund provides limited liquidity, and units of the VCCI Fund are not transferable.

The success of the VCCI Fund is highly dependent on the financial and managerial expertise of its principals and key personnel of the Fund’s investment manager.  Although the investment manager for the Fund expects to receive detailed information from each venture capital investment on a regular basis regarding its valuation, investment performance, and strategy, in most cases the investment manager has little or no means of independently verifying this information.  The underlying venture capital investments are not required to provide transparency with respect to their financial statements or investments.  Investment by the Fund in certain companies may involve a high degree of risk in that such companies may be in a relatively early-stage of development with little operating history and with a need for substantial additional capital to support expansion or to achieve or maintain a competitive position.  Such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel.  The value of equity securities varies in response to many factors.  Factors specific to the company, such as certain decisions by management or loss of a key executive, could result in a decrease in the value of a company’s securities.  Factors specific to the industry in which the company participates, such as increased competition, can have a similar effect.  The value of a company’s stock can also be adversely affected by changes in financial markets generally, such as an increase in interest rates or a decrease in consumer confidence, that are unrelated to the company itself or its industry.  Certain venture capital investments will not provide final Schedule K-1s for any fiscal year before April 15th of the following year.  Those investments, however, will endeavor to provide estimates of taxable income or losses with respect to their investments.

Hatteras 1099 Advantage Funds

Hatteras 1099 Advantage Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.  Hatteras Capital Investment Management, LLC (“HCIM”), an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), will serve as the investment manager to the Master Fund (as defined below) (in such capacity, the “Investment Manager”).  Ramius Fund of Funds Group LLC (“Ramius”), an investment adviser registered with the SEC under the Advisers Act, will serve as sub-adviser to the Master Fund (in such capacity, the “Sub-Adviser”).

The Fund’s investment objective is to provide returns in excess of the broad equity markets over a full market cycle through investments in the three asset classes of Opportunistic Equity, Enhanced Fixed Income and Absolute Return. The Fund’s secondary objective is to achieve returns with moderate volatility and correlation to equity markets.  To achieve its objectives, the Fund will provide its shareholders (each, a “Shareholder” and together, the “Shareholders”) with access to a broad range of investment strategies and asset categories by investing its assets primarily in funds managed by investment advisers (“Sub-Managers”) and by providing overall asset allocation services typically available on a collective basis to larger institutions through an investment of substantially all of its assets in the Hatteras Ramius 1099 Institutional Fund, a Delaware statutory trust (the “Master Fund” and together with the Fund, the “Funds”), which is also registered under the 1940 Act and has the same investment objective as the Fund.

Key Risk Factors:  The Hatteras 1099 Advantage Fund, through an investment in the Hatteras 1099 Advantage Institutional Fund (the “1099 Master Fund”), will invest substantially all of its assets in underlying funds that are generally not registered as investment companies under the 1940 Act and, therefore, the Hatteras 1099 Advantage Funds will not have the benefit of various protections provided under the 1940 Act with respect to an investment in those underlying funds.  Investments in the Hatteras 1099 Advantage Funds involve a high degree of risk, including loss of entire capital.  The underlying funds may engage in speculative investment strategies and practices, such as the use of leverage, short sales, and derivatives transactions, which can increase the risk of investment loss.  The Hatteras 1099 Advantage Funds provide limited liquidity, and units in the Funds are not transferable.  Liquidity will be provided only through repurchase offers made by the Hatteras 1099 Advantage Funds from time to time, generally on a quarterly basis upon prior written notice.

The success of the Hatteras 1099 Advantage Funds is highly dependent on the financial and managerial expertise of its principals and key personnel of the Funds’ investment managers.  Although the investment managers for the Funds expect to receive detailed information from each underlying fund on a regular basis regarding its valuation, investment performance, and strategy, in most cases the investment managers have little or no means of independently verifying this information.  The underlying funds are not required to provide transparency with respect to their respective investments.  By investing in the underlying funds indirectly through the Funds, investors will be subject to a dual layer of fees, both at the Funds and underlying fund levels.

1.           Compliance Program Pursuant to Rule 38a-1

1.           Compliance Program.  The Funds will maintain a compliance program in accordance with Rule 38a-1 under the 1940 Act.  Rule 38a-1 requires that the Funds:  (A) adopt and implement written compliance policies and procedures; (B) obtain approval of these policies and procedures from the Funds’ governing Boards; (C) conduct an annual review of these policies and procedures; and (D) designate a chief compliance officer with specified responsibilities (the “Chief Compliance Officer”).

2.           Policies and Procedures.  The Funds will adopt and implement written policies and procedures reasonably designed to prevent the Funds from violating the “Federal Securities Laws.” 1  The policies and procedures will include provisions for the oversight of compliance by the Funds’ investment adviser, placement agent and administrator (“Service Providers”).

1
“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “SEC”) under any of these statutes, the Bank Secrecy Act as it applies to the Funds, and any rules adopted under these statutes by the SEC or the Department of the Treasury.

3.           Board Approval.  The Funds will obtain the approval of their governing Boards, including a majority of the members who are not “interested persons” of the Funds as defined in the 1940 Act (“independent Board members”), of the Funds’ policies and procedures and the policies and procedures of their Service Providers.  This approval will be based on a Board finding that the policies and procedures are reasonably designed to prevent violation of the Federal Securities Laws by the Funds and each of their Service Providers.

4.           Annual Review.  The Funds will review, no less frequently than annually, the adequacy of its policies and procedures and those of its Service Providers and the effectiveness of their implementation.

5.           Chief Compliance Officer.  Each Fund will designate one individual to be the Fund Chief Compliance Officer, who will be responsible for administering the Fund’s policies and procedures.

The designation and compensation of the Chief Compliance Officer will be approved by a Fund’s governing Board, including a majority of the independent Board members.  The Chief Compliance Officer may be removed from his or her responsibilities by action of (and only with the approval of) a Fund’s governing Board, including a majority of the independent Board members.  In approving the designation of the Chief Compliance Officer, a Fund’s governing Board will consider, among other things, the individual’s competence and knowledge regarding the Federal Securities Laws and whether the individual has sufficient seniority and authority to compel others to adhere to compliance policies and procedures.

The Chief Compliance Officer will be empowered with full responsibility and authority to develop and enforce appropriate policies and procedures for the Funds.  In addition, with the appropriate assistance from the Adviser(s) or Sub-Adviser(s), the Chief Compliance Officer will be expected to:

(A)           Maintain an active working relationship with each Service Provider’s compliance personnel;

(B)           Be familiar with each Service Provider’s operations and understand those aspects of their operations that expose the Funds to compliance risks;

(C)           Take steps to assure himself or herself that each Service Provider has implemented effective compliance policies and procedures administered by competent personnel; and

(D)           Facilitate arrangements with the Service Providers that provide the Fund Chief Compliance Officer with direct access to Service Provider personnel and include reports to the Chief Compliance Officer in the event of compliance problems.

6.           Annual Reports of Chief Compliance Officer.  The Chief Compliance Officer will, no less frequently than annually, provide a written report to the governing Boards of the Funds that, at a minimum, will address:

(A)           The operation of the policies and procedures of the Funds and each of their Services Providers, any material changes made to those policies and procedures since the date of the last report, and any material changes to the policies and procedures recommended as a result of the annual review conducted pursuant to Section 4 of this Policy; and

(B)           Each “Material Compliance Matter” 2 that occurred since the date of the last report.3

2
 “Material Compliance Matter” means any compliance matter about which a Fund’s governing Board would reasonably need to know to oversee Fund compliance, and that involves, without limitation: (A) a violation of the Federal Securities Laws by the Funds or their Service Providers (or their officers, directors, employees or agents); (B) a violation of the policies and procedures of the Funds or their Service Providers; or (C) a weakness in the design or implementation of the policies and procedures of the Funds or their Service Providers.

3	Notwithstanding the required annual report, serious compliance matters must always be brought to the attention of the Funds’ governing Boards promptly and cannot be delayed until an annual report.

The Chief Compliance Officer will, no less frequently than annually, meet separately with the Funds’ independent Board members.

7.           Undue Influence.  No officer, director or employee of the Funds or their Service Providers, or any person acting under such person’s direction, may directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence the Chief Compliance Officer in the performance of his or her duties.

8.           Recordkeeping. The Funds will maintain:

(A)           A copy of this Policy, and the policies and procedures adopted by the Funds pursuant to this Policy, that are in effect, or at any time within the past five years were in effect, in an easily accessible place;

(B)           Copies of materials provided to the governing Boards of the Funds in connection with their approvals under Section 3 of this Policy, and the annual written reports provided to the governing Boards under Section 6 of this Policy, for at least five years after the end of the fiscal year in which the documents were provided, the first two years in an easily accessible place; and

(C)           Any records documenting the Funds’ annual review under Section 4 of this Policy for at least five years after the end of the fiscal year in which the annual review was conducted, the first two years in an easily accessible place.

2.    Purpose of Compliance Policies and Procedures Manual

This Compliance Policies and Procedures Manual details the policies and procedures of the Funds and is designed to meet the requirements as mandated under Rule 38a-1.  The manual will be periodically reviewed to ensure that it is both current and sufficient to meet such requirements.

3.           Definition of Terms

AML	Anti – Money Laundering

Auditor	Deloitte & Touche LLP

CCO	Chief Compliance Officer of the Funds

NAV	Net Asset Value is calculated for each Fund as of the close of business on the last business day of each accounting period (may be monthly or quarterly, depending on the Fund)

UMB	UMB Fund Services, Inc. (UMB) provides administration, accounting and investor services to the Funds

UMB Bank, NA	UMB Bank, NA services as custodian of the Funds’ assets

RIC	Registered Investment Company –entity registered with the SEC as an investment company under the Investment Company Act of 1940.

SEC	U.S. Securities and Exchange Commission (www.sec.gov)

1940 Act	Investment Company Act of 1940, as amended.

1933 Act	Securities Act of 1933, as amended.

Advisers Act	Investment Advisers Act of 1940, as amended.

Exchange Act	Securities Exchange Act of 1934, as amended.

Board or Boards	Boards of Directors of the Hatteras Multi-Strategy Funds Boards of Managers of the Hatteras GPEP Funds and Hatteras VCCI Fund Boards of Trustees of the Hatteras 1099 Advantage Funds

Administrator	An outside third party that provides Administrative services to the Funds.

Placement Agent or Distributor
A third-party entity that facilitates purchases and sales of units or interests of the Funds; Hatteras Capital Distributors, LLC serves as primary placement agent and/or distributor for the Funds, as appropriate.

Hatteras Investment Partners, LLC - Investment Manager or Adviser	Investment Adviser to Hatteras Master Fund, L.P.

Hatteras Capital Investment Management, LLC - Investment Manager or Adviser	Investment Adviser to: Hatteras Global Private Equity Partners Institutional Fund, LLC Hatteras VC Co-Investment Fund II, LLC Hatteras 1099 Advantage Funds

Offshore Funds	Hatteras Multi-Strategy Offshore Fund, LDC and Hatteras Multi-Strategy Offshore Institutional Fund, LDC; each a Cayman Islands limited duration company

Advisor Fund	Securities of pooled investment vehicles or separate accounts, which are private partnerships, limited liability companies or similar entities managed by third-party investment managers

Service Providers	The Adviser, the Placement Agent, the Distributor, the Administrator and the Custodian of the Funds, collectively.

          II.       PORTFOLIO MANAGEMENT PROCESS

1.           Portfolio Managers Supervisory Procedures

Section 203(e)(6) of the Advisers Act authorizes the SEC to take appropriate action against an investment adviser if, among other things, the adviser or any person associated with the adviser “has failed reasonably to supervise, with a view to preventing violations of the provisions of” the 1940 Act, the Advisers Act or the rules or regulations thereunder.  The Section further provides that “no person shall be deemed to have failed reasonably to supervise any person if:

1.
there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person, and

2.
such person has reasonably discharged the duties and obligations incumbent upon him by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.”

In order to comply with its supervisory responsibility to the Funds, Hatteras shall maintain account compliance review procedures, employee qualifications standards that address the character, reputation of and qualifications for its investment professionals and records review procedures designed to detect illegal and unethical business practices.

2.           Fund Investment Guidelines

The investment guidelines for each Fund are set forth in the current Prospectus or offering memorandum and Statements of Additional Information filed with the SEC on Form N-2.  The 1940 Act and rules and regulations thereunder, the Internal Revenue Code of 1986, as amended and rules and regulations thereunder, and policies and procedures adopted by the Directors, also limit portfolio investments and the portfolio management process.

Hatteras shall maintain a system to ensure each Fund’s compliance with the applicable investment objectives, policies and restrictions.  The compliance system must include a process for prompt implementation of any changes to a Fund’s investment guidelines and regulatory requirements.

The Funds’ investment guidelines as currently disclosed on Form N-2 are set forth below.

Hatteras Multi-Strategy Fund, L.P.

Hatteras Multi-Strategy TEI Fund, L.P.

Hatteras Multi-Strategy Fund, L.P. (the “Multi-Strategy Fund”) and the Hatteras Multi-Strategy TEI Fund, L.P. (the “TEI Fund,” and with the Multi-Strategy Fund, each a “Fund” or together, the “Funds”) are Delaware limited partnerships that are each registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as non-diversified, closed-end management investment companies.  The TEI Fund is designed for investment primarily by tax-exempt and tax-deferred investors.

Each Fund’s investment objective is to provide capital appreciation consistent with the return characteristic of the alternative investment portfolios of larger endowments through investments in the six asset classes of Opportunistic Equity, Enhanced Fixed Income, Absolute Return, Real Estate, Private Equity, and Energy and Natural Resources.  To achieve its objective, the Multi-Strategy Fund will provide its limited partners (each, a “Partner” and together, the “Partners”) with access to a broad range of investment strategies and asset categories, trading advisors (“Advisors”) and overall asset allocation services typically available on a collective basis to larger institutions through an investment of substantially all of its assets in the Hatteras Master Fund, L.P., a Delaware limited partnership (the “Master Fund”), which is also registered under the 1940 Act and has the same investment objective as the Multi-Strategy Fund.

The TEI Fund will provide its Partners with access to a broad range of investment strategies and asset categories, Advisors and overall asset allocation services typically available on a collective basis to larger institutions through an investment of substantially all of the assets of the TEI Fund in the Hatteras Multi-Strategy Offshore Fund, LDC (the “Offshore Fund”), a Cayman Islands limited duration company with the same investment objective as the TEI Fund.  The Offshore Fund will in turn invest substantially all of its assets in the Master Fund, which has the same investment objective as the TEI Fund and the Offshore Fund.  The Offshore Fund will serve solely as an intermediate entity through which the TEI Fund will invest in the Master Fund.  The Offshore Fund will make no independent investment decisions and have no investment or other discretion over the investable assets.

The Offshore Fund is interposed between the TEI Fund and the Master Fund and will serve as an intermediate entity so that any income generated by the Master Fund is not ultimately recognized by Partners in the TEI Fund as unrelated business taxable income (“UBTI”).  The Offshore Fund is treated as a corporation under the taxation laws of the United States.  Any income received by the Offshore Fund is distributed to the TEI Fund as dividend income.  UBTI should therefore not flow through the Offshore Fund to the Partners of the TEI Fund.  As a result, income earned by a Partner from its investment in the TEI Fund should not constitute UBTI provided that the Partner does not itself incur indebtedness to finance its investment in the TEI Fund.

Although it is not required to do so, the Master Fund will seek to allocate the proceeds among at least 20 Advisors, generally through investments in a wide range of investment vehicles (“Advisor Funds”) managed by the Advisors.  A Fund cannot guarantee that its investment objective will be achieved or that the Master Fund’s strategy of investing in the Advisor Funds will be successful.  Investing in the Funds involves a heightened risk of significant loss.

Hatteras Multi-Strategy Institutional Fund, L.P.

Hatteras Multi-Strategy TEI Institutional Fund, L.P.

Hatteras Multi-Strategy Institutional Fund, L.P. (the “Multi-Strategy Institutional Fund”) and the Hatteras Multi-Strategy TEI Institutional Fund, L.P. (the “TEI Institutional Fund,” and with the Multi-Strategy Institutional Fund, each a “Fund” or together, the “Funds”) are  Delaware limited partnerships that are each registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as non-diversified, closed-end management investment companies.  The TEI Institutional Fund is designed for investment primarily by tax-exempt and tax-deferred investors.

Each Fund’s investment objective is to provide capital appreciation consistent with the return characteristic of the alternative investment portfolios of larger endowments through investments in the six asset classes of Opportunistic Equity, Enhanced Fixed Income, Absolute Return, Real Estate, Private Equity, and Energy and Natural Resources.  To achieve its objective, the Multi-Strategy Institutional Fund will provide its limited partners (each, a “Partner” and together, the “Partners”) with access to a broad range of investment strategies and asset categories, trading advisors (“Advisors”) and overall asset allocation services typically available on a collective basis to larger institutions through an investment of substantially all of its assets in the Hatteras Master Fund, L.P., a Delaware limited partnership (the “Master Fund”), which is also registered under the 1940 Act and has the same investment objective as the Multi-Strategy Institutional Fund.

The TEI Institutional Fund will provide its Partners with access to a broad range of investment strategies and asset categories, Advisors and overall asset allocation services typically available on a collective basis to larger institutions through an investment of substantially all of the assets of the TEI Institutional Fund in the Hatteras Multi-Strategy Offshore Institutional Fund, LDC (the “Offshore Fund”), a Cayman Islands limited duration company with the same investment objective as the TEI Institutional Fund.  The Offshore Fund will in turn invest substantially all of its assets in the Master Fund, which has the same investment objective as the TEI Institutional Fund and the Offshore Fund.  The Offshore Fund will serve solely as an intermediate entity through which the TEI Institutional Fund will invest in the Master Fund.  The Offshore Fund will make no independent investment decisions and have no investment or other discretion over the investable assets.

The Offshore Fund is interposed between the TEI Institutional Fund and the Master Fund and will serve as an intermediate entity so that any income generated by the Master Fund is not ultimately recognized by Partners in the TEI Institutional Fund as unrelated business taxable income (“UBTI”).  The Offshore Fund is treated as a corporation under the taxation laws of the United States.  Any income received by the Offshore Fund is distributed to the TEI Institutional Fund as dividend income.  UBTI should therefore not flow through the Offshore Fund to the Partners of the TEI Institutional Fund.  As a result, income earned by a Partner from its investment in the TEI Institutional Fund should not constitute UBTI provided that the Partner does not itself incur indebtedness to finance its investment in the TEI Institutional Fund.

Although it is not required to do so, the Master Fund will seek to allocate the proceeds among at least 20 Advisors, generally through investments in a wide range of investment vehicles (“Advisor Funds”) managed by the Advisors.  A Fund cannot guarantee that its investment objective will be achieved or that the Master Fund’s strategy of investing in the Advisor Funds will be successful.  Investing in the Funds involves a heightened risk of significant loss.

Hatteras Multi-Strategy Funds

Allocation. To achieve its objective, the Funds will, by investing in the Master Fund, diversify investment strategies and use Advisors that are typically available on a collective basis to larger institutions.  The Investment Manager pursues the Funds’ objective primarily by allocating the Master Fund’s assets with Advisors either by the Master Fund becoming a participant in an investment vehicle operated by the Advisor (an “Advisor Fund”) or by placing the Master Fund’s assets in an account directly managed by the Advisor (each, an “Advisor Account”).  Generally, the Investment Manager intends to select Advisors who utilize one or more of six investment strategies: Opportunistic Equity, Enhanced Fixed Income, Absolute Return, Private Equity, Real Estate and Energy/Natural Resources.  However, the Investment Manager may also retain Advisors who utilize other strategies.  These investments may be accomplished in various ways including direct investments and indirect investments such as through derivative transactions including swaps and options.  Although it is not required to do so, the Investment Manager anticipates that the Master Fund will typically utilize at least 20 different Advisors.  The Investment Manager is responsible for determining the amount of assets to be allocated to each Advisor and for reallocating assets among new and existing Advisors.  Advisors may invest in a wide range of instruments and markets, including, but not limited to, U.S. and non-U.S. equities and equity-related instruments, currencies, commodities, real estate, financial futures, fixed income, debt-related instruments and other derivative products.

In addition to benefiting from the Advisors’ individual investment strategies, the Funds expect to achieve the benefits of the Master Fund’s broad allocation of its assets among a carefully selected group of Advisors across numerous markets and investment strategies.  The Investment Manager expects that by investing through multiple Advisors and across multiple investment strategies, the Master Fund may significantly reduce the volatility inherent in a more concentrated portfolio that is invested in fewer Advisors and/or strategies.

Access.  Many high quality Advisor Funds are sometimes organized as limited partnerships that are not required to register under the 1940 Act because they do not publicly offer their securities and are restricted as to either the number of investors permitted to invest in such Advisor Funds or as to the qualifications of persons eligible to invest (determined with respect to the value of investment assets held by the managers of such investor) in such Advisor Funds.  Many of these Advisor Funds will have greater investment flexibility than traditional investment funds (such as mutual funds and most other registered investment companies) as to the types of securities owned, the nature of performance-based compensation paid to Advisors, the types of trading strategies employed, and in many cases, the amount of leverage they may use.

An investment in the Funds enables investors to invest, through the Master Fund’s investments, with Advisors whose services generally are not available to the investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage.  An investment in the Funds also enables investors to invest with a cross-section of investment strategies without incurring the high minimum investment requirements that Advisors typically would impose on investors.

Capital Allocation Decisions.  The Fund expects the Master Fund to allocate its assets broadly among various investment strategies, and to have target ranges for the allocation of capital among such investment strategies.  Unless changed by the Investment Manager after notice to the limited partners, the Investment Manager will cause the Master Fund to allocate capital within the asset allocation ranges prescribed for each investment strategy.  However, the asset allocation ranges provide the latitude for the Investment Manager to allocate more or less capital to a particular investment strategy depending on the Investment Manager’s belief about the opportunities for attractive risk-adjusted returns afforded by that investment strategy over a given investment time horizon.  In making such asset allocation decisions, the Investment Manager will consider national and international economic and geopolitical conditions, the risks incident to the investment strategy and the return opportunities for such strategy (among other considerations) and gauge these factors versus the relative opportunities with other investment strategies and the need for a broad portfolio to reduce risk (as measured by volatility).

The Funds’ investment objective is non-fundamental and may be changed by the Board without the approval of the Partners.  Except as otherwise stated in the Confidential Memorandums or the Limited Partnership Agreements of the Funds, the investment policies, asset allocation ranges, strategies and restrictions of the Funds are not fundamental and may be changed by the Board without the approval of the Partners.  The Funds’ principal investment policies and strategies are discussed below.

HATTERAS MASTER FUND, L.P.

INVESTMENT STRATEGIES

The Funds seek to achieve their investment objective by investing substantially all of their assets in the Master Fund, which in turn will invest its assets in assets managed by Advisors, with the objective of adding additional Advisors as the Master Fund’s assets grow and the need to diversify among additional Advisors increases.  The investment strategies in which the Advisors will invest are as follows:

Opportunistic Equity. The Opportunistic Equity Portfolio will be composed of Advisor Funds that predominantly invest in all global markets, including the U.S. domestic markets, and predominantly invest in equity securities.  While the Opportunistic Equity strategy will consist of Advisor Funds that trade predominantly in equity securities, certain of the Advisors chosen may additionally invest all or a portion of the Advisor Funds in debt instruments.

These Advisors will opportunistically allocate capital to those markets around the globe which present the best opportunities for profit based on either the Advisor’s fundamental company valuation analysis or perceived macroeconomic shifts.  To achieve an appropriately broad range of investments, the Master Fund may employ more than one Opportunistic Equity Advisor, each of which will typically focus on particular geographical markets in a general set of market capitalization ranges and/or employ a particular style of investing.

Long/Short Public Equity.  The Long/Short Public Equity strategy primarily involves investments in publicly traded equity instruments in developed countries (generally).  This strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall market.  Advisors that manage Long/Short Public Equity Advisor Funds generally derive performance by establishing offsetting positions (a “long” and “short” position) based on perceived disparities in the relative values of the positions or portfolio of positions. Unlike “long only” managers, Long/Short Public Equity Advisors will almost always have “short” positions in stocks, and may also use a variety of other tools designed to enhance performance (e.g., leverage), mitigate risk and/or protect profits (e.g., market “puts” and “calls,” etc.).  However, to be included in this asset class, a Long/Short Public Equity Advisor will have to be “net short” biased (i.e., in general, generate returns that have a negative correlation to the overall equity markets) or be “market neutral” (i.e., attempts to offset its “long” position with a corresponding “short” position so that there is no “net long” or “net short” position).  On occasion, a manager within the strategy may run a net “long” position; provided, however, that the net “long” position will typically be less than those included in the traditional “long” equity portfolio.

The Long/Short Public Equity Advisor Funds included in the Opportunistic Equity may be “market neutral” or have a net “short” bias.  As a result, these Advisor Funds typically tend to have little, if any, negative correlation with traditional equity investments (as contrasted with Long/Short Public Equity Advisors in the Long Equity Portfolio, which will have a “net long” bias and thus would likely have a positive correlation to the broad equity markets or subsets thereof).  A “net short” bias Advisor may utilize an equity index hedge to offset the impact of systemic equity risk on the Advisor Fund’s short stock position.  In addition, hedging can be accomplished through short sales and/or the use of index options and futures or other derivative products.  Leverage may also be employed by the Advisors to enhance the risk/reward profile of the portfolio, although leverage also can increase the risk of greater portfolio losses.  Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research.

Investments may represent short-term trading opportunities or a longer-term fundamental judgment on the relative performance of a security.  The Investment Manager believes key capabilities in long/short equity investing are in-depth fundamental and regulatory analysis, industry experience, and/or valuation and financial modeling.  It is important to note that an Advisor may employ all or a portion of these capabilities in constructing its portfolio.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Global Macro.  Advisors utilizing Global Macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments.  These strategies may include positions in the cash, currency, futures and forward markets.  These managers employ such approaches as long/short strategies, warrant and option arbitrage, hedging strategies, inter- and intra-market equity spread trading, futures, options and currency trading, and emerging markets (debt and equity) and other special situation investing.  Trading positions are generally held both long and/or short in both U.S. and non-U.S. markets.  Global Macro strategies are generally categorized as either discretionary or systematic in nature and may assume aggressive investment postures with respect to position concentrations, use of leverage, portfolio turnover, and the various investment instruments used.

With a broader global scope, returns to the Global Macro strategy generally exhibit little to no correlation with the broader domestic equity and bond markets.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Short Selling.  The Short Selling strategy involves selling short the stock of companies whose fundamentals, liability profile and/or growth prospects do not support current public market valuations.  A short sale involves the sale of a security that the Advisor Fund does not own with the expectation of purchasing the same security (or a security exchangeable therefor) at a later date at a lower price.  To make delivery to the buyer, the Advisor Fund must borrow the security, and the Advisor Fund is obligated to return the security to the lender (which is accomplished by a later purchase of the security by the Advisor Fund) and to pay any dividends paid on the borrowed security over the term of the loan.  In the U.S., when a short sale is made, the seller generally must leave the proceeds thereof with the broker and deposit with the broker an amount of cash or securities sufficient under applicable margin regulations and the requirements of the broker (which may be higher) to collateralize its obligation to replace the borrowed securities that have been sold.  If short sales are effected in foreign stocks, such transactions may be governed by local law.  A short sale involves the theoretically unlimited risk of an increase in the market price of the security that would result in a theoretically unlimited loss.  Short-selling can be used to capitalize on any divergence between the long-term value of a stock and the short-term pricing by capital markets of the same stock.  Advisor Funds may combine short-selling with an equity index hedge to offset the impact of systemic equity risk on the Advisor Fund’s short stock position.  Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Enhanced Fixed Income.  Enhanced Fixed Income strategies seek to provide superior risk-adjusted investment performance by focusing on less efficient areas of the global fixed income markets (including certain sectors of the U.S. fixed income markets).  In general, this strategy encompasses High Yield, Distressed, and Global Debt investing (including, among other things, in emerging markets).  To achieve an appropriately broad allocation of investments, the Master Fund may employ more than one Advisor in each Enhanced Fixed Income strategy, with the objective of gaining diversification in geography (to minimize the economic or currency risk of a particular country or region), credit quality, issuers, industrial segment and/or other factors important to generate a broad portfolio.  It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

High Yield Debt.  The High Yield Debt strategy involves investing predominantly in the debt of financially troubled, or stressed, companies.  These companies are generally experiencing financial difficulties that have either led to a default on their indebtedness or increased the likelihood of default.  A default may be related to missing a payment of interest or principal when due (“payment default”), which is generally considered a major default, or more minor events of default, such as breaking a financial ratio (e.g., if the debt instrument requires a 2:1 cash flow to debt payment ratio, having a ratio of less than 2:1).  These more minor events of default may be waived by the creditor (generally the trustee of the bond issuance), but evidence an increased likelihood that the issuer will not be able to pay the indebtedness when due.  Thus, in the event that a company is experiencing financial difficulties (which is generally the case), the Investment Manager believes it is important to determine the following: (1) the capital structure of the company (particularly debt that is senior to the debt issuance being considered); (2) the asset base of the company (what would be realized in a distressed liquidation mode that is generally less than what the assets would be worth in a more orderly disposition); and (3) would this liquidation cover senior obligations and generate sufficient proceeds to repay the debt instrument being purchased.  This would represent the liquidation value of the company and give the High Yield Debt Advisor the “downside” case.  In addition, the High Yield Debt Advisor would analyze the company to determine the ability of the company to correct any operational difficulties, weather a recession or downturn in its industry or otherwise return to operational health. This requires strong fundamental analysis to determine the company's current health, its prospects for returning to financial health based on current trends or management plans, and the current and prospective operational and economic environment (“fundamental analysis”).  In other contexts, a high yield instrument may be one that is issued by a company that still is an investment grade company (but typically in the lower end of investment grade) but may have a specific contingent liability clouding its horizon (e.g., underfunded pension obligations), be in an industry that is experiencing significant turmoil or is in a troubled region of the world, etc.  Thus, the Investment Manager believes a critical aspect of investing in high yield fixed income instruments is analyzing these type and other types of exogenous events.  High Yield Debt Advisors will generally consider, among other factors, the price of the security, the prospects of the issuer, the company’s history, management and current conditions when making investment decisions.  It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

High Yield Debt Advisors may deal in and with restricted or marketable securities and a significant portion of a High Yield Debt Advisor’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available (i.e., not freely traded).  Investments may involve both U.S. and non-U.S. entities and may utilize leverage.

High yield debt securities generally trade at discounts (sometimes substantial discounts) to par value because many investors are either prohibited from, or willingly avoid, investing due to the complexity of determining the securities’ true risk/reward profile.  Accordingly, High Yield Debt Advisor Funds typically experience significantly more volatility and risk than traditional fixed income Advisor Funds.  To mitigate some of this risk, a High Yield Advisor may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the high yield debt position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in the company (which may well be highly leveraged).  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Distressed Securities. Distressed Securities strategies entail investing in the debt of companies experiencing significant financial or operational difficulties that often lead to bankruptcies, exchange offers, workouts, financial reorganizations, and other special credit event-related situations.  These companies are generally experiencing even greater difficulties than companies in the “high yield” category.  These securities generally trade at significant discounts to par value, because of these difficulties and because certain classes of investors are precluded, based on their investment mandates, from holding low-credit instruments.  Profits are generally made based on two kinds of mispricings: (1) fundamental or intrinsic value and (2) relative value between comparable securities.  The main competencies required to successfully implement these strategies lie in correctly valuing the intricacies of distressed businesses and industries as well as in adequately assessing the period over which the capital will be invested.

Distressed Securities Advisors may seek to identify distressed securities in general or focus on one particular segment of the market (such as the senior secured debt sector, subordinated notes, trade claims or distressed real estate obligations) depending on their expertise and prior experience.  Additionally, Distressed Securities Advisor Funds may be diversified across passive investments in the secondary market, participations in merger and acquisition activity, or active participation in a re-capitalization or restructuring plan.  It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.  Distressed Securities Advisors may actively attempt to modify or improve a restructuring plan with the intent of improving the value of such securities upon consummation of a restructuring.  Additionally, they may take an active role and seek representation in management on a board of directors or a creditors’ committee.  In order to achieve these objectives, Distressed Securities Advisors may purchase, sell, exchange, or otherwise deal in and with restricted or marketable securities including, without limitation, any type of debt security, preferred or common stock, warrants, options, and hybrid instruments.  A significant portion of a Distressed Securities Advisor’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded.  Investments may involve both U.S. and non-U.S. entities and may utilize leverage.  In addition, a Distressed Securities Advisor may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the distressed securities position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in an otherwise “troubled” company.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Distressed Securities Advisor Funds typically experience significantly more volatility and risk than traditional fixed income Advisor Funds.

Global/Emerging Market Debt.  Global/Emerging Market Debt investing involves purchasing debt securities including bonds, notes and debentures issued predominantly by non-U.S. corporations; debt securities issued predominantly by non-U.S. Governments; or debt securities guaranteed by non-U.S. Governments or any agencies thereof.  The strategy will generally consist of Advisor Funds investing in global fixed income portfolios and/or emerging markets debt securities.  Given the markets in which it invests, a significant portion of a Global Debt Advisor’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded.  Further, an investment in bonds issued by foreign governments or corporations may carry significant geo-political risks, legal risks, currency risks (significant devaluations) and liquidity risks (lack of developed trading markets), among other things.

The Master Fund may invest in more than one Global Debt Advisor, with a goal of gaining diversification among macroeconomic risks, specific geographic market risk, currency risk, credit risk, and/or interest rate risk.  It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

Given liquidity issues, currency risk, credit risk, interest rate risk and geo-political risks, Global Debt Advisor Funds typically experience significantly more volatility and risk than traditional fixed income Advisor Funds.  To mitigate some of this risk, a Global Debt Advisor may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the global debt position and “short” the issuer’s common stock) or buying protection for a decline in the native currency or the US dollar in order to mitigate the risk associated with an investment in a particular Global Debt security.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Absolute Return

The following strategies comprise the “Absolute Return” asset class, an asset class that is defined herein as having a relatively low or negative correlation to the equity markets.  In addition, certain strategies within this asset class may have less volatility through the use of arbitrage based strategies and hedging tools (e.g., “market” puts and calls, etc.).  With respect to the “Absolute Return” Class, the Master Fund may invest in an Advisor Fund that utilizes one or more of the following strategies:

Convertible Arbitrage.  The Convertible Arbitrage strategy typically involves the purchase of a convertible debt or preferred equity instrument (an instrument that is effectively a bond or has a fixed obligation of repayment with an embedded equity option, non-detachable warrants or an equity-linked or equity-indexed note) concurrent with the short sale of, or a short over-the-counter (“OTC”) derivative position in, the common stock of the issuer of such debt instrument.  Investment returns are driven by a combination of an attractive coupon or dividend yield, interest on the short position and the level of the underlying stock’s volatility (which directly affects the option value of the security’s conversion feature).  The Investment Manager believes that convertible arbitrage necessitates rigorous analysis to determine the portion of the value of the convertible security that is composed of equity-like elements and the portion that is composed of debt-like elements.  The Investment Manager believes that some of the key capabilities necessary to successfully run a convertible arbitrage portfolio include, among other things: reviewing the convertible market for attractive investment opportunities, accurately modeling the conversion option value, and in-depth fundamental credit analysis in building and managing the convertible arbitrage portfolio.

The Master Fund may invest in one or more Advisors with exposure in the convertible arbitrage strategy to provide greater diversification across markets (U.S. and non-U.S. issues), sectors, credit ratings, and market capitalizations.

Merger Arbitrage. The Merger Arbitrage strategy involves taking short and long investment positions in the stock of acquiring and target companies upon the announcement of an acquisition offer.  Acquisitions are typically paid for in stock, cash or a combination thereof.  Thus, when an acquisition is announced, the acquiring company (“Acquiror”) will establish a price per share of the company being acquired (“Target”) in cash (per share cash price), stock (a share ratio is established) or a combination thereof.  Typically, the Target traded for less than the price being paid (in either cash or stock) prior to the announcement.  When the announcement is made, the Target’s stock price will typically increase but still trade at a discount to the price being offering by the Acquiror.  This discount—and the size of the discount—is principally a function of three factors: (1) the risk that the acquisition will close, (2) the time frame for closing (i.e., the time value of money) and (3) the amount of liquidity or capital being deployed by merger arbitrageurs and other investors.  Accordingly, if a merger arbitrageur or investor believes that the risk of the acquisition not closing is not significant relative to the returns that can be generated by the “spread” between the current stock price of the Target and the price being offered by the Acquiror, the merger arbitrageur or investor will generally buy shares of the Target and “short” shares of the Acquiror in a stock for stock transaction.  When the deal closes, the risk premium vanishes and the Advisor’s profit is the spread.

Acquisitions sometimes fail because the U.S. government, European Union or some other governmental entity does not approve of aspects of a transaction due to anti-trust concerns, tax reasons, subsequent disagreements between the Acquiror or Target as to management transition or corporate governance matters or changing market conditions.  Accordingly, the Investment Manager believes that key factors in the successful implementation of merger arbitrage are expertise in regulatory areas such as antitrust, tax, and general corporate law; corporate governance; fundamental analysis and valuation; the ability to assess the probability of a successful outcome; and the ability to access superior market intelligence.

This strategy is more cyclical than many other strategies, since it requires a supply of corporate mergers and acquisitions to deploy capital.  From the middle part of 2000 to the middle part of 2003, activity within this strategy has been limited.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Event Driven Arbitrage.  Event Driven Arbitrage centers on investing in securities of companies facing a major corporate event.  The goal is to identify securities with a favorable risk-reward ratio based on the probability that a particular event will occur.  Such events include, but are not limited to corporate events, such as restructurings, spin-offs and significant litigation (e.g., tobacco litigation).

Opportunities in this area are created by the reluctance of traditional investors to assume the risk associated with certain corporate events.  This strategy is research intensive and requires continual review of announced and anticipated events.  In addition, the analysis required differs significantly from conventional securities analysis, and many investors may be ill-equipped to analyze certain types of situations or respond to them in a timely manner.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Fixed Income Arbitrage.  Fixed Income Arbitrage is designed to identify and exploit anomalous (typically based on historical trading ranges) spreads in the prices of functionally equivalent or substitutable securities.  Such disparities, or spreads, are often created by imbalances in supply and demand of different types of issues (for example, agencies relative to U.S. Treasuries).  A combination of macroeconomic analysis, political risk analysis, analysis of government policy and sophisticated financial modeling is oftentimes used to identify pricing anomalies.  A typical arbitrage position consists of a long position in the higher yield, and therefore lower priced security and a short position in the lower yield, higher priced security.  For example, agencies of a similar duration of U.S. Treasuries have over time established a relatively well defined trading range and carry a higher interest rate or yield.  When agencies trade at a discount to this range (e.g., when there is discussion about whether agencies should continue to receive a U.S. government guarantee), agencies will trade at a higher than normal discount to U.S. Treasuries (reflected by a higher current yield in agencies).  Accordingly, the Advisor will buy the agencies “long” and then “short” the U.S. Treasuries.  When the spread narrows or becomes more in line with historical norms, the Advisor generates a profit by closing its position.  In general, these fixed income investments are structured with the expectation that they will be non-directional and independent of the absolute levels of interest rates.  As this interest rate exposure is hedged out, these strategies generally exhibit little to no correlation to the broader equity and bond markets.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Fixed Income Arbitrage may also include buying fixed income or yield bearing instruments “long” with a higher coupon or yield and “shorting” a shorter duration instrument with a lower coupon.  The Advisor makes a “spread” on the difference between the higher yielding “long” position and the lower yielding “short” position.  Investment banks may allow an Advisor to use significant leverage in these positions (particularly if the instruments are investment grade corporate securities or government securities).  The principal risk in this strategy is rising interest rates, which often result in a greater decline in the value of the “long” position than in the “short” position.  In such a case, the Advisor will either have to provide additional collateral to the investment bank lender or close the position at a loss. Depending on the level of leverage and the duration of the “long” position, the resulting loss of capital could be significant.

Volatility Arbitrage.  This strategy entails the use of derivative investments and can be used on both a stand-alone basis and as a hedging strategy in conjunction with other investment strategies.  As a stand-alone strategy, exchange traded domestic or global index options and/or options on futures contracts are used to exploit anomalies in the pricing of volatilities in related assets.  There are several well-defined related securities and/or asset classes that Volatility Arbitrage Advisors typically follow to determine when they are out of their historical trading ranges.  By continually monitoring these relationships, the Advisor can identify when the securities or asset classes trade out of their normal trading range and can put a trade on when there has not been a fundamental, or exogenous, change in the relationship.  For example, in 2002 market index volatility reached levels not seen since the 1930’s; once it was determined that the volatility indices for these markets were trading significantly above their historical trading bands, many managers put on positions that were net “short” volatility.  This strategy thus seeks to profit when overall market index volatility declines, reverting back to a more normal historical range.  As an adjunct strategy, these same derivative instruments can be used to manage risk and enhance returns on investments made utilizing other strategies.  Use of derivatives often relies on extensive quantitative modeling, volatility estimation and proprietary in-house trading models.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Statistical Arbitrage.  Statistical Arbitrage strategies seek to profit from offsetting long and short positions in stocks or groups of related stocks exhibiting pricing inefficiencies that are identified through the use of mathematical models.  The strategy primarily seeks out these inefficiencies by comparing the historical statistical relationships between related pairs of securities (e.g. intra-industry or competitor companies).  Once identified, the Advisor will establish both long and short positions and will often utilize leverage as the identified discrepancies are usually very slight in nature.  A strong reliance on computer-driven analysis and relatively minute pricing inefficiencies are what typically separate this strategy from a more traditional long/short equity strategy.  Though typically market neutral in nature, a statistical arbitrage portfolio’s gross long and short positions may be significantly large and portfolio turnover can often be high.

In addition to identifying related pairs of securities, statistical arbitrageurs will also seek out inefficiencies in market index constructions.  This index arbitrage strategy is designed to profit from temporary discrepancies between the prices of the stocks comprising an index and the price of a futures contract on that index.  For example, by buying the 500 stocks comprising the S&P 500 index and simultaneously selling an S&P 500 futures contract, an investor can profit when the futures contract is expensive relative to the underlying basket of stocks based on statistical analysis.  Like all arbitrage opportunities, index arbitrage opportunities typically disappear once the opportunity becomes better-known and other investors act on it.  Index arbitrage can involve large transaction costs because of the need to simultaneously buy and sell many different stocks and futures, and so leverage is often applied.  In addition, sophisticated computer programs are typically needed to keep track of the large number of stocks and futures involved.

While Statistical Arbitrage typically relies on quantitative, computer-driven models, some subjective investment decisions are required of the manager when selecting securities to be “long” and “short.”  The Investment Manager believes that the key requirement to profit in this strategy is strong fundamental company and industry analysis.  An Advisor who is able to more clearly discern closely related pairs of securities will likely outperform trading the strategy over time.  There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Advisor will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Private Equity

Private Equity investing seeks to generate capital appreciation through investments in private companies in need of capital.  The Private Equity strategy seeks to profit from, among other things, the inefficiencies inherent in these markets through valuation and due diligence analysis of available business opportunities.  Over time, the Master Fund will attempt to invest in a group of Advisor Funds that vary widely: sector, size, stage (venture, mezzanine, etc.), duration, liquidity, and the extent to which the Advisors take an active role in managing and operating the business.  Additionally, it is expected that Advisor Funds will engage in both direct investment and co-investment private equity deals.  The Investment Manager believes that the key capabilities necessary to successfully structure private equity transactions include, among other things, comprehensive business operations analysis; competitive industry landscape analysis; legal, environmental and other contingent liability analysis; ability to gauge management skill and effectiveness; ability to align interests of company management and the Advisor Fund; and ability to ascertain the optimal financing vehicle and structure.  Finally, the eventual success or failure of Private Equity investing ultimately hinges on the ability of Advisors to attract and develop a steady flow of quality investment opportunities to analyze.

Securities issued by private partnerships investing in private equity investments may be more illiquid than securities issued by other Advisor Funds generally, because the partnerships’ underlying private equity investments may tend to be less liquid than other types of investments.  The Investment Manager anticipates that it will invest primarily in investments that are not as illiquid as private equity partnerships, and therefore the Master Fund may have little, if any, capital allocated to such partnerships, until the Investment Manager determines that, among other things, the Master Fund is large enough to have gained appropriate diversification.  In addition, the Investment Manager anticipates that attractive opportunities to invest in private equity partnerships will typically occur only periodically, as the Advisors in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.

Real Estate

The Real Estate strategy consists generally of investing in Advisor Funds that are: (1) registered investment companies or managers that invest in real estate investment trusts (commonly known as “REITs”); and (2) private partnerships that make direct investments in (i) existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties, (ii) raw land, which may be held for development or for the purpose of appreciation, and/or (iii) timber (whether directly or through a REIT or other Advisor Fund).  This strategy derives performance from accurately valuing the future income-producing capacity of a real estate property from its location, condition and previous operating history (cash flow, occupancy rates and expenses) relative to other fixed income or yield alternatives.

REITs seek to optimize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels.  REITs must distribute 90% of their net earnings to investors in order to benefit from a special tax structure, which means they may pay high dividends.  The value of a particular REIT can be affected by such factors as its need for cash flow, the skill of its management team, and defaults by its lessees or borrowers or the current interest rate environment relative to the yield being generated by a particular REIT.  To a much lesser extent, conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (“CMOs”) will be used as the investment vehicle of choice.

Advisors whose Advisor Funds are private partnerships that invest in real estate typically offer the opportunity to generate high absolute returns, but without the liquidity offered by REITs.  These Advisors will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels.  On occasion, these Advisors may invest in raw land, which may be acquired for appreciation or development purposes.  These Advisors typically provide their investors with a current yield (generally from rental or lease income on properties) and will often seek to generate capital gains through the sale of properties.  However, these Advisors often do not provide their investors with the right to redeem their investment in the Advisor Fund, thus the investors only gain liquidity in their investment though the distribution of rental income and the ultimate liquidation or sale of real estate assets held by the Advisor Fund.

Advisor Funds may additionally invest in foreign real estate or real estate-related investments.  The Master Fund will consider the special risks involved in foreign investing before investing in foreign real estate and will not invest unless an underlying Advisor Fund has exhibited prior expertise in the foreign markets in which it invests.

Securities issued by private partnerships investing in real estate may be more illiquid than securities issued by other Advisor Funds generally, because the partnerships’ underlying real estate investments may tend to be less liquid than other types of investments.  The Investment Manager anticipates that it will invest primarily in investments that are not as illiquid as private real estate partnerships, and therefore the Master Fund may have little, if any, capital allocated to such partnerships, until the Investment Manager determines that, among other things, the Master Fund is large enough to have gained appropriate diversification.  In addition, the Investment Manager anticipates that attractive opportunities to invest in private real estate partnerships will typically occur only periodically, as the Advisors in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.

Energy/Natural Resources

The Energy strategy consists generally of investing in Advisor Funds that are: (1) registered investment companies or managers that invest in publicly-traded energy companies and (2) private partnerships that make direct investments in private or (sometimes) smaller publicly traded energy companies.  The types of companies included within the “energy” sector will include a diverse range of energy industry sectors, including: oilfield service and equipment manufacturing sectors, exploration and production, technology, pipelines and storage, and power generation and transmission.

The Investment Manager believes that the key capabilities necessary to successfully run the energy strategy include, among other things, comprehensive business operations analysis; competitive industry landscape analysis; accurate energy asset valuation; commodities valuation and market analysis; legal, environmental and other contingent liability analysis; ability to gauge management skill and effectiveness; ability to align interests of company management and the Advisor Fund; and ability to ascertain the optimal financing vehicle and structure.

Generally, the Energy Advisors will engage in longer-term investments with lower portfolio turnover than many of the other investment strategies.  Additionally, it is anticipated that the Energy strategy’s returns may exhibit relatively low correlation to the returns of the broader equity and bond markets as well as the other investment strategies in the Fund.

Securities issued by private partnerships investing in energy or natural resources may be more illiquid than securities issued by other Advisor Funds generally, because the partnerships’ underlying energy and natural resources investments may tend to be less liquid than other types of investments.  The Investment Manager anticipates that it will invest primarily in investments that are not as illiquid as such partnerships, and therefore the Master Fund may have little, if any, capital allocated to such partnerships, until the Investment Manager determines that, among other things, the Master Fund is large enough to have gained appropriate diversification.  In addition, the Investment Manager anticipates that attractive opportunities to invest in private energy or natural resources partnerships will typically occur only periodically, as the Advisors in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.

In addition, the Master Fund may invest in other natural resources, such as timberlands, basic metals (e.g., iron, aluminum, and copper), precious metals (e.g. gold, silver, platinum and palladium) and other basic commodities.  The Investment Manager believes that all non-energy related investing will account for a modest portion of the overall portfolio.

OVERVIEW OF INVESTMENT PROCESS

Manager Criteria; Portfolio Construction. The Master Fund will strive to maintain a broad allocation of its assets, both with regard to allocation of assets among Advisors and also allocation of assets among various asset classes, as set forth below.  In general, studies indicate that a broadly allocated portfolio enables an investor to generate more consistent returns than one that is more concentrated.  Accordingly, a broad allocation of assets is generally noted as a means to reduce investment risk as measured by volatility.  Correspondingly, while a broad allocation of assets generally lowers volatility and helps to mitigate the risk of investment losses, an unconcentrated portfolio is subject to limitations on its ability to generate relatively high investment returns than a more concentrated portfolio can sometimes generate.  Accordingly, an unconcentrated portfolio may be appropriate for investors that want less volatility in their portfolio and are willing to accept relatively lower, but generally more consistent, returns than a portfolio concentrated in a very few asset classes or Advisors.

In general, the Master Fund intends to allocate its assets in two ways: (1) allocation among Advisors and (2) allocation among asset classes.  The Master Fund may allocate assets to more than one Advisor Fund sponsored by the same Advisor, such as in the event that an Advisor sponsors Advisor Funds in various asset classes.

Manager Diversification.  The Investment Manager defines “manager risk” as the risk that an Advisor will not generate the returns commensurate with the mean of the Advisor’s peer group (e.g., same investment style and asset class) because of (a) poor fundamental analysis and/or security selection, (b) market timing, (c) management turnover within the Advisor or (d) other factors or circumstances that affected that Advisor’s performance specifically that were not caused by market conditions within the Advisor’s asset class generally.  Manager risk may be reduced by, among other things, due diligence conducted on the Advisors and diversifying across multiple Advisors within the same or similar asset class.

Accordingly, the Investment Manager on behalf of the Master Fund will generally attempt to allocate assets among multiple Advisors to achieve an appropriately broad allocation among asset classes and also among Advisors.  The Master Fund will not invest assets that, at the time invested, represent more than 15% of its net assets with any one Advisor.  It is important to note, however, that the Master Fund may invest less than 10% of its net assets with an Advisor Fund, and through appreciation of the Advisor Fund or depreciation of the other Advisor Funds owned by the Master Fund, that Advisor Fund may have more than 10% of the Master Fund’s net assets in the future.  In addition, the Master Fund shall not invest capital, which at the time invested, represents more than 10% of an Advisor Fund’s assets.

Allocation Among Asset Classes. The initial asset allocation ranges are generally intended to be as follows during normal market conditions:

Asset Class	Range
	Min.	Target	Max.
Opportunistic Equity	15%	25%	35%
Enhanced Fixed Income	15%	25%	35%
Absolute Return	10%	20%	30%
Private Equity(1)	5%	10%	15%
Real Estate(1)	5%	10%	15%
Energy/Natural Resources(1)	5%	10%	15%
_____________________________________________

(1)  Initially, the Master Fund will likely have little capital allocated to illiquid funds focusing on private equity, real estate and/or energy/natural resources Advisor Funds.  Securities issued by private partnerships investing in private equity, real estate and/or energy/natural resources may be more illiquid than securities issued by other Advisor Funds generally, because such partnerships’ underlying investments may tend to be less liquid than other types of investments.  The Investment Manager anticipates that it will invest primarily in investments that are not as illiquid as such partnerships, and therefore the Master Fund may have little, if any, capital allocated to such partnerships, until the Investment Manager determines that, among other things, the Master Fund is large enough to have gained appropriate diversification.  In addition, the Investment Manager anticipates that attractive opportunities to invest in  such partnerships will typically occur only periodically, as the Advisors in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.  Accordingly, most, if not all, of the exposure that the Funds will initially have to real estate and energy is expected to be principally through investments in liquid funds that invest in publicly traded REITs and energy securities, respectively.

Investment Manager’s Right to Alter Asset Allocation Ranges.  Subject to the Limited Partnership Agreements of the Funds, the Investment Manager may, in its discretion, change or modify the asset allocation ranges from time to time.  The Investment Manager does not currently intend to change or modify the asset allocation ranges to provide for a greater than 45% allocation to illiquid funds (at the time of investment).

DUE DILIGENCE AND SELECTION OF ADVISORS

General.  It is the responsibility of the Investment Manager to research and identify Advisors, to satisfy itself as to the suitability of the terms and conditions of the Advisor Funds and to allocate or reallocate the Master Fund’s assets among Advisors and asset classes.  In the event that the Master Fund has one or more sub-advisers, it is also the responsibility of the Investment Manager to negotiate the investment subadvisory agreements, subject to requisite approval by the Partners or SEC exemptive relief from such requirements.  There can be no assurance that the Fund will seek, or that the SEC will grant, such exemptive relief.  The Investment Manager allocates the Master Fund’s assets among Advisors using the diverse knowledge and experiences of the Investment Committee members to assess the capabilities of the Advisors and to determine an appropriate mix of investment strategies, asset classes, sectors and styles given the prevailing economic and investment environment.  To ensure a broad allocation of assets among Advisors, the Investment Manager intends to limit the Master Fund’s investments with any one Advisor to no more than 15% of the Master Fund’s net assets at the time the investment was made.  The Advisors with which the Master Fund invests may pursue various investment strategies and are subject to special risks. See “General Risks” and “Investment Related Risks.”

FUNDAMENTAL POLICIES

The Funds’ stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Funds (the “Interests”), are listed below.  Within the limits of these fundamental policies, the Funds’ management has reserved freedom of action.  As defined in the Investment Company Act of 1940 (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of security holders duly called, (a) of 67% or more of the Interests (by value) present at such meeting, if the holders of more than 50% of the Interests (by value) of the Fund are present or represented by proxy; or (b) of more than 50% of the Interests (by value), whichever is less.

The Offshore Fund and the Master Fund have substantially the same fundamental policies as the Funds; such policies cannot be changed without the approval of the Board of the Fund in the case of the Offshore Fund, and a majority (as such majority vote is defined in the preceding paragraph) of the outstanding voting securities of the Master Fund, in the case of the Master Fund.    To the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, the Funds may not:

•	issue senior securities or borrow money, except to the extent permitted by Section 18 of the 1940 Act or as otherwise permitted by the SEC;

•
underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the disposition of its portfolio securities;

•	make loans, except through purchasing fixed-income securities, lending portfolio securities, or entering into repurchase agreements except as permitted under the 1940 Act;

•
invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of any one issuer or of two or more issuers which the Fund or the Master Fund controls and which are engaged in the same or similar trades or businesses or related trades or businesses;

•	invest 25% or more of the value of its total assets in Advisor Funds that, in the aggregate, have investment programs that focus on investing in any single industry;

•
purchase or sell real estate (although it may purchase securities secured by real estate or interests therein, or securities issued by companies that invest in real estate, or interests therein), except that it may hold for prompt sale and sell real estate or interests in real estate to which it may gain an ownership interest through the forfeiture of collateral securing loans or debt securities held by it; and

•	purchase or sell commodities or commodities contracts or oil, gas or mineral programs, except that it may enter into (i) futures and options on futures and (ii) forward contracts.

No other policy, including the Funds’, the Offshore Fund’s or the Master Fund’s investment objective, is a fundamental policy of the Funds, the Offshore Fund or the Master Fund, respectively.  Within the limits of the Funds’, the Offshore Fund’s and the Master Fund’s fundamental policies, each of the Funds’, the Offshore Fund’s and the Master Fund’s management has reserved freedom of action.

Currently, under the 1940 Act, the maximum amount a mutual fund may borrow from banks is up to one-third of its total assets (including the amount borrowed).  A fund may borrow up to 5% of its total assets for temporary purposes from any person.  Under the 1940 Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.

Neither the Funds nor the Master Fund can issue “senior securities,” except as permitted by the 1940 Act.  Nevertheless, the Master Fund may engage in certain investment activities for which assets of the Funds or the Master Fund may be designated as segregated, or for which margin, collateral or escrow arrangements may be established, to cover certain obligations of the Funds or the Master Fund.  Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery and when-issued arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

With respect to these investment restrictions and other policies described in the Statements of Additional Information (except the Funds’ and the Master Fund’s policies on borrowings and senior securities set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Funds’ or the Master Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.  The Funds’ investment policies and restrictions do not apply to the activities and transactions of the Advisor Funds in which the assets of the Funds are invested through the Offshore Fund and the Master Fund, but will apply to investments made by the Funds directly (or any account consisting solely of Fund assets).  The Funds’ investment policies and restrictions do not apply to the activities and transactions of the investment funds in which the Master Fund’s assets are invested, but will apply to investments made by the Master Fund.

The Funds’, the Offshore Fund’s and the Master Fund’s investment objective is not in itself fundamental, and may be changed by the approval of the Board of Directors, and without the approval of the Partners.

Temporary Borrowings

The Funds may borrow as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities.  The 1940 Act currently requires that the Funds have 300% asset coverage with respect to all borrowings other than temporary borrowings.

OTHER INVESTMENT POLICIES

Control Positions.  Advisor Funds may take control of positions in companies.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Advisor Fund to litigation by parties interested in blocking it from taking that position.  If those liabilities were to arise, or such litigation were to be resolved in a manner adverse to the Advisor Funds, the Advisor Funds likely would suffer losses on their investments.

Non-Diversified Status.  The Funds are “non-diversified” under the 1940 Act.  That means that the Funds are not subject to limitations under the 1940 Act on the percentage of their assets that may be invested in the securities of any one issuer, market segment or Advisor Fund.  The Funds’ net asset value may therefore experience greater volatility than that of an investment company that is subject to such limitations.  This policy gives the Funds more flexibility to invest in the obligations of a single borrower or issuer than if they were “diversified” funds.

Industry Concentration Risk. Advisor Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest 25% or more of the value of their total assets in a single industry or group of related industries.  Although the Funds do not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of Advisor Funds in which the Master Fund has invested will, in the aggregate, be invested in a single industry constituting 25% or more of the value of their combined total assets.  However, because these circumstances may arise, the Funds are subject to greater investment risk to the extent that a significant portion of their assets may at some times be invested, indirectly through investments the Master Fund makes in the Advisor Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors.  Advisor Funds are not generally required to provide current information regarding their investments to their investors (including the Funds).  Thus, the Funds and the Investment Manager may not be able to determine at any given time whether or the extent to which Advisor Funds, in the aggregate, have invested 25% or more of their combined assets in any particular industry.

Hatteras Global Private Equity Partners Institutional, LLC

Hatteras Global Private Equity Partners Institutional, LLC (the “GPEP Fund” or “GPEP Institutional”) ) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.  The Fund’s investment objective will be to seek attractive long-term capital appreciation by investing in a globally diversified portfolio of private equity investments.  The Fund intends to achieve the objective by investing all or substantially all of their assets in: (i) primary and secondary investments in private equity funds managed by third-party managers; (ii) direct investments in the equity and/or debt of operating companies, frequently alongside professional lead investors; and (iii) listed private equity investments, such as business development companies.

INVESTMENT PROCESS OVERVIEW:

GPEP Institutional’s investment objective is to seek attractive long-term capital appreciation by investing in a diversified portfolio of private equity investments.  The GPEP Institutional’s investments (the “GPEP Fund Investments”) are expected to include: (i) primary and secondary investments in private equity funds (“Portfolio Funds”) managed by third-party managers (“Portfolio Fund Managers”); (ii) direct co-investments in the equity and/or debt of operating companies, frequently alongside Portfolio Fund Managers or other professional lead investors; and (iii) listed private equity vehicles, such as business development companies (including derivatives tied to the returns of such vehicles) (“Listed Private Equity”).  For purposes of this Memorandum, (i) Listed Private Equity vehicles that are structured as commingled investment pools are deemed to be Portfolio Funds and (ii) the investment managers of such vehicles, along with the lead investors of direct private equity investments, are deemed to be Portfolio Fund Managers.

To facilitate the investment of the GPEP Institutional’s portfolio in a timely manner, it is expected that the Adviser and Sub-Adviser will initially overweight secondary investments in Portfolio Funds, direct co-investments in operating companies, and Listed Private Equity.  Thereafter, investment selection will be guided by the Adviser’s and Sub-Adviser’s global relative value analysis, which takes into account changes in the market environment.

The Adviser and Sub-Adviser intend to manage the GPEP Institutional’s commitment strategy with a view towards achieving attractive risk-adjusted returns, maintaining a high level of investment, and managing liquidity.  The commitment strategy is designed to address the fact that commitments to Portfolio Funds are generally not immediately invested. Instead, committed amounts are drawn down and invested over time, as underlying investments are identified by the relevant Portfolio Fund Manager – a process that may take a period of several years.  During this period, investments made early in the Portfolio Fund’s life are often realized (i.e., “exited”) (generating distributions) even before the committed capital has been fully drawn. As a result, without an appropriate commitment strategy, a significant investment position could be difficult to achieve.

Accordingly, the commitment strategy will aim to keep the GPEP Institutional substantially invested where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Interests by investors and any distributions made to investors.

The Adviser and Sub-Adviser intend to use a range of techniques to manage cash in order to preserve liquidity needs while simultaneously pursuing the Fund’s investment strategy.  These techniques may include, without limitation:

•	Actively managing cash and liquid assets; and

•	Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

To enhance the GPEP Institutional’ liquidity, particularly in times of possible net outflows through the tender of Interests by investors, the Adviser may sell certain of the GPEP Institutional’s assets on GPEP Institutional's behalf.

The GPEP Institutional is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.  Over time, during normal market conditions, it is generally not expected that the Fund will hold more than 10% of its net assets in cash or cash equivalents for extended periods of time.  To the extent permitted by the Investment Company Act, the GPEP Fund  may borrow for investment purposes.

There can be no assurance that the investment objective of the GPEP Fund will be achieved or that the GPEP Fund’s portfolio design and risk monitoring strategies will be successful.

INVESTMENT OBJECTIVE AND STRATEGIES
Investment Objective
The GPEP Fund seeks to provide investors with attractive long-term capital appreciation by investing in a diversified private equity portfolio. In particular, the GPEP Fund’s objective is to earn superior risk-adjusted returns by systematically overweighting the vehicles, segments and opportunities that the Adviser and Sub-Adviser believe offer the most attractive relative value at a given point in time.  The Adviser and Sub-Adviser believe that this investment strategy will capitalize on the diverse, dynamic nature of the private equity industry, resulting in a favorable return pattern relative to traditional private equity funds of funds, or vehicles that focus solely on a narrow segment of the market, such as listed private equity.

It is intended that the GPEP Fund will provide Members with asset allocation services and access to private equity investments that are typically only available to institutional investors, thereby offering an opportunity to increase the efficiency of portfolios that currently lack private equity exposure. Within such portfolios, the Adviser and Sub-Adviser believe the Fund may serve as a stand-alone private equity holding, or as the core of a more extensive investment strategy that includes additional private equity funds and/or additional alternative asset classes such as real estate, hedge funds, commodities and natural resources.

Investment Strategies
The principal elements of the GPEP Fund’s investment strategy include (i) strategically allocating the assets of the GPEP Fund across the global private equity market; (ii) identifying investments that appear most attractive in sectors of the private equity market place that are believed to offer superior relative value (iii) performing detailed due diligence of targeted investment opportunities using an established proprietary process that assesses both qualitative and quantitative aspects; and (iv) seeking to manage risk through ongoing monitoring of the portfolio.

•
Asset Allocation. Asset allocation across private equity market segments is a cornerstone of long-term portfolio performance. The Adviser will define a strategic asset allocation that seeks to benefit from long-term diversification of the Fund’s investments through exposure to different geographic markets, investment types, sub-strategies, Portfolio Fund Managers, and vintage years.

•
Comparative Analysis.  Changing market conditions can dramatically affect the attractiveness of different segments within the overall private equity market.  The Adviser and Sub-Adviser will monitor developments in the private equity industry, and conduct an annual overview of the return potential and relative value of various market segments.  In addition, the Adviser and Sub-Adviser will monitor and benchmark similar private equity investments in each sector with the intention of identifying the most attractive investment opportunities in each segment of the market.  Based upon the outcome of this review, the Adviser and Sub-Adviser will attempt to make tactical adjustments to the Fund’s investment portfolio to optimize the Fund’s return potential.

•
Investment Selection.  Performance of private equity investments can vary dramatically from year to year, and as a result extensive due diligence of opportunities is required in an attempt to identify the most promising investments and segments or subsectors in which to invest in a given period.  The Adviser and Sub-Adviser will perform rigorous analysis, both qualitative and quantitative, on an investment opportunity before making an investment.

•
Risk Management. The long-term nature of private equity investments requires a commitment to ongoing risk management. The Adviser seeks to maintain close contact with the managers with whom it invests, and to monitor the performance of individual partnerships and the value of individual portfolio companies. By tracking commitments, capital calls, distributions, valuations and other pertinent details, the Adviser’s professionals will seek to recognize potential issues and to take appropriate action.

PRIVATE EQUITY MARKET OVERVIEW
Private Equity Asset Class

Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions. Private equity investments may be structured using a range of financial instruments, including common and preferred equity, convertible securities, subordinated debt and warrants or other derivatives, depending on the strategy of the investor and the financing requirements of the company.

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments. In such funds, investors usually commit to provide up to a certain amount of capital as and when requested by the fund’s manager or general partner. The general partner then makes private equity investments on behalf of the fund, typically according to a pre-defined investment strategy. The fund’s investments are usually realized, or “exited,” after a four to seven year holding period through a private sale, an initial public offering (IPO) or a recapitalization, and the proceeds are distributed to the fund’s investors. The funds themselves typically have a duration of ten to twelve years.

The private equity market is diverse and can be divided into several different segments, each of which may exhibit distinct characteristics based on combinations of various factors. These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year.

Investments in private equity have increased significantly over the last 20 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency. It is now common for large pension funds, endowments and other institutional investors to dedicate several percentage points of their overall portfolios to private equity.

PRIVATE EQUITY INVESTMENT TYPES
•
Primary investments. Primary investments (primaries) are interests or investments in newly established private equity funds. Most private equity groups raise new funds only every two to four years, and many top-performing funds are closed to new investors. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading funds are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in several individual operating companies (typically ten to thirty) during a defined investment period. The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund’s life. Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager’s capabilities is essential for investment success.

Primary investments typically exhibit a value development pattern, commonly known as the “J-curve”, in which the net asset value typically declines moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the fund matures and portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions. Primary investments are usually ten to twelve years in duration.

Secondary investments. Secondary investments (“secondaries”) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund’s fundraising period.  In some cases, secondary investments are made in funds that are relatively young, such as two to five years old, where the fund manager is still making new investments and cultivating existing investments.  In these situations, similar to primaries, the manager’s ability to create value remains a critical element to investment success.  In addition, if the interest in the acquired fund is not fully invested, the manager may still have the right to call additional capital from the purchaser of the secondary investment.  Secondaries that generally fit this description typically have a duration of five to ten years.

Investors also purchase secondary investments in funds that are generally more than five years old and substantially invested (e.g. 80% or more).  These secondary investments typically hold several mature portfolio companies and expect to make few if any new investments.  Remaining capital calls from the purchaser of the secondary interests are expected to be minimal.  The success of a secondary investment that generally meets these criteria is driven largely by the financial analysis of the existing portfolio, the price paid for the portfolio, and the overall market environment.  Investments in such secondaries usually have a duration of six years or less.

•
Direct investments. Direct investments involve taking an interest in securities issued by an operating company. Such investments are typically made as co-investments alongside experienced private equity funds that generally take a more active role in management of the operating company, and are usually structured such that the lead and co-investors collectively hold a controlling interest. Private equity fund managers may offer such opportunities when a particular transaction is large relative to their available capital, or to involve new investors that have particular skills or contacts. Direct investments may vary in duration, but usually are exited within two to six years.

In contrast to traditional private equity fund investments (which require a commitment to a largely unknown portfolio), direct investments represent opportunities to invest in specific situations involving particular companies and industries. Accordingly, investors benefit from the sourcing, negotiation and structuring skills of the lead investor, while maintaining the ability to independently analyze each investment opportunity.  The Adviser and Sub-Adviser expect that their longstanding investing relationships may help source quality investments.

Direct investments can also represent excellent value for private equity investors. When offering direct investment opportunities, most fund managers do not levy the management fees or carried interest that is charged when the same investments are made through a fund (although such terms are typically reserved for large institutional investors that have an extensive relationship with the relevant manager). For investors that have access, direct investments can help to build a diversified portfolio at a lower cost than traditional fund investments and, by eliminating a fee layer, at a significantly lower cost than funds of funds.

•
Listed private equity. Listed private equity companies are typically regulated vehicles listed on a public stock exchange that either invest in private equity transactions or funds or act as sponsors, advisers or holding companies of underlying private equity funds.  Such vehicles may take the form of corporations, business development companies, unit trusts, publicly traded partnerships, or other structures, and may focus on mezzanine, buyout, venture, or growth capital investments. Listed private equity may also include investments in publicly listed companies in connection with a privately negotiated financing or an attempt to exercise significant influence on the subject of the investment. Listed private equity investments usually have an indefinite duration.

Listed private equity occupies a small niche within the public equity universe, and there are few professional investors who focus on and actively trade such vehicles. As a result, relatively little market research is performed on listed private equity companies, only limited public data is available regarding these vehicles and their underlying investments, and market pricing may significantly deviate from published net asset value. This can result in market inefficiencies, and may offer opportunities to specialists that can value the underlying private equity investments.

Listed private equity vehicles are typically liquid and capable of being traded daily, in contrast to private equity funds and direct investments, in which capital is subject to lengthy holding periods. Accordingly, listed private equity transactions are significantly easier to execute than other types of private equity investments, giving investors an opportunity to efficiently adjust the investment level of their portfolios.

PRIVATE EQUITY SUB-STRATEGIES
In practice, the term private equity often refers generically to four distinct strategies of investing 1) venture capital / growth capital 2) buyouts 3) mezzanine debt and 4) distressed debt.  These four distinct investment strategies are broadly referred to as private equity sub-strategies.  In addition, private equity investments that do not cleanly fit into any of the four sub-strategies presented above are commonly referred to as Special Situations.

•
Venture Capital / Growth Capital.  Minority investments in new and emerging companies are usually broadly classified as venture capital.  Such investments are often in companies that are small, underdeveloped and often have products or services that are not yet proven or accepted in the marketplace.  Venture capital funds may finance companies along the full path of development or focus on certain phases of development (usually classified as seed, early stage, or late stage).  In addition, minority investments in established companies that are growing rapidly are often classified as Growth Capital.  Growth Capital is similar to late stage venture capital.  However, whereas venture capital is often used by technology-oriented companies, growth capital is used by companies in a wide range of industries, including traditional manufacturing, service and distribution.  A large portion of private equity investing in Asia and Emerging Markets is Growth Capital.  In addition, the term Growth Capital is also referred to for most private equity investing in Growth markets such as China and India, even though some of the companies may in fact be well established cash flow positive companies.  This is because they have strategies to capture the growth potential of those markets which as a whole or in a sub-sector are seeing substantial growth, and this is the major factor in the value creation for the private equity firm investing in such markets and companies.

•
Buyouts.  Control investments in established, cash flow positive companies primarily in mature economies, typically using leverage as a key component to create value are usually classified as buyouts, leveraged buyouts or “LBOs.”.  In some instances, the existing management team participates in the buyout and continues to run the business.  In other instances, the management team is replaced by the private equity investor.  Buyouts represent a significant portion of all capital raised in the overall private equity marketplace.  Buyouts typically involved the use of debt financing, or leverage, as part of the purchase price to acquire the target company.

•
Mezzanine Debt.  Debt investments that exhibit characteristics of both debt and equity are commonly classified as mezzanine debt.  Mezzanine investments pay interest and amortize, like traditional debt.  In addition, in some instances mezzanine investments have warrants to the recipient company’s equity, which means that the mezzanine investors hold some claim to the equity.  As a result, mezzanine has the potential for higher returns than most traditional senior debt provided by lenders such as banks.

•
Distressed Debt.  Investments in the debt of companies that encounter financial difficulties and demonstrate some difficulty in making routine debt payments are often classified as distressed debt investments.  Investments are often made with the intention of gaining control of the business and taking an active role to restructure the business.  It is common for investors of distressed debt to work within the framework of the bankruptcy process, with the ultimate goal of converting the debt into equity, or ownership, in the target business.  Candidates for distressed debt investing include well established companies with mismanaged capital structures, yet with viable business models.

•
Special Situations.  Opportunistic investments in privately negotiated transactions that generally do not fit any of the sub-strategies described above are considered Special Situation investments.  Examples of Special Situations include investments in energy, mining, utilities, real estate, and infrastructure assets.

The basic characteristics for each sub-strategy vary, particularly with respect to 1) risk and return parameters, 2) the role of the private equity manager (when applicable) after the investment is made, 3) the expected duration of the investment, and 4) the use of different securities within the capital structure.  The following table compares and contrasts the four sub-strategies using these parameters.

Venture Capital / Growth Capital	Greatest return potential, with highest risk. Risk of total loss is high in early stage companies in later stage companies the risk is more moderate.	Very active; often VC / Growth investors are former entrepreneurs and senior level managers who work closely with the company on all elements of business formation and expansion Minority ownership
Tends to be long for early stage companies, with multiple rounds of financing expected for most investments
Typical hold for VC investor is 5-7 years, whereas Growth investments tend to average 3-5 years
Equity – preferred or common stock
Buyouts	High returns Moderate to high risk	Emphasis on financial structuring, efficiency and motivating/retaining strong management teams Majority ownership	Average hold is 3-5 years Potential for early return of some capital via financing events	Equity – preferred or common stock
Mezzanine Debt	Moderate returns Moderate risk	Little active management Emphasis on financing structure Ease of use Minority ownership, if any	Average hold is 3-5 years Some capital returned early from cash coupon payments	High yielding debt, with upside potential from warrants
Distressed Debt	Moderate to high returns High risk	Often seeking control Skilled at guiding companies through bankruptcy proceedings, restructuring businesses, and elevating efficiency of operations	Average hold is 3-5 years Potential for early return of some capital via financing events	Initially purchase company debt – often convert to equity via bankruptcy proceeding
Special Situations	Moderate to high returns Moderate to high risk	Emphasis on financial structuring and asset efficiency Degree of manager involvement varies	Average hold of 4 to 10 years Tends to be longer duration on average	Equity or debt

Two critical factors to consider in private equity, particularly relative to buying shares of a publicly traded company, are 1) how the invested money is used by the company that receives the private equity investment, and 2) what stage of development the recipient company has already achieved.  A private equity investment is actively used by the management of the recipient company and/or the private equity investor to change the course of the company’s growth and development.

The pre-existing development of the company that receives a private equity investment typically defines which sub-strategy is at work.  For example, a venture capital investment is typically made in a young company whose potential is still uncertain.  Companies that receive venture capital may be less than one year old, may have no revenue, and usually are not earning a profit.  The risks are high.  On the other hand, a private equity investment in a mature business, one that has operated for generations, is usually in the form of a buyout or growth capital investment.  Companies that are buyout candidates typically have established business models, stable cash flows, tangible assets on their balance sheets, and can range from regional family-owned companies to large, multi-national organizations.  In this case, the risks and return potential are much different than those of the venture capital investment.

INVESTMENT PROCESS OVERVIEW

STRATEGIC ASSET ALLOCATION
The first phase of the investment process involves strategic asset allocation, which is designed to provide a framework for the Fund’s long-term diversification. The strategic asset allocation addresses various dimensions of the global private equity market, such as: (i) primary, secondary, direct and listed private equity investments; (ii) buyout, venture capital / growth capital, mezzanine debt, distressed debt, and other special situations; and (iii) investments focused in North America, Europe, Asia and Emerging Markets. Asset allocations stems from top-down, macroeconomic analysis that incorporates the Adviser’s and Sub-Adviser’s beliefs about the distinct risk, return and correlation characteristics of different private equity investments.

As a result of the review of strategic asset allocation, the Adviser and Sub-Adviser will attempt to seek sectors of the private equity marketplace that exhibit a reasonable relationship between demand for and supply of investment capital, anticipate trends in the private equity marketplace, and avoid overweighting highly competitive sectors or geographies that might not offer the best risk reward potential.

Additionally, due to the unique and complex cash flow patterns of different types of private equity investments, the Fund’s strategic asset allocation considers the Fund’s commitment strategy, which is designed to keep the Master Fund substantially invested where possible by making commitments based on anticipated future distributions from investments and other cash flow events.  Based on its analysis, the Adviser and Sub-Adviser establish strategic allocation ranges and a corresponding commitment strategy. Over time, the allocation ranges and commitment strategy may be adjusted based on the Adviser’s and Sub-Adviser’s analysis of the private equity market, the Fund’s existing portfolio at the relevant time or other pertinent factors.

The Fund’s initial asset allocation is generally expected to be as follows:

Range
Investment Type
Primary investments	20-70%
Secondary investments	10-50%
Co-investments	10-50%
Listed Private Equity	0-40%
Cash	0-20%

Financing Stage
Venture capital / growth capital	20-70%
Buyouts	20-70%
Mezzanine debt	0-20%
Distressed debt	0-30%
Special situations	0-15%

Geographic Region
North America	20-40%
Europe	25-45%
Emerging Asia (largely India and China)	25-50%
Rest of the World (“ROW”)	0-20%

COMPARATIVE ANALYSIS
The second step of the investment process is to proactively identify and source a large number of private equity investments across different investment types, sub-strategies, and geographic regions.  The Adviser and Sub-Adviser use a number of standardized proprietary tools to compare investments and evaluate the investments’ relative positioning in the market place.  Standardized screening is a pre due diligence phase of the investment process and allows for comparative analysis across investments.  The key comparison parameters include management and incentives, investment strategy or business model, track record analysis, moral hazard, adverse selection, potential conflicts of interest, specific terms related to the investment, and the supply and demand of capital related to the specific strategy.  The Adviser and Sub-Adviser will attempt to use this analysis to identify the investments with the most attractive risk and reward characteristics in each segment of the private equity market.

Investments that appear to meet the initial due diligence requirements are documented in a formalized report to the Investment Committee, which will determine whether to perform detailed due diligence on the opportunity.  The Investment Committee could instruct the Adviser and Sub-Adviser to discontinue the analysis of the investment, or provide specific information and guide lines for the Adviser and Sub-Adviser to seek upon the initiation of the second, more detailed phase of due diligence.

INVESTMENT SELECTION
The final step in the investment process is the selection of investments.  The investment decision making process is guided by a rigorous due diligence process that involves a detailed analysis of various aspects of each opportunity, including both qualitative and quantitative assessments, as well as initial feedback from the Investment Committee.  Various proprietary tools are used to better understand market trends, potential return scenarios and/or the historical or anticipated sources of value creation for an investment.  The due diligence verification process is generally based upon information such as interviews with key personnel, reference checks targeting key personnel, on-site visits, track record analysis.  During this process, the Adviser and Sub-Adviser will seek a deeper understanding of aspects such as the investment strategy of the fund (or business model of the company), the management team involved with the investment, the operational effectiveness of the fund, the competitive advantage of the investment, the fund’s historical track record and valuation procedures.  In conjunction with the commercial due diligence process, the tax treatment and legal terms of the investment are considered.  After resolving all open issues and negotiating terms, a final Investment Proposal is prepared and presented to the Investment Committee, which finally approves or declines the investment.

Portfolio Monitoring

Post investment, the Investment Committee seeks to monitor the portfolio through ongoing interaction with the managers represented in the GPEP Fund’s portfolio.  This interaction facilitates ongoing portfolio analysis and resolution of issues such as strategy drift, loss of key team members or proposed changes in constituent documents.  It also provides ongoing due diligence feedback, which can be extremely valuable as additional investments with a particular manager are considered.

INVESTMENT POLICIES
Commitment Strategy and Liquidity Management
The Adviser intends to manage the Fund’s commitment strategy with a view towards achieving attractive risk-adjusted returns, maintaining a high investment level, and managing liquidity. As noted above, commitments to Portfolio Funds are generally not immediately invested. Instead, committed amounts are drawn down and invested over time, as underlying investments are identified by the relevant manager – a process that may take a period of several years.  During this period, investments made early in the Portfolio Fund’s life are often realized (generating distributions to the Fund) even before the committed capital has been fully drawn. As a result, without an appropriate commitment strategy a significant investment position could be difficult to achieve.

Accordingly, the commitment strategy will aim to keep the Fund substantially invested where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy will also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Interests by investors and any distributions made to investors. To forecast portfolio cash flows, the Adviser will utilize a proprietary quantitative model that incorporates historical private equity data, actual portfolio observations and qualitative forecasts by the Adviser’s and Sub-Adviser’s investment professionals.

The Adviser intends to use a range of techniques to reduce the risk associated with the commitment strategy. These techniques may include, without limitation:

•	Actively managing cash and liquid assets; and

•	Establishing a credit line to provide liquidity for drawdowns by underlying Portfolio Funds, to satisfy tender requests and to satisfy the requirements of the Investment Company Act.

The Fund is expected to hold liquid assets to the extent required for purposes of liquidity management and compliance with the Investment Company Act.  Over time, during normal market conditions, it is generally not expected that the Master Fund will hold more than 10% of its net assets in cash or cash equivalents for extended periods of time. To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Interests by investors, the Adviser may sell certain of the Fund’s assets on the Fund's behalf.

There can be no assurance that the objectives of the Fund with respect to liquidity management will be achieved or that the Master Fund’s portfolio design and risk management strategies will be successful.

Borrowing by the Fund
The Fund may borrow money to pay operating expenses, including, without limitation, investment management fees, or to fund repurchases of Interests, as applicable.  In addition, the Fund may borrow money to purchase portfolio securities or for other portfolio management purposes.  Such borrowing may be accomplished through credit facilities or derivative instruments or by other means.  The use of borrowings for investment purposes involves a high degree of risk.  Under the Investment Company Act, the Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have an asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock.  The Fund is subject to the same limitation with respect to borrowing.  The Investment Company Act also provides that the Fund may not declare distributions, or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable.  The foregoing requirements do not apply to Portfolio Funds in which the Fund invests unless such Portfolio Funds are registered under the Investment Company Act. The Board may modify the borrowing policies of the Fund, including the purposes for which borrowings may be made, and the length of time that the Fund may hold portfolio securities purchased with borrowed money.  The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the Members, and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

Additional Methods of Investing in Portfolio Funds; Withdrawal from the Master Fund
The Fund will typically invest directly in a Portfolio Fund by purchasing an interest in such Portfolio Fund.  There may be situations, however, where a Portfolio Fund is not open or available for direct investment by the Fund or where the Adviser elects for other reasons to invest indirectly in a Portfolio Fund (including, without limitation, restrictions of the Investment Company Act).  On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to a Portfolio Fund, the Fund may invest in a Portfolio Fund indirectly, such as by purchasing a structured note or entering into a swap or other contract paying a return tied to the return of a Portfolio Fund.  In the case of a structured note or a swap, a counterparty would agree to pay to the Fund a return based on the return of the Portfolio Fund, in exchange for consideration paid by the Fund equivalent to the cost of purchasing an ownership interest in the Portfolio Fund.  Indirect investment through a swap or similar contract in a Portfolio Fund carries with it the credit risk associated with the counterparty.  Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Fund’s investment.  There can be no assurance that the Fund’s indirect investment in a Portfolio Fund will have the same or similar results as a direct investment in the Portfolio Fund, and the Fund’s, value may decrease as a result of such indirect investment.  When the Fund makes an indirect investment in a Portfolio Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Portfolio Fund, such investment by the Fund may be subject to additional regulations.

Additional Investment Policies
Hedging Techniques

From time to time in its sole discretion, the Adviser may employ various hedging techniques in an attempt to reduce certain potential risks to which the Fund’s portfolio may be exposed.  These hedging techniques may involve the use of derivative instruments, including swaps and other arrangements such as exchange-listed and over-the-counter put and call options, rate caps, floors and collars, and futures and forward contracts.  The Fund may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions.

To the extent that the Fund’s potential exposure in a transaction involving options, rate caps, floors or collars, or futures or forward contracts is covered by the segregation of cash or liquid assets or otherwise, the Fund believes that such instruments do not constitute senior securities under the Investment Company Act and, accordingly, will not treat them as being subject to the borrowing restrictions of the Fund.

Temporary and Defensive Strategies
The Fund may, from time to time in its sole discretion, take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to reduce         volatility caused by adverse market, economic, or other conditions.  Any such temporary or defensive positions could prevent the Fund from achieving its investment objective.  In addition, the Fund may, in the Adviser’s sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Fund or other operational needs, or otherwise in the sole discretion of the Adviser.  Subject to applicable law, the Fund may hold cash, cash equivalents, certain other short-term securities or investments in money market funds pending investment, in order to fund anticipated redemptions, expenses of the Fund or other operational needs.

INVESTMENT PERIOD
The Fund’s investment period (the “Investment Period”) is three years following the final closing of the Fund..

TERM
The Fund will continue until the date that is ten years from the date of the Final Closing, unless terminated earlier pursuant to the terms of the applicable LLC Agreement.  The term may be extended for two one-year periods in the discretion of the Board.

Hatteras VC Co-Investment Fund, LLC

INVESTMENT OBJECTIVE AND STRATEGIES

Investment Objective
The objective of the Fund is to achieve superior risk-adjusted returns by investing in venture-backed companies.  Over long periods of time, venture capital investing has shown the potential to deliver attractive investment returns.  The Adviser believes co-investing alongside top-tier venture capital firms is an effective strategy to participate in venture capital investments and presents a compelling opportunity to earn attractive returns.  In addition, investing alongside top-tier venture capital firms could allow investors to mitigate some of the risks inherent in venture capital investments.

THE VENTURE CAPITAL OPPORTUNITY

As an investment strategy, venture capital has delivered superior investment returns over the long term.  The Adviser believes opportunities exist in the venture capital marketplace today that could lead to similarly attractive long term returns.

VENTURE CAPITAL

The Adviser believes venture capital investing offers investors attractive risk-return characteristics within the broader private equity market.  Venture capital contains many appealing qualities for sophisticated long-term investors seeking higher incremental returns than alternative public asset investments.

By investing alongside top-tier venture capital sponsors, investors can potentially mitigate some of the risks inherent in venture capital investments.  Historically, top-tier venture capital managers have significantly outperformed their peers.  By co-investing alongside these venture capital managers, investors may be able to benefit from their investment sourcing, due diligence, negotiations and investment selection.

The Adviser believes that current dynamics present opportunities for venture capital investors.  High costs from increased regulatory scrutiny and continued investor caution following the Internet bubble have led emerging companies to wait longer before filing for IPOs in attempts to further build out their business models and achieve profitability.  For many companies the growth capital from public offerings that aspiring companies have used in the past to expand their businesses is scarce and not as cost effective as it once was.  As a result, a funding gap has widened between the capital provided by early stage investors and the point at which a company has developed enough scale to access the pubic markets.  Increasingly, venture capital investors provide the growth capital that these companies need.

Consequently, the Adviser believes the combination of co-investing alongside top tier-venture capital sponsors along with trends in the venture capital industry creates the possibility of achieving attractive risk-adjusted returns.

INVESTMENT STRATEGY

The objective of the Fund is to achieve superior risk-adjusted returns by investing in venture-backed companies.  Over time, venture capital investing has shown the potential to deliver superior investment returns.

Co-Investment Alongside Industry

The Fund will be a co-investor alongside top-tier venture capital firms (each a "Venture Sponsor").  These firms include:

• Kleiner Perkins Caulfield & Byers	• Morgenthaler Ventures
• Charles River Partners	• Velocity Interactive Group
• Benchmark Capital	• Rho Ventures
• New Enterprise Associates	• U.S. Venture Partners
• Draper Fisher Jurvetson	• Accel Partners
• August Capital • Norwest Venture Capital Partners	• Battery Ventures • Khosla Ventures • Sequoia Capital

Establishment of Rules Based Investment Criteria

Exposure to venture capital investments further diversifies an investor’s portfolio and could potentially produce excess rates of return compared to investments in the public markets.  However, historical statistics suggest that it is access to top-tier firms which acts as the critical element for achieving these superior investment returns.  The Venture Sponsors gain access to good ideas and good entrepreneurs before many in the industry.  However, even the best venture capitalists sometimes invest in firms that do not achieve a liquidity event. Such venture capitalists do not know with certainty which companies will falter and which will return multiples of invested capital.

Since venture capital involves a great deal of uncertainty, the Adviser developed a rules-based investment process, designed to complement the analysis done by the Venture Sponsors.  This rules-based process attempts to increase the likelihood of investing in companies displaying certain performance characteristics and a strong likelihood of reaching a successful liquidity event.  Similarly, the process attempts to decrease the chances of investing in companies that may not return capital.  Some of the Investment Criteria seek to ensure investments made by the Fund are invested in companies that have an operating history, a product or service that has shown initial acceptance in the marketplace (defined by revenues) and that are moving towards producing positive cash flow within the foreseeable future.  During normal market conditions, the Adviser will follow a rules-based portfolio construction process to guide the Fund’s investment strategy.

The Adviser believes each one of the aformentioned Venture Sponsors qualifies as a top-tier venture capital firm, and the portfolio should have co-investments with a number of different firms.  Part of the rules-based criteria includes risk mitigating provisions such as the co-investment requirements.

The Adviser’s due diligence focus centers on validating the criteria listed below.
The Fund developed the following criteria to approve an investment in a venture capital opportunity (a “VC Opportunity”)):

Primary Investment Criteria (VC Opportunity must meet all five of the following):

•	The issuer of the security (“Issuer”) has received investment of at least $2,500,000 in the aggregate from at least one of the Venture Sponsors.

•	At least one of the Venture Sponsors will be investing in the same securities at the same price per share and substantially the same terms and conditions as the Fund.

•	The Issuer's use of proceeds will not be used in any way to make a cash payment to any Venture Sponsor or any other holder of 5% or more of the Issuer's outstanding capital stock.

•	The Fund’s investment will not exceed more than 50% of the stated size of the financing round.

•	The round of financing shall be at least $10 million in aggregate.

Secondary Investment Criteria (VC Opportunity must meet at least four of five of the following):

•	It is reasonable to expect that the Issuer will be cash flow break even for at least one calendar quarter within 24 months of the investment.

•	It is reasonable to expect that the issuer will generate revenues of at least $40 million in a continuous four quarter period, within 24 months of the investment.

•	The Fund's investment will not represent more than 10% of the post money fully diluted equity capitalization of the Issuer.

•	The round of financing will have at least a 1X senior liquidation preference to all other equity securities of the Issuer.

•	The Issuer will have at least two years of business operations.

The foregoing Primary and Secondary Investment Criteria are collectively the “Investment Criteria.”  A VC Opportunity meeting the requirements of the Primary Investment Criteria and the Secondary Investment Criteria will have met all Investment Criteria.

INVESTMENT PROCESS
The investment process seeks to produce a diversified portfolio of venture-backed private companies with strong management teams, well-developed new products, and the potential to achieve a liquidity event within a reasonable time frame.

1.  VERIFICATION PROCESS BY THE ADVISER

In connection with an investment, the Adviser will review the offering materials, together with the relevant documents governing the purchase and sale of the specific equity security, and the information in respect to upcoming road shows for the potential portfolio company to the Adviser.

The Adviser will conduct a verification examination to ensure the Investment Criteria are met.  At least two members of a five-person Investment Committee will work on each VC Opportunity.  These individuals are responsible for analyzing materials of the Issuer in order to verify that the VC Opportunity, under normal market conditions, meets the Investment Criteria.

2.  INVESTMENT COMMITTEE OF THE ADVISER

Once the verification process has been completed, and the VC Opportunity is deemed to have met all of the above requirements, then the Investment Committee of the Adviser will meet to ensure final verification and approval.  The five members of the Investment Committee must come to a unanimous agreement for the VC Opportunity to become part of the Fund's portfolio.

VC Opportunities that do not meet the Investment Criteria will not be approved by the Investment Committee.  However, the Investment Committee will not invest in all VC Opportunities that meet the Investment Criteria.  Under normal market conditions, the Investment Committee will consider factors such as, but not limited to, valuation, the Fund’s existing portfolio, and market conditions, in addition to the Rules Based Investment Criteria, before approving an investment.

The Investment Committee consists of David B. Perkins, Robert L. Worthington, Keith C. Nelson, J. Michael Fields and Matthew A. Lesesky.

INVESTMENT PERIOD
The Fund’s Investment Period is three years following the Initial Closing of the Fund.  The Fund intends to reinvest proceeds returned within the Investment Period.  However, the Fund may distribute proceeds during the Investment Period as permitted by applicable laws, rule and regulations.  The Fund may invest in follow-on investments after the Investment Period and intends to hold up to 20% of the Fund’s net assets in reserve for purposes of such investments.

TERM
The Fund will continue until the date that is six years from the date of the Initial Closing, unless terminated earlier pursuant to the terms of the applicable LLC Agreement.  The term may be extended for two one-year periods in the discretion of the Board.

Hatteras 1099 Advantage Funds

The Hatteras 1099 Advantage Fund’s investment objective is to provide returns in excess of the broad equity markets over a full market cycle through investments in the three asset classes of Opportunistic Equity, Enhanced Fixed Income and Absolute Return. The Fund’s secondary objective is to achieve returns with moderate volatility and correlation to equity markets.  To achieve its objectives, the Fund will provide its shareholders with access to a broad range of investment strategies and asset categories by investing its assets primarily in funds managed by investment advisers (“Sub-Managers”) and by providing overall asset allocation services typically available on a collective basis to larger institutions through an investment of substantially all of its assets in the Hatteras 1099 Advantage Institutional Fund, a Delaware statutory trust, which is also registered under the 1940 Act and has the same investment objectives as the Fund.

The Master Fund will pay Hatteras Capital Investment Management (the “Adviser”) a management fee (“Management Fee”) at an annual rate of 1.50%, payable monthly in arrears, based upon the Master Fund’s net assets as of month-end.  Although the Fund will not pay any direct investment management or advisory fee, the Fund will bear, as a result of its investment in the Master Fund, its allocable portion of the management fee charged to the Master Fund.  The Adviser will pay Ramius Fund of Funds, LLC (the “Sub-Adviser”) 50% of the Management Fee it receives from the Master Fund.

Each of the Fund and the Master Fund intends to pay compensation to the Adviser for fund services in accordance with a fund servicing agreement. The Fund Servicing Fee for the Fund is payable monthly at an annual rate of 0.35%, of the month-end NAV of the Fund (prorated for shorter periods).  The Fund Servicing Fee for the Master Fund is payable monthly at an annual rate of 0.40% of the month-end NAV of the Master Fund (prorated for shorter periods).  The Fund Servicing fees payable to the Adviser will be borne pro rata by all Shareholders.  The Adviser may waive (to all investors on a pro rata basis) or pay to third parties all or a portion of any such fees in its sole discretion.

Distributions will be paid at least annually on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year.

At the discretion of the Board and provided that it is in the best interests of the Fund and the Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly with a valuation date on or about March 31, June 30, September 30 and December 31 of each year.  In each repurchase offer, the Fund intends to offer to repurchase approximately 5% of its Shares at their NAV as determined as of approximately March 31, June 30, September 30 and December 31 of each year, as applicable, so long as no more than 20% of the Shares are repurchased per quarter.  If the value of Shares tendered for repurchase exceeds the value a Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered.  In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund.  Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 95 days prior to the date of repurchase by the Fund.  A Shareholder participating in a repurchase offer may be subject to a repurchase fee payable to the Fund equal to 5% of the amount requested if such Shareholder has been a Shareholder for less than 12 months prior to the valuation date.

Sub-Manager Research and Due Diligence

Sub-Managers are selected for evaluation from various sources, including but not limited to, referrals, senior level industry contacts, investors, prime brokers, third-party marketers, industry publications and a direct approach from the Sub-Manager.  After identifying successful Sub-Managers in a chosen investment strategy, the Sub-Adviser thoroughly evaluates each Sub-Manager.  The Sub-Adviser has developed strict criteria for evaluating, selecting and monitoring Sub-Managers.  The Sub-Manager due diligence and selection process uses the top-down outlook on hedge fund strategies to drive the process to narrow and focus the manager selection opportunity set.  The Sub-Adviser due diligence teams consist of five independent evaluation groups separately focusing on 1) Investment Management 2) Operational Due Diligence 3) Legal Due Diligence 4) Accounting Review and 5) Risk/Quantitative Due Diligence.  Each diligence committee evaluates each manager independent of the other committees, assigns their respective ranking and holds veto authority throughout the process.

This due diligence and manager screening approach creates an investable universe of sub-managers that is used in the portfolio construction process.  Sub-Managers in the investible universe are monitored through the same due-diligence process and are given a ranking of “approved,” “priority approved,” “watch list” or “terminate.”

Once selected and approved by the Joint Investment Committee, the performance and strategy of each Sub-Manager is reviewed by the Joint Investment Committee, and new Sub-Managers are identified and considered on an ongoing basis by the Sub-Adviser. In addition, the allocation of the Master Fund’s capital among Sub-Managers is monitored and adjusted by the Joint Investment Committee, based on performance results, partial results, changed economic conditions and other relevant factors.

The identity and number of Sub-Managers may change over time. Subject to the discretion of the Joint Investment Committee, the Investment Manager may cause the Master Fund to withdraw from or invest in different Sub-Manager Funds without prior notice to or the consent of the Shareholders. The Joint Investment Committee reserves the right to alter or modify some or all of the Master Fund’s investments in Sub-Manager Funds in light of available investment opportunities, and to take advantage of changing market conditions, if the Joint Investment Committee concludes that such alterations or modifications are consistent with the goal of its stated objectives, subject to what it considers an acceptable level of risk and further subject to the limitations of the Fund’s investment restrictions. The ability of the Fund to make withdrawals from Sub-Manager Funds provide only periodic liquidity through redemptions and may suspend or impose limitations on redemptions. Consequently, a withdrawal of capital from a Sub-Manager Fund may take several months or longer to complete.

Portfolio Construction

Portfolio construction is an integrated qualitative and quantitative analysis utilizing the investible universe created from the Sub-Manager research effort along with the top-down asset allocation framework in order to create a portfolio most capable of meeting the stated investment objectives.  Using the top-down Asset Allocation process the Sub-Adviser will incorporate the bottom-up Sub-Manager search and selection process to frame out the investable universe of Sub-Managers. The Sub-Adviser then optimizes the portfolio using proprietary inputs and scenario analysis.

The Fund will invest in the securities of Sub-Manager Funds. The Fund intends to limit its investments in any one Sub-Manager Fund in its portfolio to less than 5% of any class of voting securities and less than 25% of the total equity (including subordinated debt) of such Sub-Manager Fund. The Joint Investment Committee is responsible for the voting of proxies with respect to the Sub-Manager Funds.

Risk Management and Monitoring

As noted above, unregistered Sub-Manager Funds typically have greater flexibility than traditional registered investment companies as to the types of securities the unregistered funds hold, the types of trading strategies used, and, in some cases, the extent to which leverage is used. The Sub-Managers selected by the Fund have full discretion, without the Fund’s input, to purchase and sell securities and other investments for their respective Sub-Manager Funds consistent with the relevant investment advisory agreements, limited liability company agreements or other governing documents of the Sub-Manager Funds. The Sub-Manager Funds are generally not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S., large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Sub-Manager Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes. The Sub-Manager Funds may invest and trade in all manner of assets and financial instruments. The Sub-Manager Funds may also sell securities short, purchase and sell option and futures contracts and enter into other derivatives, subject to certain limitations described elsewhere in this prospectus. The use of one or more of these techniques may be an integral part of the investment program of a Sub-Manager Fund and involves certain risks. The Sub-Manager Funds may use leverage, which also entails risk.

The risks of individual Sub-Manager Funds and the portfolio of the Fund in the aggregate is monitored by the Joint Investment Committee. The primary goal of this process with respect to individual Sub-Manager Funds is to determine the degree to which the Sub-Manager Funds are performing as expected and to gain early insight into factors that might call for an increase or decrease in the allocation of the Fund’s assets among those Sub-Manager Funds. The operation and performance of a Sub-Manager Fund is monitored by the Joint Investment Committee as frequently as it believes is appropriate in light of the strategy followed by the Sub-Manager and prevailing market conditions. With respect to aggregate portfolio monitoring, the Joint Investment Committee will endeavor to monitor, to the best of its ability, the Master Fund’s aggregate exposures to various alternative investment strategies and to various aggregate risks.

Valuation Monitoring
Ramius monitors valuations for the underlying Sub-Manager Funds held in the Master Fund.  Ramius uses reasonable due diligence to verify the valuations for the calculation of the Funds’ net asset values, financial statements and related disclosures.

3.           Proxy Voting

PROXY VOTING AND CORPORATE GOVERNANCE POLICY

A.	Proxy Voting Policies and Procedures

Form N-2 requires an investment company to describe the policies and procedures that it uses to determine how to vote proxies relating to portfolio securities.  In connection with this requirement, the Boards have delegated proxy voting responsibility to the Advisor(s).  The Funds shall disclose the policies used by the Advisor to determine how to vote proxies for the Funds and will make available to shareholders a record of the actual proxy votes cast.  Regarding the Hatteras 1099 Advantage Funds, the proxy voting will be delegated to Ramius Fund of Funds Group, LLC, the Sub-Adviser to the Funds.  Please contact the Funds’ CCO for a copy of the proxy voting guidelines.

The Advisor shall vote proxies on behalf of each Fund in accordance with the proxy voting policy and procedures which are as follows:

PROXY VOTING POLICIES AND PROCEDURES

This statement sets forth the policy of Hatteras Investment Partners, LLC (“HIP”) and Hatteras Capital Investment Management, LLC (“HCIM” and, collectively with HIP, “Hatteras”) with respect to the exercise of corporate actions and proxy voting authority of client accounts.

The Funds and other advisory clients of Hatteras invest, directly or indirectly, substantially all of their assets in securities of pooled investment vehicles or separate accounts, which are private partnerships, limited liability companies or similar entities managed by third-party investment managers (collectively, “Advisor Funds”).  These securities do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities.  To the extent that we or our clients receive notices or proxies from Advisor Funds (or receive proxy statements or similar notices in connection with any other portfolio securities), Hatteras has proxy voting responsibilities.

With respect to proxies issued to Hatteras Master Fund, L.P. (the “Hatteras Master Fund”) or the Hatteras Global Private Equity Partners Master Fund, LLC (the “GPEP Master Fund”) or the Hatteras VC Co-Investment Fund II, LLC (the “VCCI Fund” and collectively with the Hatteras Master Fund and the GPEP Master Fund, the “Master Funds”), the feeder funds which invest in the Master Funds have delegated proxy voting authority to Hatteras.  Hatteras will vote proxies in a manner that it deems to be in the best interests of the Funds.  In general, Hatteras believes that voting proxies in accordance with the policies described below will be in the best interests of its clients.  If an analyst, trader or partner of the Hatteras believes that voting in accordance with stated proxy-voting guidelines would not be in the best interests of a client, the proxy will be referred to Hatteras’ Chief Compliance Officer for a determination of how such proxy should be voted.

Hatteras will generally vote to support management recommendations relating to routine matters such as the election of directors (where no corporate governance issues are implicated), the selection of independent auditors, an increase in or reclassification of common stock, the addition or amendment of indemnification provisions in the company’s charter or by-laws, changes in the board of directors and compensation of outside directors.  Hatteras will generally vote in favor of management or shareholder proposals that Hatteras believes will maintain or strengthen the shared interests of shareholders and management, increase shareholder value, maintain or increase shareholder influence over the company’s board of directors and management and maintain or increase the rights of shareholders.

On non-routine matters, Hatteras will generally vote in favor of management proposals for mergers or reorganizations, reincorporation plans, fair-price proposals and shareholder rights plans so long as such proposals are in the best economic interests of Hatteras’ clients.

If a proxy includes a matter to which none of the specific policies described above or in Hatteras’ stated proxy-voting guidelines is applicable or a matter involving an actual or potential conflict of interest as described below, the proxy will be referred to Hatteras’ Chief Compliance Officer for a determination of how such proxy should be voted.

In exercising its voting discretion, Hatteras and its employees will seek to avoid any direct or indirect conflict of interest presented by the voting decision.  If any substantive aspect or foreseeable result of the matter to be voted on by the Registered Funds presents an actual or potential conflict of interest involving Hatteras (or an affiliate of Hatteras), any issuer of a security for which Hatteras (or an affiliate of Hatteras) acts as sponsor, advisor, manager, custodian, distributor, underwriter, broker or other similar capacity or any person with whom Hatteras (or an affiliate of Hatteras) has an existing material contract or business relationship not entered into in the ordinary course of business (Hatteras and such other persons having an interest in the matter being called “Interested Persons”), Hatteras will make written disclosure of the conflict to the Independent Directors of the applicable Fund(s) indicating how Hatteras proposes to vote on the matter and its reasons for doing so.  If the Investment Manager does not receive timely written instructions as to voting or non-voting on the matter from the applicable Registered Fund’s Independent Directors, Hatteras may take any of the following actions which it deems to be in the best interests of the Fund: (1) engage an independent third party to determine whether and how the proxy should be voted and vote or refrain from voting on the matter as determined by the third party; (2)  vote on the matter in the manner proposed to the Independent Directors if the vote is against the interests of all Interested Persons; or (3) refrain from voting on the matter.

The Registered Funds each will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30th, no later than August 31st of each year. Once filed, each of the Registered Fund’s Form N-PX filing will be available: (1) without charge, upon request, by calling 1-800-SEC-0330; or (2) by visiting the SEC’s website at www.sec.gov.

B.	Shareholder Annual and Semi-Annual Reports Management is responsible for ensuring the following:

•
That each Fund’s shareholder report contains a statement that a description of these procedures is available (i) without charge, upon request, by calling a toll-free or collect telephone number; (ii) on the Fund’s website, if applicable; and (iii) on the Commission’s website.  If a request for the proxy voting record is received, the Fund must comply within three business days by first class mail.

•
That the report contain a statement that information regarding how the Fund voted proxies during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling a specified toll-free (or collect) telephone number; or on or through the Fund’s website, or both; and (ii) on the Commission’s website.  If a request for the proxy voting record is received, the Fund must comply within three business days by first class mail.  If website disclosure is elected, Form N-PX must be posted as soon as reasonably practicable after filing the report with the Commission, and must remain available on the website as long as the Fund discloses that it is available on the website.

C.	Form N-CSR Management is responsible for ensuring the following:

•
That these procedures are described in Form N-CSR.   In lieu of describing the procedures, a copy of these procedures may simply be included with the filing, however, The SEC’s preference is that the procedures be included directly in Form N-CSR and not attached as an exhibit to the N-CSR filing.

•
That the N-CSR disclosure includes the procedures that are used when a vote presents a conflict between the interests of Fund shareholders, on the one hand; and those of the Funds’ investment adviser, principal underwriter or any affiliated person of the Fund, its investment adviser or principal underwriter, on the other.

D.	Form N-PX Management is responsible for ensuring the following:

•	That each Fund files its complete proxy voting record on Form N-PX for the 12 month period ended June 30th by no later than August 31st of each year.

•
Fund management is responsible for reporting to the Funds’ Chief Compliance Officer any material issues that arise in connection with the voting of Fund proxies or the preparation, review and filing of the Funds’ Form N-PX.

E.
Oversight of Disclosure  The Funds’ Chief Compliance Officer shall be responsible for ensuring that the required disclosures listed in these procedures are implemented and complied with.  The Funds’ Chief Compliance Officer shall recommend to each Fund’s Board any changes to these policies and procedures that he or she deems necessary or appropriate to ensure the Funds’ compliance with relevant federal securities laws.

III.       TRADING PRACTICES

1.	Best Execution Policies

BEST EXECUTION POLICY

In general, the concept of best execution is the act of obtaining a combination of price and commission (if any) in a transaction that is most favorable to the client under prevailing market conditions.  Consistent with best execution obligations, all transactions used to fulfill soft dollar arrangements must receive best execution.

It is the policy of each Fund to obtain the best results in connection with effecting its portfolio transactions taking into account factors similar to those expected to be considered by the Adviser as described above.  In most instances, the Hatteras Funds will purchase interests in an Advisor Fund directly from the Advisor Fund, and such purchases by the Hatteras Funds may be, but are generally not, subject to transaction expenses.  Nevertheless, the Hatteras Funds contemplate that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Hatteras Funds may be conducted through affiliates of the Adviser.

THE ADVISER AND/OR SUB-ADVISERS

Advisers must obtain best execution, which the SEC generally describes as a duty to execute securities transactions so that a client’s total costs or proceeds in each transaction are the most favorable under the circumstances.  The SEC also has stated that when seeking best execution the determinative factor is not the lowest possible cost, but whether the transaction represents the best qualitative execution.  Accordingly, the Investment Adviser (HIP or HCIM) will consider the full range and quality of a broker’s services, including execution capability, commission rate, financial responsibility, and responsiveness to the Adviser.  The Investment Adviser may also periodically and systematically evaluate the performance of broker-dealers executing their transactions.  The Investment Adviser will seek to obtain best execution for brokerage transactions for the Funds.

SUB-MANAGER FUNDS

The Sub-Manager Funds incur transaction expenses in the management of their portfolios, which will decrease the value of the Master Fund’s investment in the Sub-Manager Funds. In view of the fact that the investment program of certain of the Sub-Manager Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Sub-Manager Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Sub-Manager Funds may not be transparent to the Investment Manager. Each Sub-Manager Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Investment Manager will have no direct or indirect control over the brokerage or portfolio trading policies employed by the Sub-Managers of the Sub-Manager Funds. The Investment Manager and Sub-Adviser expect that each Sub-Manager Fund will generally select broker-dealers to effect transactions on the Sub-Manager Fund’s behalf substantially in the manner set forth below.

In selecting brokers and dealers to execute transactions on behalf of a Sub-Manager Fund or Sub-Manager Account, the Investment Manager and Sub-Adviser expect each Sub-Manager will generally seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and the firm’s risk in positioning a block of securities. Although it is expected that each Sub-Manager generally will seek reasonably competitive commission rates, a Sub-Manager may not necessarily pay the lowest commission available on each transaction. The Sub-Managers may typically have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. Brokerage practices adopted by Sub-Managers with respect to Sub-Manager Funds may vary and will be governed by each Sub-Manager Fund’s organizational documents.

Consistent with the principle of seeking best price and execution, a Sub-Manager may place orders for a Sub-Manager Fund or Sub-Manager Account with brokers that provide the Sub-Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Sub-Managers are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Sub-Managers or their affiliates in providing services to clients other than the Sub-Manager Funds and the Sub-Manager Accounts they manage. In addition, not all of the supplemental information is necessarily used by a Sub-Manager in connection with the Sub-Manager Fund or Sub-Manager Account it manages. Conversely, the information provided to a Sub-Manager by brokers and dealers through which other clients of the Sub-Manager or its affiliates effect securities transactions may be useful to the Sub-Manager in providing services to the Sub-Manager Fund or a Sub-Manager Account.

No guarantee or assurance can be made that a Sub-Manager Fund’s brokerage transaction practices will be transparent or that the Sub-Manager Fund will establish, adhere to, or comply with its stated practices. However, as the Sub-Manager Funds may not be investment companies registered under the 1940 Act, they may select brokers on a basis other than as outlined above and may receive benefits other than research or that benefit the Sub-Manager Fund’s investment adviser or its affiliates rather than the Sub-Manager Fund. The Fund will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Sub-Manager Funds.

Sub-Manager Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

Advisor Funds

The Advisor Funds will incur transaction expenses in the management of their portfolios, which will decrease the value of the Master Funds’ investments in the Advisor Funds.  In view of the fact that the investment program of certain of the Advisor Funds may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Advisor Funds may be substantially greater than the turnover rates of other types of investment vehicles.  In addition, the order execution practices of the Advisor Funds may not be transparent to the Adviser.  Each Advisor Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage.  The Adviser will have no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Advisor Funds.  The Adviser expects that each Advisor Fund will generally select broker-dealers to effect transactions on the Advisor Fund’s behalf substantially in the manner set forth below.

In selecting brokers and dealers to execute transactions on behalf of an Advisor Fund or Advisor Account, the Adviser expects each investment manager of an Advisor Fund will generally seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and the firm’s risk in positioning a block of securities.  Although it is expected that each investment manager of an Advisor Fund generally will seek reasonably competitive commission rates, an investment manager of an Advisor Fund may not necessarily pay the lowest commission available on each transaction.  The investment manager of an Advisor Fund may typically have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.  Brokerage practices adopted by investment managers of an Advisor Fund with respect to Advisor Funds may vary and will be governed by each Advisor Fund’s organizational documents.

Consistent with the principle of seeking best price and execution, an investment manager of an Advisor Fund may place orders for an Advisor Fund with brokers that provide the investment manager of an Advisor Fund and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts.  The expenses of the investment managers of an Advisor Fund are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the investment manager of an Advisor Fund or their affiliates in providing services to clients other than the Advisor Funds they manage.  In addition, not all of the supplemental information is necessarily used by an investment manager of an Advisor Fund in connection with the Advisor Fund it manages.  Conversely, the information provided to an investment manager of an Advisor Fund by brokers and dealers through which other clients of the investment manager of an Advisor Fund or its affiliates effect securities transactions may be useful to the investment manager of an Advisor Fund in providing services to the Advisor Fund.

No guarantee or assurance can be made that an Advisor Fund’s brokerage transaction practices will be transparent or that the Advisor Fund will establish, adhere to, or comply with its stated practices.  However, as the Advisor Funds may not be investment companies registered under the 1940 Act, they may select brokers on a basis other than as outlined above and may receive benefits other than research or that benefit the Advisor Fund’s investment adviser or its affiliates rather than the Advisor Fund.  The Funds will indirectly bear the commissions or spreads in connection with the portfolio transactions of the Advisor Funds.

Advisor Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

Responsibility for Monitoring Best Execution

The Compliance Officer of the Funds is responsible for monitoring all transactions effected on behalf of the Funds that would utilize the services of brokers, dealers, or banks.  As stated above, it is expected that there would be limited or no such transactions.

(remainder of page intentionally left blank)

2.           Brokerage Policies

Directed Brokerage

Directed brokerage refers to situations where a client directs Hatteras to select a particular broker or dealer to execute some or all of its securities transactions, or to direct all or a portion of commissions for their accounts to specified brokers who provide for research, commission recapture and other services directly to the client.  Generally, investment advisers permit such arrangements only if there has been full disclosure concerning the existence of such arrangements, the effect of such practices on commission charges, the effect of directing brokerage on the ability to negotiate commissions, the resulting inability to obtain volume discounts or best execution for broker-directed accounts in some transactions, the resulting disparities in commission charges, and the potential conflict of interests arising from referrals and directed brokerage practices.

It is currently the policy of Hatteras not to permit directed brokerage arrangements with respect to the Funds.

3.           Aggregation and Allocation Policies

When Hatteras determines that it would be appropriate for two or more Funds or a Fund and one or more Hatteras accounts to participate in an investment transaction in the same investment at the same time, it will attempt to aggregate, place and allocate orders on a basis that Hatteras believes to be fair and equitable, consistent with its responsibilities under applicable law.  Decisions in this regard are necessarily subjective and there is no requirement that all Funds participate, or participate to the same extent as other accounts, in all investments or trades.  However, no participating entity or account will receive preferential treatment over any other and Hatteras will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders and investments

Situations may occur, however, where a Fund could be disadvantaged because of the investment activities conducted by Hatteras for other accounts.  Such situations may be based on, among other things, the following: (1) legal restrictions or other limitations (including limitations imposed by Advisors with respect to Sub-Managers or Advisor Funds) on the combined size of positions that may be taken for the Hatteras Funds and the Hatteras Accounts, thereby limiting the size of the Hatteras Funds’ positions or the availability of the investment opportunity; (2) the difficulty of liquidating an investment for the Hatteras Funds and the Hatteras Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments.  In particular, the Hatteras Funds may be legally restricted from entering into “joint transactions” (as defined in the 1940 Act) with other Hatteras accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC.  Please see the 17d-1 procedures in the Hatteras Investment Partners and Hatteras Capital Investment Management compliance manual for more information regarding affiliation issues as they relate to aggregation and allocation policies.

IV.        PERSONAL TRADING ACTIVITIES

1.           Code of Ethics

Hatteras Registered Funds

CODE OF ETHICS

A.  Legal Requirement.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), makes it unlawful for any Director or officer of any of the Hatteras Registered Funds, or of Hatteras Investment Partners, LLC, or Hatteras Capital Investment Management, LLC, or of Hatteras Capital Distributors, LLC, as well as certain other persons, in connection with the purchase or sale by such person of a security “held or to be acquired” by the Funds:

(1)	To employ any device, scheme or artifice to defraud the Funds;
(2)
To make any untrue statement of a material fact to the Funds or omit to state a material fact necessary in order to make the statements made to the Funds, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Funds; or
(4)	To engage in any manipulative practice with respect to the Funds.

A security is “held or to be acquired” by the Funds if within the most recent 15 days it (i) is or has been held by the Funds, or (ii) is being or has been considered by the Funds or the Manager for purchase by the Funds.  A security “held or to be acquired” by the Funds also includes any option to purchase or sell, and any security convertible into or exchangeable for, a security described in the preceding sentence.  A purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

B.  Fund Policy.

It is the policy of the Funds that no “access person”4 of the Funds or of the Manager shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1(b) set forth above.

C.  Procedures

1.	To provide the Funds with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(b) are being observed:

[4]
An “access person” is each board member, general partner, officer or “advisory person” of the Funds or the Manager (hereinafter, “Access Person”).  An “advisory person” is any director, officer, general partner or employee of the Funds or the Manager (or of a company in a control relationship to the Funds or the Manager) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Funds, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Funds or the Manager who obtains information concerning recommendations made to the Funds with regard to the purchase or sale of a security by the Funds.

(a)
Within 10 days of becoming an Access Person, all Access Persons (other than board members who are not “interested persons” (as defined in the 1940 Act) of the Funds) must submit to the Funds’ Chief Compliance Officer (the “Chief Compliance Officer”) a statement of all securities in which such Access Person has any direct or indirect beneficial ownership.[5]  This statement must be as of a date within 45 days of its submission to the Chief Compliance Officer and include (i) the title, number of shares and principal amount of each reportable security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person, (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any reportable securities were held for the direct or indirect benefit of such Access Person as of the date the person became an Access Person and (iii) the date of submission by the Access Person.  This statement also must be submitted by all new employees of the Funds who are Access Persons upon their employment by the Funds.

(b)
When an account is established by an Access Person (other than board members who are not “interested persons” (as defined in the 1940 Act) of the Funds) in which any securities were held during a quarter for the direct or indirect benefit of the Access Person such Access Person is required to send written notification (which include email notification) of such fact to the Chief Compliance Officer before engaging in any personal securities transactions through such account, but in any event within 30 days of the end of the calendar quarter in which the account was opened on the form attached hereto as Appendix B.  Such report must include (i) the name of the broker, dealer or bank with whom the Access Person established the account, (ii) the date the account was established and (iii) the date the report was submitted by the Access Person.  A letter in the form annexed hereto as Appendix A will be sent to the broker-dealer involved, allowing such Access Person to maintain the account and directing that duplicate confirmations of transactions in the account be sent to the Chief Compliance Officer.

(c)
Investment personnel[6] are prohibited from engaging in any personal securities transaction involving “reportable securities” without obtaining prior written approval from the Chief Compliance Officer.  For the purposes of this requirement only, a “reportable security” does not include securities which the Funds are not permitted to acquire under their investment objective and policies set forth in its then-current confidential memorandum.  If the investment objective and policies of the Funds change in the future, the Funds’ Board will reconsider the scope of this reporting requirement in light of such change and Rule 17j-1.

[5]
“Beneficial ownership” of a security is determined in the same manner as it would be for purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all securities.  Generally, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, you obtain from such securities benefits substantially equivalent to those of ownership.  You should consider yourself the beneficial owner of securities held by a partnership in which you are a general partner; securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee.  You should also consider yourself the beneficial owner of securities if you can vest or revest title in yourself, now or in the future.  Any report by an Access Person required under this Code of Ethics may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

[6]
“Investment personnel” is any employee of the Funds or the Manager (or of any company in a control relationship to the Funds or the Manager) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds, and any natural person who controls the Funds or the Manager and who obtains information concerning recommendations made to the Funds regarding the purchase or sale of securities by the Funds.

(d)
In connection with any decision by the Chief Compliance Officer to approve transactions by investment personnel acquiring direct or indirect beneficial ownership in any securities in an initial public offering or a limited offering (i.e., an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 thereunder), the Chief Compliance Officer will prepare a report of the decision that takes into account, among other factors, whether the investment opportunity should be reserved for the Funds and their partners, and whether the opportunity is being offered to an individual by virtue of his or her position with the Funds.  Any investment personnel receiving approval from the Chief Compliance Officer to acquire securities in an initial public offering or a limited offering must disclose that investment when they participate in the Funds’ subsequent consideration of an investment in such issuer and any decision by the Funds to invest in such issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

(e)
Each portfolio manager[7] is prohibited from buying or selling a security within at least seven calendar days before and after the Funds trade in that security.  The portfolio manager will be required to disgorge to the Funds any profits realized on trades within the proscribed periods.

(f)
All investment personnel and any other Access Persons who obtain information concerning recommendations made to the Funds with regard to the purchase or sale of a security are prohibited from engaging in any personal securities transaction on a day the Funds have a pending “buy” or “sell” order involving the same security until the Funds’ order is executed or withdrawn.

(g)
Each Access Person shall submit reports in the form attached hereto as Appendix B to the Chief Compliance Officer, showing all transactions in “reportable securities” in which the person has, or by reason of such transaction acquires, any direct or indirect “beneficial ownership.”  Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control or with respect to transactions pursuant to an Automatic Investment Plan.[8]  An Access Person need not make a quarterly transaction report under this Section if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to the Access Person in the time period required above, if all information required to be in the quarterly transaction report is contained in the broker trade confirmations or account statements.

(h)
Each Access Person, other than a board member who is not an “interested person” (as defined in the 1940 Act) of the Funds, shall submit an annual report in the form attached hereto as Appendix C to the Chief Compliance Officer, showing as of a date no more than 45 days before the report is submitted (1) all holdings in “reportable securities” in which the person had any direct or indirect “beneficial ownership” and (2) the name of any broker, dealer or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person.

[7]	“Portfolio manager” is an Access Person entrusted with direct responsibility and authority to make investment decisions affecting the Funds.

[8]
“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

(i)
Each board member who is not an “interested person” (as defined in the 1940 Act) of the Funds shall not be required to submit the quarterly report required under subparagraph (g), unless during the quarter said board member engaged in a transaction in a “reportable security” when he or she knew or, in the ordinary course of fulfilling his other official duties as a board member of the Funds, should have known that during the 15-day period immediately before or after the date of the transaction, the Funds purchased or sold, or considered for purchase or sale, the security.

(j)	All investment personnel are prohibited from receiving a gift or other personal items with a value of more than $100 value from any person or entity that does business with or on behalf of the Funds.

(k)
Investment personnel must receive authorization from the Chief Compliance Officer prior to serving as a board member of any publicly-traded company.  Authorization will be based upon a determination that the board service would be consistent with the interests of the Funds and their partners.  Any investment personnel serving as a board member of a publicly-traded company will be excluded from any investment decisions by the Funds regarding such company.

(l)
All Access Persons are required to certify annually to the Chief Compliance Officer that they have (i) read and understand this Code of Ethics and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this Code of Ethics and (iii) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics. A form of certification is annexed hereto as Appendix D.

In accordance with Rule 17j-1, “reportable securities” do not include direct obligations of the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments,9 repurchase agreements and shares of registered open-end investment companies10.

2.
The Chief Compliance Officer shall notify each Access Person of the Funds who may be required to make reports pursuant to this Code that such person is subject to its reporting requirements and shall deliver a copy of this Code to each such person.  Each Access Person must read (and acknowledge that he or she has done so on the form annexed hereto as Appendix E) and must retain this Code.

3.
The Manager shall adopt, maintain and enforce a separate code of ethics with respect to its personnel who are access persons in compliance with Rule 17j-1, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and shall forward to the Chief Compliance Officer copies of the code, all future amendments and modifications thereto, the names of all persons who are now or hereafter required to report their securities transactions pursuant to the code, and a copy of each report submitted by such persons.  To the extent any Access Persons of the Funds are subject to the code of ethics adopted pursuant to Rule 17j-1 by the Manager, the reporting procedures under this Code of Ethics shall not apply to such Access Persons.

[9]
“High quality short-term debt instruments” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

[10]
Shares of certain registered open-end investment companies will be included as a “reportable security” with respect to Access Persons of the Company’s investment advisers or any company controlled by or under common control with the investment advisers.

4.           The Chief Compliance Officer shall:
(a)	review all reports required to be made by the Funds’ Access Persons pursuant to this Code;
(b)	maintain copies of the code of ethics adopted by the Manager pursuant to Rule 17j-1 and the names of the persons who are required to report their securities transactions pursuant to such code;
(c)	receive and review copies of all reports to be made under the code of ethics adopted by the Manager in compliance with Rule 17j-1;
(d)
submit to the Funds’ Board at its regularly scheduled quarterly meeting a written report listing (i) the names of those persons who were required to submit reports for the prior quarter under this Code or the code of ethics adopted by the Manager but failed to and (ii) any reported securities transaction that occurred during the prior quarter that may have been inconsistent with the provisions of this Code or the code of ethics adopted by the Manager; and

(e)	promptly investigate any securities transaction listed pursuant to subparagraph (d)(ii) above and submit periodic status reports with respect to each such investigation to the Funds’ Board.

5.
At least once a year, the Funds and the Manager each must provide the Funds’ Board with a written report that (i) describes issues that arose during the previous year under their respective codes of ethics, including information about material code violations and sanctions imposed in response to these material violations, and (ii) certifies to the Funds’ Board that the Funds and the Manager, as the case may be, have adopted procedures reasonably necessary to prevent Access Persons from violating their respective codes of ethics.  A copy of each report required by this Section must be preserved with the Funds’ records for the period required by Rule 17j-1.

6.
The Funds’ Board shall oversee the operation of this Code and review with the Chief Compliance Officer, counsel to the Funds and, if appropriate, representatives of the Manager, the reports provided to it pursuant to the immediately preceding paragraph and possible violations of this Code and the code of ethics adopted by the Manager in compliance with Rule 17j-1.  The Funds’ Board shall consider what sanctions, if any, should be imposed.

7.
Before approving material changes to the code of ethics of the Manager, the Board shall receive a certification from the Manager that it has adopted procedures reasonably necessary to prevent its access persons from violating its code of ethics.  The Funds’ Board, including a majority of those board members who are not “interested persons” (as defined in the 1940 Act) of the Funds, shall approve material changes to the Manager’s code no later than six months after adoption of such changes.

8.
This Code and any code that has been in effect during the past five years, a copy of each report by an Access Person, a record of all persons, currently or within the past five years, who are or were required to make reports under the Code, or who are or were responsible for reviewing these reports, a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section C.1(d) of the Code, a record of any Code violation and any action taken as a result of the violation must be preserved with the Funds’ records for the period and in the manner required by Rule 17j-1.

As Adopted:  March 10, 2005

Amended:  November 28, 2008

APPENDIX A

Date

Contact:
Broker/Dealer:
Telephone:
Address:

Re:  ___________________ (Access Person’s Name)

Dear ___________:

We have been informed that ________________, [state title] of ___________________ (the “Funds”) who is involved with the Funds’s investment activities is maintaining an account with _________________________________.

Account Numbers:

This letter will serve to inform you that we do not object to the maintenance of this account, provided that you promptly send duplicate copies of all confirmations and statements to the undersigned marked “Personal and Confidential.”

Sincerely yours,

[FUNDS]

APPENDIX B

QUARTERLY PERSONAL INVESTMENT REPORT

Date of Report:

To:  Chief Compliance Officer

For the Calendar Quarter Ended: __

From:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Companies:

Security	Date of Transaction	Number of Shares	Principal Amount	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

During the quarter referred to above, the following new Personal Accounts or Related Accounts were established in which securities and/or futures contracts were held during the quarter for my direct or indirect benefit.

Account Holder’s Name (if different from mine) and their relationship to me	Name and address of the firm at which account is maintained	Account Number	Date Established	Name and telephone number of account representative

Comments:

Signature:__________________

Reviewed By:

APPENDIX C

ANNUAL PERSONAL HOLDINGS REPORT*

Date of Report:	______________________________

To:	Chief Compliance Officer

From:	___________________________________________

As of [date  ] I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to Rule 17j-1 under the Investment Company Act of 1940:

Name of Security	Number of Shares	Principal Amount($)

As of [date  ] I maintained accounts with the Brokers, Dealers or Banks listed below in which Securities were held for my direct or indirect benefit:

Signature:__________________

Approved By:

*  Information must be current as of a date no more than 45 days before this report is submitted.

APPENDIX D

ANNUAL CERTIFICATION OF COMPLIANCE
WITH THE CODE OF ETHICS

I certify that:

1.	I have read and understand the Code and recognize that I am subject to its terms and conditions.

2.	During the past year, I have complied with the Code’s procedures.

3.	During the past year, I have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code’s procedures.

_________________________
Signature

Dated:_______________________                                     _______________________
Print Name

APPENDIX E

ACKNOWLEDGMENT

I certify that I have read and understand the Code of Ethics of [FUNDS] and recognize that I am subject to its terms and conditions.  I have disclosed all reported personal securities transactions required to be disclosed or reported pursuant to the Code’s procedures and will continue to do so.

______________________                                                         ________________________
NAME                                                                                                DATE

V.        ACCURACY OF DISCLOSURES

1.           Disclosure Controls and Procedures

1.           Background and Purpose of the Procedures

The Hatteras Registered Funds are subject to certain reporting requirements under the Investment Company Act of 1940 (the “Investment Company Act”).  In part, the Funds fulfill these reporting requirements by filing semi-annual reports on Form N-CSR and schedules of portfolio holdings on Form N-Q for the first and third fiscal quarters (the “Reports”) with the Securities Exchange Commission (the “SEC”).  For the Registered Funds whose units are registered under the Securities Act of 1933, additional certifications are required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Rule 30a-2 under the Investment Company Act requires the Funds’ principal executive officer and principal financial officer (the “Certifying Officers”) to make certain certifications in connection with the Reports – regarding the accuracy of the information in the Reports, the Funds’ “disclosure controls and procedures,” and the Funds’ “internal controls”:

Certification of Information in the Reports

Each Certifying Officer must make certain representations pertaining to the information that is being presented in Form N-CSR and/or Form N-Q, including the following:

•
based on such Certifying Officer’s knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report; and

•
based on such Certifying Officer’s knowledge, the financial statements, and other financial information included in the report, fairly present[1] in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the Funds as of, and for, the periods presented in the report.

Certification Regarding Disclosure Controls and Procedures

Rule 30a-3 under the Investment Company Act requires the Funds to maintain “disclosure controls and procedures.”2  The goal of such procedures is to ensure that the Reports filed by the Funds are timely, accurate and reliable.  Rule 30a-2 requires the Certifying Officers to certify that they are responsible for establishing, maintaining and regularly evaluating the Funds’ disclosure controls and procedures, and to report their conclusions about the effectiveness of those controls and procedures.

1
 “Fair presentation” of the Funds’ financial condition, results of operations and cash flows encompasses:  (a) selection of appropriate accounting policies; (b) proper application of appropriate accounting policies; (c) disclosure of financial information that is informative and reasonably reflects the underlying transactions and events; and (d) inclusion of any additional disclosure necessary to provide investors with a materially accurate and complete picture of the Funds’ financial condition, results of operations, and cash flows.

2
 Rule 30a-3(c) defines “disclosure controls and procedures” as “controls and other procedures of a registered management investment company that are designed to ensure that information required to be disclosed by the investment company on Form N-CSR and Form N-Q is recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms.” They may include “controls and procedures designed to ensure that information required to be disclosed by an investment company in the reports that it files or submits on Form N-CSR and Form N-Q is accumulated and communicated to the investment company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.”

Certification Regarding Internal Controls

Finally, Rule 30a-2 currently requires the Certifying Officers to certify in connection with the filing of Form N-CSR and Form N-Q that; based on their most recent evaluation:

•
they have disclosed to the Funds’ auditors and to the audit committee of the Funds’ boards of directors all significant deficiencies in the design or operation of the Funds’ internal controls[3] which could adversely affect the Funds’ ability to record, process, summarize and report financial data;

•	they have identified for the Funds’ auditors any material weaknesses in the Funds’ internal controls; and;

•
they have disclosed to the Funds’ auditors and audit committee any fraud, whether or not material, that involves management or other employees who have a significant role in the Funds’ internal controls.

In accordance with the certification requirements, the Certifying Officers of the Funds are responsible for establishing and maintaining disclosure controls and procedures and have adopted these Controls and Procedures in order to ensure that their internal communications and other procedures operate so that information flows to the appropriate collection and disclosure points in a timely manner.  An effective system of controls and procedures will assist the Certifying Officers in the discharge of their responsibilities in making the required certifications regarding the Reports by providing the Certifying Officers with a basis for assuring that the information in the Reports is accurate and complete.

2           Certifying Officers

For purposes of these Controls and Procedures, the Certifying Officers of the Funds shall be:

3
 In its release adopting Rule 30a-2, the SEC notes that “internal controls” has a pre-existing definition for accounting purposes defined by Section 319 of the American Institute of Certified Public Accountants (“AICPA”) Codification of Statements on Auditing Standards, which describes internal controls as a process, effected by an entity’s board of directors, management and other personnel, designed to provide reasonable assurance regarding the achievement of objectives in three categories - effectiveness and efficiency of operations, reliability of financial reporting, and compliance with applicable laws and regulations.  The Commission has proposed rules that would: (a) define “internal controls and procedures for financial reporting” as controls that pertain to the preparation of financial statements for external purposes that are fairly presented in conformity with GAAP as addressed by Section 319 of the Codification of Statements on Auditing Standards or any superseding definition or other literature that is issued or adopted by the Public Accounting Oversight Board; and (b) amend the certifications required by Rule 30a-2 as discussed above to require certification of a company’s “internal controls and procedures for financial reporting” instead of the company’s “internal controls” and to require certification that they have “designed such internal controls and procedures for financial reporting, or caused such internal controls and procedures for financial reporting to be designed under our supervision, to provide reasonable assurances that the registrant’s financial statements are fairly presented in conformity with generally accepted accounting principles.”

•	the President or Chief Executive Officer of the Funds; and

•	the Treasurer or Chief Financial Officer of the Funds.

3.           Administrator Controls and Procedures

As is typical in the industry, the Funds have delegated the task of preparing and filing the Reports to the Funds’ administrator, UMB Fund Services, Inc. (the “Administrator”).  Accordingly, the Certifying Officers of the Funds shall review and evaluate the Administrator’s controls and procedures.  As part of this review and evaluation, the Certifying Officers will complete an evaluation that includes reviewing, among other things, sub-certifications as well as other information from sources responsible for data contained in the Reports.  The Funds may not continue to delegate the preparation and filing of the Reports to the Administrator unless the Certifying Officers have concluded, based upon their periodic review and evaluation, that the Administrator has adequate controls and procedures in place to ensure the accurate and timely filing of such Reports.

Subject to the supervision of the Certifying Officers of the Funds, the Certifying Officers may delegate to persons who are officers of the Funds or officers or employees of the Funds’ investment manager or other appropriate parties the responsibility for overseeing the Administrator in connection with its performance herein.  In such capacity, such person(s) shall be responsible for: (a) reviewing the materials prepared by the Administrator; (b) cooperating with the delivery of the relevant data that is requested by the Administrator in conjunction with the preparation of such Reports; and (c) ensuring that the Reports are filed in a timely manner.

If any such designated party becomes aware of any issues or problems relating to the preparing and filing of such Reports, he or she shall report his or her findings or concerns to the Certifying Officers of the Funds as soon as practicable.  Issues relating to any previously filed Report that may require the filing of an amendment to such Report shall also be brought to the attention of the Certifying Officers as soon as practicable.

Notwithstanding the foregoing delegation, the Certifying Officers of the Funds shall remain responsible for the Reports prepared and filed by the Administrator and shall be responsible for executing the certifications required under Rule 30a-2 of the Investment Company Act in conjunction with such filings.

4.           Disclosure Committee

A Disclosure Committee has been established to assist the Certifying Officers of the Funds in carrying out their responsibilities with respect to these Disclosure Controls and Procedures.  The Disclosure Committee shall be comprised of the Certifying Officers and such other members as they from time to time may appoint.  The Chief Compliance Officer shall serve as the Chairman of the Committee.

The Disclosure Committee shall meet within 10 days before the filing date of each Report to review the accuracy and completeness of the relevant Report prepared by the Administrator.  Prior to such meeting, the Administrator shall provide the Disclosure Committee with its draft Report and a sub-certification upon which the Certifying Officers can rely in making their certifications, a form of which is attached as Exhibit C for Form N-CSR and Exhibit D for Form N-Q.

As part of its review of each Report, the Disclosure Committee shall (a) evaluate the effectiveness of the design and operation of these Controls and Procedures in accomplishing the purposes described herein, (b) assess the Funds’ internal controls and evaluate whether there have been any significant changes to the Funds’ internal controls or in other factors that could significantly affect the internal controls subsequent to the date of its last evaluation (including any corrective actions with regard to significant deficiencies and material weaknesses) and (c) prepare its conclusions of such evaluations.  The Certifying Officers may request the participation of any other officers of the Funds and/or officers or employees of the Funds’ investment manager in such evaluations.

In conducting its review and evaluations, the Disclosure Committee shall:

•
determine the appropriate level of diligence that will apply to the review of information contained in disclosures by the Funds and allocate responsibilities for such disclosures among the personnel of the Funds’ investment manager and the Administrator;

•	take into account the adequacy and effectiveness of the Administrator’s disclosure controls and procedures and the effectiveness of the oversight of the Administrator by the Funds;

•	establish a schedule that will ensure that all required disclosures in Form N-CSR and Form N-Q for the Funds are identified and prepared in a timeframe sufficient to allow review;

•
review the sub-certification provided by the Administrator to the Certifying Officers with respect to such Report and determine what, if any, additional certifications and internal procedures are appropriate to support and document the certifications required by these procedures, including without limitation, sub-certifications from the Funds’ investment manager, the Funds’ auditors, and the Funds’ other service providers;

•
consider whether there are any significant deficiencies in the design or operation of internal controls which could adversely affect a Funds’ ability to record, process, summarize, and report financial data, and in the event that any such deficiencies are identified, disclose them to the pertinent Funds’ audit committee and to its auditors;

•
consider whether, to their knowledge, there has been any fraud, whether or not material, that involves management or other employees of the Funds’ investment manager, the Administrator, or any contracting entity who have a significant role in the internal controls of the Funds, and in the event that any such fraud is identified, disclose this to the Funds’ audit committee and to its auditors;

•
determine whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of the most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses, and if there were any, take all steps necessary so that such changes and corrective actions are indicated in the Report; and

•	consider such other information as the Disclosure Committee deems necessary or desirable in connection with such review and evaluations.

The members of the Disclosure Committee will have differing areas of expertise and no member of the Disclosure Committee is expected to be an expert on matters which are beyond his or her area of expertise.  In performing their duties and responsibilities hereunder, the members of the Disclosure Committee may rely in good faith on information, opinions, reports or statements prepared or presented by one or more employees of the Funds’ service providers, its outside counsel, its independent auditors or other persons whom the Disclosure Committee members reasonably believe to be reliable and competent in the matters presented.

5.           Certifications

Each Certifying Officer shall sign a separate certification of each Report in the exact form prescribed by Rule 30a-2, a sample of which is attached as Exhibit A for Form N-CSR and Exhibit B for Form N-Q.  The certifications may not be signed on behalf of a Certifying Officer pursuant to a power of attorney or any other form of confirming authority.  For the Registered Funds whose units are registered under the Securities Act of 1933, additional certifications are required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

If a Certifying Officer determines that he or she cannot certify the draft Report as required, and cannot make or cause to be made the changes or corrections to the Report necessary to be able to make such certification, then the Certifying Officer shall notify the audit committee of the Fund of such determination and the reasons therefore.

The Administrator shall maintain in the records of the Funds a copy of the certifications executed by the Certifying Officers, as well as the materials provided to the Certifying Officers as provided above, and shall maintain such materials in the records of the Funds for the period prescribed in the Investment Company Act and the rules thereunder for required records.

(remainder of page intentionally left blank)

Form N-CSR

Exhibit A

Example of Certification under Rule 30a-2 and Section 906 of Form N-CSR

CERTIFICATION PURSUANT TO RULE 30A-2(A) UNDER THE 1940 ACT AND SECTION 302 OF
THE SARBANES-OXLEY ACT

I, [NAME], certify that:

1.    I have reviewed this report on Form N-CSR of Hatteras [FUND];

2.    Based on my knowledge,  this report does not contain any untrue statement of a material fact or omit to state a material fact  necessary to make the statements made, in light of the circumstances under which such statements were made,  not  misleading  with  respect  to the period  covered by this report;

3.    Based on my  knowledge,  the  financial  statements,  and other  financial information  included  in this  report,  fairly  present  in all  material respects the financial  condition,  results of operations,  changes in net assets,  and cash  flows (if the  financial  statements  are  required  to include a statement of cash flows) of the  registrant  as of, and for, the periods presented in this report;

4.    The  registrant's  other  certifying  officer(s) and I are responsible for establishing  and  maintaining  disclosure  controls  and  procedures  (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined in Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

      (a)   Designed such disclosure  controls and  procedures,  or caused such disclosure  controls  and  procedures  to  be  designed  under  our supervision,  to ensure that  material  information  relating to the registrant,  including its consolidated subsidiaries,  is made known to us by others  within  those  entities,  particularly  during  the period in which this report is being prepared;

      (b)   Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

      (c)   Evaluated the effectiveness of the registrant's  disclosure controls and  procedures and presented in this report our  conclusions  about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report based on such evaluation; and

      (d)   Disclosed  in this  report any change in the  registrant's  internal control over  financial  reporting  that occurred  during the second fiscal  quarter  of the  period  covered  by this  report  that  has materially affected,  or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.    The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

      (a)   All significant  deficiencies and material  weaknesses in the design or operation of internal control over financial  reporting which are reasonably  likely to adversely affect the  registrant's  ability to record, process, summarize, and report financial information; and

      (b)   Any fraud,  whether or not  material,  that  involves  management or other  employees  who have a  significant  role in the  registrant's internal control over financial reporting.

Date:

[NAME], President & Chief Executive Officer
(principal executive officer)

CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

I, [NAME], Principal Executive Officer of Hatteras [FUND], certify to the best of my knowledge that:

1.  The N-CSR of the registrant for the period ended [DATE] (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:

[NAME], President & Chief Executive Officer
(principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Hatteras [FUND] and will be retained by [INVESTMENT MANAGER], and furnished to the Securities and Exchange Commission or its staff upon request.

Form N-Q

Exhibit B

Example of Certification under Rule 30a-2 of Form N-Q

I, [NAME], certify that:

1.	I have reviewed this report on Form N-Q of Hatteras [Fund];

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the schedules of investments included in this report fairly present in all material respects the investments of the registrant as of the end of the fiscal quarter for which the report is filed;

4.
The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rule 30a-3(c) under the Investment Company Act of 1940) and internal control over financial reporting (as defined under Rule 30a-3(d) under the Investment Company Act of 1940) for the registrant and have:

(a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)
Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of a date within 90 days prior to the filing date of this report, based on such evaluation; and

(d)
Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.
The registrant's other certifying officer(s) and I have disclosed to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize, and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:	[DATE]

/s/ SIGNATURE
[NAME], President & Chief Executive Officer (principal executive officer)

Exhibit C

Example of Sub-Certification of the Administrator – N-CSR

[Date]

[Inside address:  Fund CEO and/or CFO]

Re: [Fund name]

Dear _____________:

UMB Fund Services, Inc. (“UMB”) serves as accounting and administration agent to _______________ (the “Fund”) pursuant to the _______________ Agreement between the Fund and UMB dated _______________ (the “Agreement”).  We are providing this letter at your request to assist you with meeting your certification requirements imposed by the Securities and Exchange Commission with respect to the Fund’s Form N-CSR for the _______________ month period ended _______________ (the “Form N-CSR”).

UMB has prepared the Fund’s Statement of Assets and Liabilities/Statement of Net Assets, Statement of Operations, Statement of Changes in Net Assets, Financial Highlights and Notes to the Financial Statements as of _______________ and for the period then ended (collectively, the “Financial Statements”) which are included in the Fund’s annual/semi-annual report to shareholders.

At your request, subject to the terms of the Agreement UMB makes the following representations to you as of the date of this letter:

1.
Based on UMB’s knowledge, the Financial Statements do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in the Financial Statements, in light of the circumstances under which such statements in the Financial Statements were made, not misleading with respect to the _______________ month period ended _______________.

2.
Based on UMB’s knowledge, the Financial Statements are complete and accurate and fairly present in all material respects the financial information set forth therein with respect to the _______________ month period ended _______________.

3.
UMB maintains those internal controls that it deems necessary to ensure the accuracy of information prepared by UMB with respect to the Fund in accordance with UMB’s duties and responsibilities under the Agreement.  Further, we have obtained, with respect to UMB’s Fund Accounting and Administration Operations, a Report on Controls Placed in Operation and Tests of Operating Effectiveness in accordance with Statement of Auditing Standards No. 70 for the six month period ended __________ (“SAS 70 Report”).  There were no significant deficiencies or material weaknesses related to UMB’s internal control structure contained in the SAS 70 Report.  Since the date of the SAS 70 Report, there have been no significant changes in UMB’s internal control structure or in other factors that in the opinion of UMB management could significantly affect that internal control structure, unless we have informed you otherwise in writing.

4.
UMB maintains those controls and procedures relating to the disclosure of information to Fund management that UMB deems necessary to ensure that material information relating to the Fund which is known by UMB, and which UMB is required to prepare under the Agreement, is accumulated and communicated to Fund management in a timely manner.  UMB has communicated any material matters identified through the application of such controls and procedures to Fund management.

5.
Unless we have informed you otherwise in writing, UMB senior management has not been made aware of any instances of fraud which involve any UMB employee who has a significant role in UMB’s internal controls as they relate to the Fund.

Please note that these representations are subject to the fact that (i) UMB has assumed that it has received from the Fund and other entities complete and accurate information relating to the above matters (including complete and accurate information regarding the valuation of portfolio securities and other assets and liabilities) and (ii) UMB has prepared the Financial Statements in accordance with the accounting policies determined by the Fund, which are the responsibility of the Fund.

This letter is intended for your use only and only in connection with your certification requirements imposed by the Securities and Exchange Commission with respect to the Form N-CSR, and you are the only person who may rely on this letter.  Your use of this letter is subject to your agreement not to disclose the existence or the contents of this letter to any other person or entity, provided that you may disclose the existence and/or contents of this letter (i) to management of the Fund (provided they agree not to further disclose such information) or (ii) as may be required by law, court order or regulatory request (provided you request confidential treatment of this letter, if available).

Sincerely,

Exhibit D

Example of Sub-Certification of the Administrator – N-Q

[Date]

[Inside address:  Fund CEO and/or CFO]

Re: [Fund name]

Dear _____________:

UMB Fund Services, Inc. (“UMB”) serves as accounting and administration agent to _______________ (the “Fund”) pursuant to the _______________ Agreement between the Fund and UMB dated _______________ (the “Agreement”).  We are providing this letter at your request to assist you with meeting your certification requirements imposed by the Securities and Exchange Commission with respect to the Fund’s Form N-Q for the quarter ended               ____ (the “Form N-Q”).

UMB has prepared the Fund’s Schedule of Investments and Notes to the Schedule of Investments for the quarter.

At your request, subject to the terms of the Agreement UMB makes the following representations to you as of the date of this letter:

1.
Based on UMB’s knowledge, the Schedule of Investments does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in the Schedule of Investments, in light of the circumstances under which such statements were made, not misleading with respect to the quarter ended _______________.

2.
Based on UMB’s knowledge, the Schedule of Investments and the Notes to the Schedule of Investments are complete and accurate and fairly present in all material respects the Fund’s investments as of the quarter ended _______________.

3.
UMB maintains those internal controls that it deems necessary to ensure the accuracy of information prepared by UMB with respect to the Fund in accordance with UMB’s duties and responsibilities under the Agreement.  Further, we have obtained, with respect to UMB’s Fund Accounting and Administration Operations, a Report on Controls Placed in Operation and Tests of Operating Effectiveness in accordance with Statement of Auditing Standards No. 70 for the six month period ended __________ (“SAS 70 Report”).  There were no significant deficiencies or material weaknesses related to UMB’s internal control structure contained in the SAS 70 Report.  Since the date of the SAS 70 Report, there have been no significant changes in UMB’s internal control structure or in other factors that in the opinion of UMB management could significantly affect that internal control structure, unless we have informed you otherwise in writing.

4.
UMB maintains those controls and procedures relating to the disclosure of information to Fund management that UMB deems necessary to ensure that material information relating to the Fund which is known by UMB, and which UMB is required to prepare under the Agreement, is accumulated and communicated to Fund management in a timely manner.  UMB has communicated any material matters identified through the application of such controls and procedures to Fund management.

5.
Unless we have informed you otherwise in writing, UMB senior management has not been made aware of any instances of fraud which involve any UMB employee who has a significant role in UMB’s internal controls as they relate to the Fund.

Please note that these representations are subject to the fact that (i) UMB has assumed that it has received from the Fund and other entities complete and accurate information relating to the above matters (including complete and accurate information regarding the valuation of portfolio securities and other assets and liabilities) and (ii) UMB has prepared the Financial Statements in accordance with the accounting policies determined by the Fund, which are the responsibility of the Fund.

This letter is intended for your use only and only in connection with your certification requirements imposed by the Securities and Exchange Commission with respect to the Form N-Q, and you are the only person who may rely on this letter.  Your use of this letter is subject to your agreement not to disclose the existence or the contents of this letter to any other person or entity, provided that you may disclose the existence and/or contents of this letter (i) to management of the Fund (provided they agree not to further disclose such information) or (ii) as may be required by law, court order or regulatory request (provided you request confidential treatment of this letter, if available).

Sincerely,

2.           Form N-CSR

Rule 30b2-1 under the 1940 Act requires each Fund to file certified shareholder reports with the SEC on Form N-CSR.  These reports must be filed within 10 days after an annual or semi-annual shareholder report is sent to shareholders.  Rule 30b2-1 also requires each Fund to file with the SEC a copy of every periodic or interim report (or similar communication) containing financial statements within 10 days after it was transmitted to fund shareholders.  Each Fund’s Form N-CSR reports is due 10 days after the annual report dated March 31 is sent to shareholders and 10 days after the semi-annual report dated September 30 is sent to shareholders.

The principal executive officer and principal financial officer are required to sign a certification in connection with the N-CSR filing.  The goal of the preceding Disclosure Controls and Procedures is to ensure that the information contained in the shareholder reports is recorded, prepared, summarized and reported on a timely basis.  The principal financial officer and principal executive officer are required to evaluate the effectiveness of the Disclosure Controls and Procedures within a 90-day period prior to filing of each report.

UMB Fund Accounting Department, with the assistance of UMB Regulatory Administration Department and the Adviser, as necessary, prepares and files Form N-CSR in accordance with established procedures and timelines.  UMB Regulatory Administration also assists the Funds in obtaining the appropriate certifications and may record the minutes of any Disclosure Committee Meetings.

Listed below are the major components of the Form N-CSR filing process that need to be completed to ensure the filing is in compliance with regulatory guidelines.

Services Required	Responsible Party

Drafting of Form N-CSR including disclosures related to the following required items:
1)Reports to Shareholders
2)Code of Ethics
3)Audit Committee Financial Expert
4)Principal Accountant Fees and Services
5)Audit Committee of Listed Registrants
6)Schedule of Investments
7)Proxy Voting for Closed-End Funds
8)Portfolio Managers of Closed-End Funds
9)Purchases of Shares by Closed-End Funds
10)Submission of Matters to a vote of shareholders
11)Controls and Procedures
12)Exhibits
UMB Regulatory Administration and UMB Fund Accounting departments
Obtain signatures from an authorized fund officer	UMB Regulatory Administration/Hatteras
Draft and obtain certifications from the fund CEO and CFO	UMB Regulatory Administration
Inclusion of report transmitted to fund stockholders	UMB Regulatory Administration
Filing of completed Form N-CSR, related attachments and exhibits	UMB Regulatory Administration/Hatteras
Ensure all filings are completed timely and in accordance with regulatory guidelines	UMB Regulatory Administration/Hatteras

Please refer to the UMB Regulatory Administration Procedure Manual and UMB Fund Administration Policy and Procedures Manual for specific procedures related to these services.

3.      Form N-Q

Registered management investment companies are required to file new Form N-Q with the SEC not later than 60 days after the close of its first and third fiscal quarters of each fiscal year.  Form N-Q includes a fund’s complete portfolio schedule of investments and must be signed and certified by the fund’s CEO and CFO.  A fund’s management is required to evaluate, with the participation of its principal executive and financial officers, the effectiveness of the fund’s disclosure controls and procedures within 90 days prior to filing Form N-Q.

UMB’s Regulatory Administration Department is responsible for drafting Form N-Q, coordinating the Adviser and fund counsel’s review, obtaining the necessary certifications from the Fund’s CEO and CFO, and working with the financial printer to EDGARize and file Form N-Q.

UMB Fund Accounting and Administration Department prepares the Schedule of Investments and coordinates the delivery of the completed Schedule of Investments to the Regulatory Administration group for EDGARization filing.

Listed below are the major components of the Form N-Q filing process that need to be completed to ensure the filing is in compliance with regulatory guidelines

Services Required	Responsible Party

Drafting of Form N-Q including disclosures related to the following required items: 1)Schedule of Investments 2)Controls and Procedures 3)Exhibits	UMB Regulatory Administration and UMB Fund Accounting departments
Obtain signatures from an authorized fund officer	UMB Regulatory Administration/Hatteras
Draft and obtain certifications from the fund CEO and CFO	UMB Regulatory Administration
Inclusion of Schedule of Investments	UMB Regulatory Administration
Filing of completed Form N-Q, related attachments and exhibits	UMB Regulatory Administration
Ensure all filings are completed timely and in accordance with regulatory guidelines	UMB Regulatory Administration/Hatteras

Please refer to the UMB Regulatory Administration Procedure Manual and UMB Fund Administration Policy and Procedures Manual for specific procedures related to these services.

4.           Form N-SAR

Section 30(a) of the 1940 Act, as implemented by Rule 30b1-1, requires a Fund to file with the SEC an annual report on Form N-SAR.  An Fund must file a report on Form N-SAR not more than 60 days after the close of its fiscal year, and another report not more than 60 days after the close of its fiscal second quarter.  Each Fund’s Form N-SAR report is due 60 days following its fiscal year-end of March 31 and 60 days following its fiscal second quarter of September 30.

UMB’s Fund Accounting Department, with the assistance of UMB Regulatory Administration Department and the Adviser, as necessary, will complete the Form N-SAR. UMB policies and procedures require the establishment of specific roles and responsibilities for each component of the filing process.  Production calendars, with critical escalation dates, are established to ensure work is completed in a timely manner. UMB management is responsible to ensure that all UMB responsibilities, including the filings with the SEC, where applicable, are completed according to the agreed upon time frames and allocation of responsibilities. Where applicable, status meetings are held with the parties involved in the filing process to ensure open items are addressed timely and in a complete manner. Client and other third party reviews of the filing materials are coordinated according to the predetermined roles and responsibilities. When requested, UMB will provide written representations with respect to the services they have performed on behalf of clients.

Listed below are the major components of the Form N-SAR filing process that need to be completed to ensure the filing is in compliance with regulatory guidelines.

Services Required	Responsible Party

Drafting of Form N-SAR including responses to all applicable questions	UMB Fund Administration
Obtain signatures from an authorized fund officer	UMB Fund Administration/Hatteras
Determination of required exhibits to be filed and inclusion in the Form N-SAR filing	UMB Fund Administration in connection with the data owners identified on the attached N-SAR Responsibility Matrix
Filing of completed Form N-SAR, related attachments and exhibits	UMB Fund Administration
Ensure all filings are completed timely and in accordance with regulatory guidelines	UMB Fund Administration

Please refer to the UMB Regulatory Administration Procedure Manual and UMB Fund Administration Policy and Procedures Manual for specific procedures related to these services.

5.           Form N-PX

Registered management investment companies are required to file Form N-PX with the SEC.  This form contains disclosure regarding each Fund’s proxy voting record for each matter relating to a portfolio security considered at any shareholder meeting held during the reporting period.  The information in Form N-PX must cover the immediately preceding twelve-month period ended June 30th and must be filed no later than August 31st of each year.

FORM N-PX TIMELINE*

Objective: To file a record with the Securities and Exchange Commission disclosing specific proxy votes cast in shareholder meetings of issuers of portfolio securities.  Submission of the Form N-PX filing is required under the Securities Act of 1933 and the 1940 Act.

Step 1.
UMB Regulatory Administration Specialist prepares draft N-PX (not including proxy voting records) using the most recent client information obtained from Form N-CSR and forwards draft to UMB Regulatory Administration Manager for review.

Time:	On or about mid-June

Step 2.
UMB Regulatory Administration Specialist sends draft N-PX and signature pages to client contact for review. UMB Regulatory Administration Specialist must receive signed signature pages before N-PX can be filed. (see Step 6 below)

Time: On or about the first week in July

Step 3.	Proxy voting records must be received by UMB to allow time for client to review for accuracy and completeness.

Time:  End of second week in July

***Note: Complete and final proxy voting records must be received by the last week in July to ensure on-time filing.***

Step 4.	(A) Comments regarding Draft N-PX and signed signature pages due to UMB Regulatory Administration Specialist .

Time: End of first week in July

(B) Comments received from client incorporated into draft Form N-PX and UMB Regulatory Administration Manager review is conducted.

Time: Within 3 business days of receipt of client comments

Step 5.	Complete and final proxy voting records due to UMB Regulatory Administration.

Time: Last week in July

Step 6.	Signed signature pages due.

_________________________________
*	Timeline may vary based on delay in receipt of final proxy voting records.

Time: Last week in July

Step 7.	UMB Regulatory Administration Specialist sends Form N-PX to the client-designated printer. Specialist will instruct financial printer to insert proxy voting records into Final Form N-PX.

Time: Three business days after final documents received from client

Step 8.	The financial printer sends Edgarized N-PX to UMB Regulatory Administration Specialist, UMB Regulatory Administration Manager and client for final review.

Time: As dictated by financial printer (usually 3 days)

Step 9.	UMB Regulatory Administration Specialist gives the “OK” to the financial printer to file Form N-PX with the SEC.

Time: Last two weeks in August and no later than August 31 of the current year.

Step 10.
UMB Regulatory Administration Specialist files final Form N-PX, proxy voting records and signature page and SEC Acceptance notice in permanent N-PX Fund File.  UMB Regulatory Administration Specialist notifies client that Form N-PX has been filed.

Time: Within 10 days after filing

Step 11.
Funds must make the proxy voting record available to shareholders either by a toll free number or by posting Form N-PX to the Funds’ webpage.  If Funds post to the webpage, they must do so as soon as reasonably practicable after filing Form N-PX with the SEC.  In connection with this, UMB Regulatory Administration will forward Form N-PX to the Adviser.

Time:  Within 3 days after filing.

Disclosure of Form N-PX Process
Form N-PX Process Objective:  Controls provide reasonable assurance that Form
N-PX is properly drafted, reviewed and filed in a timely manner.

VI.       Safeguarding Assets

1.  Custodian Policies

Under Section 17(f) of the 1940 Act, the assets of the Funds may be held in the custody of a bank meeting certain requirements, a member of a national securities exchange, or the Funds themselves in accordance with SEC rules.  A bank must meet the qualifications set forth in Section 26(a)(1) of the 1940 Act.

Prior to the Funds entering into a custodian arrangement with a bank, the Adviser and/or Administrator of the Funds shall confirm that the bank meets the requirements of the 1940 Act.

Currently, UMB Bank, na serves as the custodian to the Funds and has provided to the Funds summaries of its policies and procedures (and SAS 70 reports) with respect to the custody services.

2.  Authorized Persons List, Access to Portfolio Investments and Client Assets-Restrictions Imposed

The Boards by resolution have designated persons authorized to give instructions on behalf of the Funds to the custodian. Such resolution may be amended from time to time.

Each Service Provider, and the custodian, shall submit to the Board for approval individual employees of the third party service provider who may have access to the assets of the Funds.  Each Service Provider shall have procedures designed to prevent unauthorized access to the Funds’ assets and the Funds’ interest holders and to promptly detect any such unauthorized access.

3.  Custody of Assets Outside the United States

The Funds may maintain their assets outside the United States, so long as custody by a foreign custodian meets the requirements of Rule 17f-5 and custody by a foreign securities depository meets the requirements of Rule 17f-7.

Rule 17f-5 sets forth the definition of an “eligible foreign custodian” and permits a Fund to delegate its responsibility to select and monitor foreign custodians.  The Funds have delegated to the Adviser the authority to select eligible foreign custodians, contract with foreign custodians and to monitor foreign custody arrangements.  The Adviser shall provide quarterly reports to the Board of any changes in foreign custody arrangements.

The Funds rely on their custodian and the Adviser to analyze and monitor the risks of foreign securities depositories.  The custodian shall promptly notify the Funds and the Adviser of material changes in risks to Fund assets in specific foreign securities depositories.

4.  Foreign Custody Manager

A foreign custody manager is any person serving as a delegate for an investment company’s board concerning the maintenance of assets with an eligible foreign custodian.  The foreign custody manager must determine that any foreign assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with an eligible foreign custodian, after considering all factors relevant to the safekeeping of foreign assets.

The CCO will annually review and assess the adequacy of any delegations to a foreign custody manager.

5.  Insurance Coverage

D&O/E&O Insurance

The Funds’ Amended and Restated Agreements of Limited Partnership provide indemnification for each of their respective Directors, General Partners, Officers and each of their Investment Managers unless they engage in certain disabling conduct (as defined below) in the conduct of their duties.  Section 17(h) of the 1940 Act limits the indemnification of officers and directors of an investment company by prohibiting an investment company from indemnifying a director or officer against liability to the fund or its shareholders that would otherwise result by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties (collectively, “disabling conduct”).  The SEC staff believes that the prohibitions of Section 17(h) also apply to advances of legal fees, as well as payments for settlements and judgments.  Section 17(i) imposes similar limitations on indemnifying underwriters and investment advisers.

Indemnification is permissible when a court expressly absolves the person concerned of liability or otherwise dismisses a court action or administrative proceeding for insufficient evidence.  Absent a court determination on the merits that a defendant did not engage in disabling conduct, or dismissal for insufficient evidence, the SEC staff believes that indemnification must be prohibited unless a majority of an investment company’s independent directors who are not parties to the proceedings, or an independent legal counsel, determines that the person is not guilty of engaging in disabling conduct.  An investment company may conditionally advance indemnification monies prior to final determination, subject to certain conditions.  When authorizing an investment company to advance legal expenses, the SEC staff believes that fund directors should consider whether the amount of the advance is reasonable at that point in the litigation.

Sections 17(h) and (i) do not prohibit an investment company from paying for insurance for officers, directors or others, provided the insurance does not protect against disabling conduct, nor do these provisions prohibit an officer or director from paying personally for insurance coverage for disabling conduct.

Consistent with the provisions of Sections 17(h) and (i), the Funds have obtained directors’ and officers’ insurance to protect themselves and their directors and officers from certain liability and expenses that may arise from their acts or omissions in the conduct of their duties.  The Funds’ General Partner is responsible for obtaining, and the Funds’ Boards are responsible for approving, such insurance.

Fidelity Bond Coverage

Section 17(g) of the 1940 Act authorizes the SEC to require by rule that officers and employees of an investment company with access to its assets be bonded against larceny and embezzlement by a reputable fidelity insurance company.  Pursuant to this authority, the SEC adopted Rule 17g-1, which requires every fund to provide and maintain a fidelity bond against larceny and embezzlement.  The rule requires the bond to cover each officer and employee of the fund who, either singly or jointly with others, may have access to the fund’s securities or other assets.  The bond must provide generally that it shall not be cancelled, terminated or modified except after written notice to the fund and the SEC.

The bond must be in a reasonable form and amount as determined by a majority of an investment company’s disinterested directors.  These directors must review the size of the bond at least once every 12 months to ensure that it is reasonable in form and amount, based on factors such as the investment company’s size and the size of other entities covered by the bond, the nature of the investment company’s portfolio and internal controls, the types of exposure of risk involving other entities covered by the bond, the type of assets usually held by the investment company and its custodial arrangements.  The rule further specifies a schedule setting forth the minimum size of the bond required, based on the company’s gross assets.

An investment company must file a copy of the executed bond with the SEC within 10 days after receipt, along with a copy of the directors’ resolution approving the form and amount of the bond.  If the investment company makes a claim under the bond, it must file with the SEC, within 5 days, a written statement of the nature and amount of the claim and a copy of any proposed terms of settlement or actual settlement of the claim.  The investment company also must notify each board member by registered mail of any cancellation, termination or modification of the bond, not less than 45 days prior to the effective date of such action.

Pursuant to the requirements of Rule 17g-1 under the 1940 Act, the Funds have obtained, and will maintain, either an individual fidelity bond or a joint fidelity bond, as appropriate.  The Funds’ CCO is responsible for obtaining, and the Boards are responsible for approving, the Funds’ fidelity bond coverage.  The Funds’ CCO is also responsible for filing a copy of such policy with the SEC, but has delegated the task of filing to the Funds’ Administrator, UMB Fund Services, Inc.

VII.     Records Retention

1.           Books and Records Policy

Section 31(a) of the 1940 Act and Rules 31a-1 through 31a-3 specify in detail the accounts, books and other records that must be maintained and preserved by an investment company, its investment adviser and other service providers.  More specifically, Rule 31a-1 describes the nature and scope of the documents to be maintained.  Rule 31a-2 provides retention and preservation requirements for the documents and Rule 31a-3 discusses maintenance of books and records by third parties.

Additionally, all registered investment advisers, including those who provide advisory services to funds, must also maintain a variety of books and records.  Rule 204-2(a)(1) through (16) under the Advisers Act describes most of the required books and records that must be retained.  Investment advisers must also maintain books and records in a proper location for a specified period of time.

The Funds’ Service Providers shall maintain a system of internal controls that enables them to maintain, preserve and safeguard their and the Funds’ books and records with applicable laws.  Such a system of controls, should include, but not be limited to, an outline describing the document retention requirements, the location of the records and the party responsible for the records.

A.           Accounting Records, including Interest Holder Account Ledgers, Portfolio Transactions Journals, Cash Receipts and Disbursements Journal, General Ledger, Subsidiary Ledgers, Portfolio Securities Ledger, Commissions Ledger, Capital Account Ledger and Trial Balances

The Administrator is responsible for the maintenance of the Funds’ accounting records, including Interest Holder Account Ledgers, Portfolio Transactions Journals, Cash Receipts and Disbursements Journal, General Ledger, Subsidiary Ledgers, Portfolio Securities Ledger, Commissions Ledger, Capital Account Ledger and Trial Balances.  The Administrator has developed, and will maintain, a system of internal controls in order to safeguard the Funds’ accounting records pursuant to its Administration Agreement with the Funds.

B.           Custody Records

The Funds’ custodian is responsible for the Funds’ portfolio securities and other assets.  Among other things, its duties include the:  settlement of portfolio transactions, identifying and collecting portfolio income, reporting failed trades, interfacing with depositories, monitoring corporate actions and capital changes.  In connection with its custodial duties, the Funds’ custodian has developed, and will maintain, a system of internal controls in order to safeguard the records detailing the receipt and delivery of the Funds’ portfolio securities and other assets pursuant to its custodian agreement with the Funds.

C.           Offering and Organizational Documents

The Administrator is responsible for maintaining copies of the Funds’ offering and organizational documents and minute books (“Corporate Documents”).

D.           Portfolio Management and Trading Records, including Order Memoranda, Options Trading Records, Brokerage Allocation Records, Portfolio Transactions Authorizations and Investment Files

The Funds’ Adviser is responsible for maintaining portfolio management and trading records, including, among other things, order memoranda, options trading records, brokerage allocation records, portfolio transactions authorizations and investment files.  Each Adviser has established, and will maintain, a system of internal controls in order to safeguard the records that they are required to retain pursuant to their  respective Investment Management Agreement with respect to the Hatteras Master Fund, the GPEP Institutional Fund, the VCCI Fund, and the Hatteras 1099 Advantage Funds.

E.           Sales Literature Records, including advertisements, pamphlets, circulars, form letters and other sales literature

To the extent permissible pursuant to the Securities Act of 1933 and or applicable FINRA regulations, the Funds’ distributor or placement agent is responsible for the preparation, review and dissemination of sales literature, which may include advertisements, pamphlets, circulars, form letters and other materials.  The Funds recognizes that the Adviser may develop, prepare and assist in the review of sales literature for the Funds.  All such material shall be submitted to the placement agent for purposes of FINRA compliance.  The distributor or placement agent has established, and maintains, a system of internal controls in order to safeguard the records that are required to be retained pursuant to Section 31(a) under the 1940 Act, and the rules thereunder, and the rules established by FINRA.

F.           Internal E-mail Retention Policy

Any e-mails relating to matters required to be maintained by Section 31(a) of the 1940, and the rules thereunder, Rule 204-2(a)(1) of the Advisers Act and FINRA, must be retained as provided by applicable law.  Each Service Provider required to retain records pursuant to the 1940 Act, the Advisers Act and FINRA rules has established policies to retain such sent or received e-mails.  The firm has contracted with GlobalRelay as its email retention vendor.  The appropriate SEC filings have been made regarding the reliance on electronic means of record retention for emails.  The CCO reviews email files on a weekly basis based on random sampling and pre-determined industry words or phrases in an effort to detect any potential wrongdoing.  The results of each weekly review are signed by the COO of the Fund and maintained in the Funds’ files by the CCO.

VIII.      PRIVACY PROTECTION

1.           Anti-Money Laundering Policy

The Funds are not currently required to have an anti-money laundering program under the USA Patriot Act and related regulations.  However, the Funds require that potential investors make certain representations and warranties via the Funds’ subscription agreements or applications with respect to anti-money laundering requirements, including OFAC representations.

2.           Customer Identification Program

UMB provides the Funds with government list matching services, ensuring that all investor data is matched against the governmental lists of suspected individuals and organizations.  This process is done periodically via an automated system feed.  Any exceptions are escalated to an Investor Servicing Director for resolution.  For offshore funds, UMB adheres to the anti-money laundering legislation of the applicable jurisdictions.

3.           Identity Theft / Red Flag Regulation Program

I.	Background

The Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”) added provisions directing the Federal Trade Commission, federal bank regulatory agencies and National Credit Union to issue regulations and guidelines regarding the detection, prevention and mitigation of identity theft (collectively referred to as the “Red Flags Rule”).  The Rules require the board of directors or an appropriate committee to approve the initial written Program.  Programs must be tailored to an entity’s size, complexity and nature of its operations and address the following basic elements:
•	Identify relevant red flags for covered accounts and incorporate those red flags into the Program;
•	Detect red flags that have been incorporated into the Program;
•	Respond appropriately to any red flags that are detected; and
•	Update the Program periodically to reflect changes in risks to investors or to the safety and soundness of the financial institution or creditor from identity theft.

The Red Flags Rules apply to “financial institutions” that offer or maintain “covered accounts”.  A “financial institution” is any person or institution that directly or indirectly holds consumer “transaction accounts” – those accounts on which the account holder is permitted to make withdrawals or transfers payable to third parties. Therefore, to the extent investment company1 investors are permitted to make redemptions payable to third parties, the investment companies may be considered financial institutions. As financial institutions, investment companies must each establish a Program with respect to any “covered accounts.” A “covered account” is: (1) an account primarily for personal, family, or household purposes, that involves or is designed to permit multiple payments or transactions; or (2) any other account for which there is a reasonably foreseeable risk to investors, or the safety and soundness of the financial institution, from identity theft. Each financial institution must periodically determine whether it offers or maintains “covered accounts.”

Financial institutions must ensure oversight of the development, implementation and administration of the Program, staff training, and service provider arrangements.

1
The term “investment company” used in this document shall include entities registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and alternative investments that operate in reliance on exemptions provided in the 1940 Act.

II.	Policy

The Hatteras Funds’ policy is to ensure that there are written procedures, and a system to apply such procedures, that would reasonably be expected to identify, detect and respond appropriately to identity theft in accordance with the Red Flags Rule.  The program will encompass appropriate oversight and reporting of incidents involving identity theft in covered accounts as well as periodic procedural updates and appropriate education and training of relevant staff.
III.	Scope

For purposes of this policy, the term “covered account” applies only to Hatteras Fund accounts established via UMB Fund Services, Inc. (hereafter referred to as UMBFS).  UMBFS, a third-party service provider, serves as the recordkeeping agent for each of the Hatteras Funds.  Governance for all other accounts with investments in the Hatteras Funds (if any) is the responsibility of the financial institution establishing the account.
IV.	Identification of Relevant Red Flags

In determining relevant patterns, practices or specific activities that might indicate the possible existence of identify theft (“red flags”), consideration was given to various risk factors including: (1) the type of accounts offered by the Hatteras Funds; (2) methods by which investors may access and establish accounts; and (3) previous instances of identity theft.
The following red flags were identified:
1.
Information provided on the form of identification provided is not consistent with information provided by the investor upon opening the account or other information already provided for an existing account,

2.	Information provided on the form of identification is not consistent with information that is readily accessible,
3.	Documentation provided appears to have been altered or forged,
4.	Personal information provided is inconsistent when compared against external sources of information,
5.	Personal information provided is not consistent with other personal identifying information previously provided for the account,
6.	Upon opening an account, the investor fails to provide all required information or does not provide requested information when notified that an application is incomplete,
7.	The investor cannot provide all requested identifying information,
8.	A new account is used in a manner commonly associated with known patterns of fraudulent activity,
9.	Activity in an account is not consistent with previously established patterns of activity,
10.	Mail sent to the investor is returned as undeliverable,
11.	Notification that the investor is not receiving statements, confirmations or other documents,
12.	Notification of unauthorized charges or transactions.

V.	Program Administration

UMBFS will perform primary administration of the Identity Theft Prevention Policies and Procedures  UMBFS is responsible for detecting relevant red flags and responding appropriately, in accordance with its policies and procedures, and notifying the CCO when red flags are detected.
VI.	Service Provider Oversight

The CCO will provide oversight of UMBFS (or any other relevant service provider) by taking steps to ensure they have implemented effective policies and procedures administered by competent personnel to adequately mitigate risk associated with identity theft.  The CCO will be familiar with operations and reasonably understand those aspects that deemed appropriate.  The CCO may request periodic reports or certifications from UMBFS.

VII.	Board Reporting

The CCO will provide an annual report to the Boards of Directors/Managers/Trustees of the Hatteras Funds on the performance of UMBFS with respect to their responsibilities as they relate to Identity Theft/Red Flag Regulation and promptly notify the Board if there are material violations, deficiencies in the policies and procedures warranting material changes to the program or significant incidents involving identity theft and management’s response.

4.           Password Policy

Overview
Passwords are an important aspect of computer and network security. They are the front line of protection for user accounts. A poorly chosen password may result in the compromise of Hatteras’ network and systems. As such, all Hatteras employees are responsible for taking the appropriate steps, as outlined below, to select and secure their passwords.

Purpose
The purpose of this policy is to establish a standard for creation of strong passwords, the protection of those passwords, and the frequency of change.

Scope
The scope of this policy includes all personnel who access any Hatteras networks or systems (or any form of access that requires a password).

General Policy
•
All network access or system-access passwords (e.g., desktop or laptop access) must be changed on at least a quarterly basis.  For network access passwords, you will receive an automatically generated reminder that you need to change your password.  The reminder will appear 14 days prior to the anticipated expiration date of your current password (approximately every 90 days).  Remote Users will have to change their passwords using VPN access.

•	All user-level passwords (e.g., Cicada, NAV, Salesforce.com, etc.) should be changed at least every six months. The recommended change interval is every four months.
•	Passwords must not be inserted into email messages or other forms of electronic communication.
•	All network and system-level passwords must conform to the guidelines described below.

Guidelines
A. General Password Construction Guidelines
Passwords are used for various purposes at Hatteras. Some of the more common uses can include: user level accounts, web accounts, email accounts, screen saver protection, voicemail password, and VPN or remote access.  Since very few systems have support for one-time tokens (i.e., dynamic passwords which are only used once), everyone should be aware of how to select strong passwords.

Hatteras passwords must be at least 8 characters in length and contain the following:
▪	At least one symbol (!@#$%^&*()_+|~-=\`{}[]:";'<>?,./)
▪	At least one upper case letter (A-Z)
▪	At least one numeric character (0-9)

Poor, weak passwords have the following characteristics:

•	The password contains less than 8 characters
•	The password is a word found in a dictionary (English or foreign)
•	The password is a common usage word such as:
o	Names of family, pets, friends, co-workers, fantasy characters, etc.
o	Computer terms and names, commands, sites, companies, hardware, software.
o	The words "Hatteras", "raleigh", "raleighnc" or any derivation.
o	Birthdays and other personal information such as addresses and phone numbers.
o	Word or number patterns like aaabbb, qwerty, zyxwvuts, 123321, etc.
o	Any of the above spelled backwards.
o	Any of the above preceded or followed by a digit (e.g., secret1, 1secret)

Strong passwords have the following characteristics:

•	Contain both upper and lower case characters (e.g., a-z, A-Z)
•	Have digits and punctuation characters as well as letters e.g., 0-9, !@#$%^&*()_+|~-=\`{}[]:";'<>?,./)
•	Are at least 8 alphanumeric characters long and is a passphrase (Ohmy1stubbedmyt0e).
•	Are not a word in any language, slang, dialect, jargon, etc.
•	Are not based on personal information, names of family, etc.
•
Passwords should never be written down on post-its, mousepads, keyboards, etc. or stored on-line. Try to create passwords that can be easily remembered. One way to do this is create a password based on a song title, affirmation, or other phrase. For example, the phrase might be: "This May Be One Way To Remember" and the password could be: "TmB1w2R!" or "Tmb1W>r~" or some other variation.  NOTE: Do not use either of these examples as passwords!

B. Password Protection Standards
Passwords cannot be repeated in the system.  For system or network access, the system will remember at least the previous four passwords so you cannot simply repeat the same one over and over again.  Do not use the same password for Hatteras accounts as for other non-Hatteras access (e.g., personal ISP account, outside online banking, shopping sites, etc.). Where possible, don't use the same password for various Hatteras access needs. For example, select one password for Salesforce.com and a separate password for network access.

Do not share Hatteras passwords with anyone, including colleagues, family members or friends. All passwords are to be treated as sensitive, Confidential Hatteras information.

Here is a list of "dont's":

•	Don't reveal a password over the phone to ANYONE
•	Don't reveal a password in an email message
•	Don't reveal a password to employees
•	Don't talk about a password in front of others
•	Don't hint at the format of a password (e.g., "my family name")
•	Don't reveal a password on questionnaires or security forms
•	Don't share a password with family members
•	Don't reveal a password to co-workers while on vacation

If someone demands a password, refer them to this document or have them call the Chief Compliance Officer.

Do not use the "Remember Password" feature of applications.

Again, do not write passwords down and store them anywhere in your office. Do not store passwords in a file on ANY computer system (including Blackberries, PDAs or similar devices) without encryption.

Change passwords at least once every six months (except system-level or network passwords which must be changed quarterly). The recommended change interval is every four months.

If an account or password is suspected to have been compromised, report the incident to the CCO and change all passwords.

Password cracking or guessing may be performed on a periodic or random basis by the CCO or its delegates. If a password is guessed or cracked during one of these scans, the user will be required to change it.

Enforcement
Any employee found to have violated this policy may be subject to disciplinary action, up to and including termination of employment.

Revision History
This policy was last updated on October 29, 2008.

5.           Protection of Non-Public Information

Under Regulation S-P, the SEC requires a fund and its investment adviser to adopt policies and procedures to protect various records and information of customers.  Pursuant to the regulation, a fund and its investment adviser are generally prohibited from providing non-public personal information about a customer to an unaffiliated third party unless they provide the customer with an initial and annual “privacy notice” giving him or her the option of withholding consent to the sharing of the information.  In general, the initial and annual privacy notice must set forth, among other things:

(i)	a general description of the fund’s or adviser’s policies and practices to protect customers’ non-public personal information that are collected;

(ii)	categories of customers’ non-public personal information that are collected;

(iii)	categories of non-public information that are disclosed;

(iv)	if applicable, categories of affiliates or non-affiliated third parties that may receive the information; and

(v)	if applicable, an explanation of a customer’s right to “opt-out” of having his or her non-public personal information disclosed to unaffiliated third parties and how to exercise that right.

The initial privacy notice generally must be given to the customer when the relationship is established and the annual notice must be given once each 12-month period or once each calendar year.  An individual who is the record holder of fund shares is considered the fund’s customer.  Where the customer has multiple accounts, the fund is permitted to deliver a single privacy notice provided the notice makes clear which accounts it applies to and the customer can reasonably be expected to receive actual notice regarding each account.  A fund can include its privacy notice in its prospectus or other document so long as it is clear and conspicuous and the customer will receive the privacy notice each year.

Under special circumstances, a fund can rely on the “householding” rules applicable to other fund documents to deliver a single annual privacy notice to multiple customers sharing an address.  However, a fund cannot “household” delivery of opt-out notices.

If a customer decides to “opt-out,” the fund or adviser must comply as soon as reasonably practicable.

The Fund’s privacy policy is as follows:

DISCLOSURE OF ADVISORY CLIENTS’ AND INVESTORS’ NON-PUBLIC PERSONAL INFORMATION

A.           Privacy Policy

Privacy Policy
Hatteras recognizes that its clients have an expectation that Hatteras and its affiliates will maintain the confidentiality of its clients' nonpublic personal information. Keeping your information confidential and secure is an important part of our responsibility to you and we take this responsibility very seriously. As such, we provide you with options about how your information may be shared within Hatteras and with others as required or permitted by law -- including those who may work with us to better serve your needs.

What Type of Personal Information Will Hatteras Collect or Receive?

Generally, Hatteras does not collect any non-public personal information about you, although certain non-public personal information about you may become available to Hatteras from various sources, including:

•
Information we may receive from you, such as your name, address and phone number, your social security number and your assets, income, other household information and any other information you may provide to Hatteras;

•	Information about your transactions with Hatteras, our affiliates, or others, such as your account balances, transaction history, and claims you make; and

•	Information from visitors to our website provided through online forms, site visitorship data, and online information collecting devices known as “cookies.”

How Will Hatteras Use This Information?

Hatteras does not sell lists of client information, however we reserve the right to disclose the non-public personal information  No personal information, regardless of the source, regarding any customer or consumer, may be disclosed except as follows:

•	Non-affiliated third parties that provide services necessary to effect, administer or enforce a transaction that you request or authorize.

•	Credit bureaus or similar reporting agencies.

•	Law enforcement officers and governmental agencies and courts as required by a subpoena, court order or law.

•
Non-affiliated third parties with whom Hatteras has a contractual agreement to jointly offer, endorse, market or sponsor a financial product or service; and/or to service and maintain customer accounts including effectuating a transaction.

•	Other non-affiliated financial institutions with whom we have agreements.

•	Others to the extent permitted or required by law.

If you access Hatteras’ products or services through another financial intermediary, your intermediary’s policy will govern how it uses your personal information.

Your Right To Opt Out

You may direct Hatteras not to make disclosures to non-affiliated third parties, except as permitted or required by law. Those wishing to opt out of disclosures to non-affiliated third parties may call the following number: 1-866-388-6292.

How We Keep Your Information Secure and Confidential

Hatteras restricts your personal and account information to those individuals who need to know that information to service your account. Hatteras also maintains physical, electronic and procedural safeguards to protect your information.

Disposal of Your Information Derived from a Consumer Report

In the unlikely event Hatteras obtains non-public consumer report information (as that term is defined in Regulation S-P) about you and Hatteras no longer needs such information, Hatteras will dispose of such information as follows: If such information is in paper form, Hatteras will shred any papers containing such information so that such information may not be practicably read or reconstructed. If such information is in electronic form, Hatteras will permanently erase such information from the electronic device holding such information such that it can no longer be practicably read or reconstructed.

Notifications

As required by federal law, we will notify you of our privacy policy annually. We reserve the right to modify this policy at any time, but rest assured that if we do change it, we will inform you promptly. If you have any questions, please feel free to call us at 1-866-388-6292 or visit our website at www.hatterasfunds.com.

This notice applies to the following Hatteras entities and affiliates:
Hatteras Investment Partners, LLC
Hatteras Investment Management, LLC
Hatteras Capital Investment Management, LLC
Hatteras Capital Investment Partners, LLC
Hatteras Capital Distributors, LLC
Hatteras Multi-Strategy Funds
Hatteras Late Stage VC Funds
Hatteras Global Private Equity Partners Funds
Hatteras 1099 Advantage Funds

Last Updated: March 2009

B.           Procedures for Compliance with Privacy Policy.

In order to generally ensure Non-Public Personal Information about Advisory Clients and Investors is safeguarded, Hatteras has also adopted the following internal procedures:

(1)	access to Advisory Clients’ and Investors’ Non-Public Personal Information is restricted to an identified group of Access Persons and service providers.

(2)	hard-copies of Advisory Clients’ and Investors’ Non-Public Personal Information are kept in locked file cabinets or in a locked file room;

(3)
access to electronic-based Advisory Clients’ and Investors’ Non-Public Personal Information is restricted (through passwords or similar securitization) to the identified group of Access Persons under (1) above.

C.           Delivery of Privacy Notice.

(1)
Initial Privacy Notice.  Hatteras will provide a copy of its Privacy Policy to each new Advisory Client at the time that Hatteras and the Advisory Client enter into a continuing relationship.  Hatteras will provide its Privacy Policy to each new Investor as an Exhibit to the Funds’ subscription documents or application.  The Chief Compliance Officer is responsible for ensuring that each new Advisory Client and Investor receives a copy of the Privacy Policy in compliance with the requirements of Regulation S-P.

(2)
Annual Privacy Notice.  Annually, Hatteras will provide each Investor and each Advisory Client with a copy of its Privacy Policy.  The Chief Compliance Officer is responsible for ensuring that each Advisory Client and Investor receives a copy of the Privacy Policy at least once in any period of 12 consecutive months during which the client relationship exists in compliance with the requirements of Regulation S-P.

IX.    BUSINESS CONTINUITY

1.           Hatteras Business Continuity Plan

HATTERAS

Business Continuity Plan

The SEC stated in its adopting release concerning compliance programs for funds and their advisers that it expects the policies and procedures for both funds and their advisers to address the business continuity plans.  Among other things, such plans should be designed to prevent a failure to: (i) prepare for, and test, operations during human or natural emergencies; (ii) provide for availability of critical personnel and systems; (iii) verify continuity plans of third party providers; and (iv) protect records from unplanned destruction.  Consistent with the guidance provided by the SEC in its adopting release concerning compliance programs, Hatteras Registered Funds have the following as their Business Continuity Plan (the “Continuity Plan”).

1)
The Funds are committed to the protection of the Funds and their interest holders from any disruption that could be caused by a disaster, emergency or other contingency (collectively, a “Disaster”) with respect to the Funds’ business and investment operations, as well as the people that provide services to it.

2)
The Funds conduct their business affairs through their Directors and officers, as well as third parties that provide services pursuant to agreements with the Funds.  Because the Funds do not have any employees of their own, they rely on these third parties to carry on their business affairs.  Therefore, the Funds must ensure that such third parties have each developed and implemented business continuity plans with respect to the services that it provides to the Funds that enables it to continue to provide services to the Funds in the event of a Disaster.

3)
The Funds’ investment adviser, administrator, custodian and placement agents (“Principal Service Providers”) shall develop and implement business continuity plans that, at a minimum: (i) ensure the availability of critical personnel and systems during a Disaster; (ii) protect records from unplanned destruction; (iii) provide for the periodic testing of such plans; and (iv) are reasonably designed to respond to Disasters that may affect the Funds.

4)
Each Principal Service Provider shall be required to promptly report to the Funds’ Chief Compliance Officer (“CCO”) any material changes to its business continuity plan before, or promptly after, the adoption of such changes.

5)	The CCO shall be responsible for oversight of this Continuity Plan, as well as verifying that the Principal Service Providers have complied with the requirements of paragraph 3 above.

2.      Service Providers’ Business Continuity Plan

The Funds’ Service Providers have adopted business continuity plans.  The following is the Administrator’s business continuity plan.

UMB Fund Services, Inc. Disaster Recovery Plan

The following is a brief explanation of how UMB’s business continuity plan addresses the possibility of a future significant business disruption and the plan to respond to events of varying scope.

Consistent with UMB’s commitment to provide exceptional customer service and pursuant to industry and regulatory requirements, UMB maintains an active business continuity planning program.

UMB’s business continuity strategy is multi-faceted and multi-dimensional, addressing the following issues in the contexts of both short-term and long-term disruptions:

•	Business Processes
•	Technology
•	Personnel
•	Facilities
•	Communication (internal and external)

In the event of a short-term disruption, such as an evacuation of one or more primary sites, alternative recovery site arrangements have been made.  Different courses of action will be pursued depending on the impacted sites.  To the extent necessary:  Critical processing will be rerouted to processing locations that are a significant distance from the affected processing location.  Critical impacted staff will be relocated to another local site displacing less critical staff from their workspaces or to a “hot” alternate site dedicated to recovery, which is not occupied during normal operations.

In the event of a long-term disruption, such as structural damage to one or more primary sites or occupation of a primary site being prohibited for a significant period of time, alternative staff recovery site arrangements exist and alternative technology recovery sites exist.  Critical processing will be rerouted to processing locations that are a significant distance away from the affected processing location.  Critical impacted staff will be relocated to a site that has the capacity to sustain a longer period of disruption.  Agreements have been reached with local telecommunication carriers to reroute incoming customer calls so that UMB should be able to provide uninterrupted customer service.

In addition, alternative technology recovery sites have been established for all proprietary applications required to process business activities.  The recovery architecture of the applications has been designed so that the recovery time objectives stated in the business impact analysis and business continuity plans should be met.  Each technology recovery site utilizes utility services that are separate from those used by the applicable primary technology site to minimize the probability of a disruption impacting both sites.  UMB’s technology recovery strategies also include redundant communication lines to our non-proprietary applications provided by external vendor sources from both the UMB-owned primary locations and the alternative locations.

Communication with customers, vendors and employees is critical to UMB's ability to provide exceptional customer service during a disruption. Our business continuity plan provides for employee communications from the executive leadership throughout the entire employee population.  Emergency employee contact lists are updated throughout the year to ensure that these lists are accurate. Vendor and customer contact information is also updated throughout the year.

UMB acknowledges that testing is a key element to ensuring its business continuity plan is comprehensive, adequate and accurate.  Regularly scheduled testing occurs across all product lines within UMB.  UMB has established a structured scenario-based testing approach based on process risk valuation and recovery time objectives for both business processes and the technology supporting them.  Testing is multi-faceted and includes:

•	Employee Call Tree Testing
•	Crisis Management Testing
•	Business Continuity Testing
•	Alternate Staff Recovery Site Testing
•	Application and Infrastructure Recovery Testing

In conclusion, UMB has a robust business continuity program that is focused on customer service, the safety of employees and risk mitigation.  Commitment from all levels of management to maintain the program is demonstrated through active participation in strategy planning, regular testing and identifying areas for continued process improvement.

X.     PRICING OF PORTFOLIO SECURITIES

1.           Valuation Procedures

VALUATION PROCEDURES

HATTERAS MASTER FUND, L.P.
HATTERAS MULTI-STRATEGY FUND, L.P.
HATTERAS MULTI-STRATEGY TEI FUND, L.P.
HATTERAS MULTI-STRATEGY INSTITUTIONAL FUND, L.P.
HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.
HATTERAS MULTI-STRATEGY 3C1 FUND, L.P.
HATTERAS MULTI-STRATEGY OFFSHORE FUND. Ltd.

VALUATION PROCEDURES

Method of Valuing Feeder Fund Portfolio Securities

Hatteras Multi-Strategy Fund, L.P., Hatteras Multi-Strategy TEI Fund, L.P., Hatteras Multi-Strategy Institutional Fund, L.P., Hatteras Multi-Strategy TEI Institutional Fund, L.P., Hatteras Multi-Strategy 3c1 Fund, L.P., Hatteras Multi-Strategy Offshore Fund, Ltd. (each a “Feeder Fund” and collectively, the “Feeder Funds”) will value their respective interests in Hatteras Master Fund, L.P. (the “Master Fund”) based on the net asset value (“NAV”) of the Master Fund, determined in accordance with these Valuation Procedures.

Method of Valuing Master Fund Portfolio Securities

The Master Fund’s portfolio securities will be valued pursuant to these Valuation Procedures.  The investment strategy of the Master Fund provides for allocation of the Master Fund’s assets among funds managed by third-party managers (an “Adviser Fund”), including hedge funds, private equity funds, and other entities.  In addition, the Master Fund may invest in exchange traded funds (“ETFs”), mutual funds, short-term cash instruments, and other securities.  The Master Fund will value its interests in Adviser Funds structured as hedge funds in accordance with Part II of these Valuation Procedures.  The Master Fund will value its interests in Adviser Funds structured as private equity funds in accordance with Part III of these Valuation Procedures.  Part IV describes the procedures for valuing ETFs, mutual funds, and other securities with readily available market values.  In valuing the Master Fund’s portfolio, the Valuation Committee, as designated by the Board of Directors, will consider all information reasonably available to it.

Valuation Committee

In general, the Board of Directors has delegated the responsibilities concerning the valuation of the Master Fund’s portfolio to Hatteras Investment Partners, LLC (the “Investment Manager”).  In addition, a Valuation Committee has been established to periodically review the controls and procedures surrounding valuation.  The Valuation Committee would also be consulted when concerns arise that the established valuation procedures do not reflect fair value for a particular holding or security.

Part I – Valuation Controls

Generally, the Master Fund’s investments in Adviser Funds will be subject to substantial restrictions on transfer, and the Master Fund will typically have only limited rights to withdraw its investment in an Adviser Fund.  Information on the value of the Master Fund’s investments in an Adviser Fund will be provided by the general partner, manager or administrator of the Adviser Fund.

Initial Due Diligence – All Funds

Prior to investing in an Adviser Fund, members of the Investment Manager, will conduct due diligence on the Adviser Fund and its general partner, and where applicable, its third party administrator.  This due diligence includes:

•	Reviewing the Valuation Policies and Procedures of the Adviser Fund

•
Confirming that the Adviser Fund issues audited financial statements using U.S. generally accepted accounting principles (US GAAP) or International Financial Reporting Standards (IFRS), on an annual basis.

•	Determination and documentation of the Adviser Fund’s independent auditor, legal counsel, prime broker, administrator and custodian.

•	Confirmation that the Adviser Fund’s auditor is in good standing with the Public Company Accounting Oversight Board (PCAOB).

•	Determining whether the Adviser Fund maintains an internal pricing group, and if the Administrator or internal pricing group uses an independent third party pricing source (e.g. IDC).

•	Establish for each underlying Fund a benchmark and peer group.

The above due diligence procedures may be performed by the Investment Manager, or outsourced to an independent third party compliance firm.

Part II – Investments in Adviser Funds – Hedge Funds

Periodic Valuations of Adviser Funds – Hedge Funds

The Master Fund strikes a net asset value as of the last day of each calendar month.  Investors may subscribe to the respective Feeder Funds as of the first day of a calendar month, and such Feeder Fund then in turn invests substantially all of its assets in the Master Fund.

Adviser Funds, other than private equity holdings, will typically report performance on a monthly basis.  This performance reporting may come in the form of a NAV, capital balance, and/or percentage return, and may be estimated or final.  The designated members of the Investment Manager will review each reported return and ensure that the return is incorporated in the monthly valuation provided by the Master Fund’s independent third party administrator.  The Investment Manager will:

•	Document the source of the return, to verify that it is reported from the source identified in the Adviser Fund’s valuation procedures.

•	Reconcile the reported return to the records of the Master Fund’s third party administrator.

•
Where estimates are used, members of the Investment Manager will review on a quarterly basis such Adviser Fund’s estimated returns versus final returns, and the potential impact on the NAV of the Master Fund.  Statistics concerning estimated returns used versus final returns will be provided to the Valuation Committee for review.

•
Where reported performance numbers from an Adviser Fund differ from the established benchmark or peer group by more than one standard deviation, members of the Investment Manager will contact the Adviser Fund to ascertain the cause of the differing performance, and document the reasons stated by the underlying fund’s manager.  This information will be provided to the Valuation Committee for review.

•
If no performance update is received from an Adviser Fund, the Investment Manager can make the decision to use the last available price for the Adviser Fund.  In the case of hedge funds, no more than one month may pass without receipt of a performance figure from the Adviser Fund.  Information concerning stale prices will be provided to the Valuation Committee for review.

•
The Fund employs an independent third party consultant (currently NAV Consulting) to reconcile subscriptions, redemptions, performance, and capital calls and distributions to the records maintained by the Fund’s administrator.

•	For record retention purposes, the Investment Manager, or its designee, will maintain a permanent record of the supporting performance documentation for each valuation period.

Additional procedures to be performed in certain circumstances

Adviser Funds may impose restrictions on the liquidity terms of the Master’s Funds underlying investments.  These restrictions include initial lock-ups, the use of side pockets, suspension of redemptions, and the imposition of gates.

Generally, the investment manager will value the investment in the Adviser Fund based on the reported performance or net asset value of the fund, as provided by the manager or the Adviser Fund’s administrator.  Since all Adviser Funds must value their underlying holdings based on Fair Value accounting in order to comply with US GAAP or IFRS, it is expected that the net asset value obtained from the Adviser Fund or its administrator will represent fair value.

In the case of hedge funds where liquidity is not available, or estimated to not be available for a period greater than 24 months, the Valuation Committee will take additional steps to ascertain that the reported performance or NAV is a true reflection of fair value.  These additional procedures include:

•	Review the underlying holdings, where available, of the Adviser Fund, to determine whether the reported net asset value is a true reflection of fair value of the underlying securities.

•	Review the subsequent performance of the Fund after such liquidity restrictions were imposed.

•	Attempt to determine whether there have been any secondary market transactions in the interests of the Adviser Fund.

•	Review the performance of the underlying investments against publicly available data.

The Valuation Committee may decide in such cases that the reported NAV from the underlying fund is the best reflection of fair value, or it may choose to employ a valuation method that accounts for the illiquidity of the Adviser Fund, or its underlying holdings.

Side Pockets

Where the Adviser Fund employs side pockets, the Investment Manager will:

•	Determine the amount of the Master Fund’s portfolio that is invested in side pockets and review the Adviser Fund’s procedures for valuing side pocket investments on a periodic basis.

•	Review the subsequent performance of the side pocket investments for evidence that the net asset values have been properly stated.

•	Review the underlying holdings, where available, of the side pocket investment, to determine whether the reported net asset value is a true reflection of fair value.

In all circumstances, the Valuation Committee maintains the ability to adjust the reported net asset value of the Adviser Fund based on all the information available, whether or not reflected in the reported NAV.  Any such adjustments will be documented by the Valuation Committee, and maintained in the permanent valuation records of the Master Fund.

On-going Due Diligence

In addition to the diligence procedures performed prior to the initial investment with an Adviser Fund (see Part I – Valuation Controls), and the periodic procedures, members of the Valuation Committee or Investment Manager, will perform the following additional due diligence functions:

•
Contact each manager of an Adviser Fund on at least an annual basis, and review with the manager’s Chief Financial Officer or other appropriate personnel, their valuation procedures for any updates or changes.

•	Document any changes in the Adviser Fund’s auditor, administrator, legal counsel, custodian, or prime broker, and attempt to determine the reason for the change.

•	Review and compare the Adviser Fund’s estimated returns (where reported) to final returns.

Part III – Investments in Private Equity Funds

Periodic Valuations of Adviser Funds – Private Equity

Adviser Funds with private equity investments will typically report performance on a quarterly basis.  This performance reporting may come in the form of a NAV, capital balance, and/or percentage return, and may be estimated or final.  Quarterly returns are incorporated into the performance during the month they are received, although intra-period capital calls, including those for management fees and other expenses, are recorded at the time of the cash flow and if appropriate, amortized over the respective period.  The designated members of the Investment Manager will review each reported return and ensure that the return is incorporated in the monthly valuation provided by the Master Fund’s independent third party administrator.  The Investment Manager or third party designee, will:

•	Document the source of the return, to verify that it is reported from the source identified in the Adviser Fund’s valuation procedures.

•	Reconcile the reported return to the records of the Master Fund’s third party administrator.

•
The Master Fund will value investments in Adviser Funds at fair value which, subject to the following provisions, ordinarily will be the value determined by the general partner, manager or administrator of each Adviser Fund in accordance with the policies established by the relevant Adviser Fund.  These values will be reported in audited and unaudited reports prepared by the Adviser Fund or in other information that is received from the Adviser Fund.

•
The Investment Manager will review the valuations provided by Adviser Funds and take other reasonable steps to determine whether it is appropriate, in light of all relevant circumstances, to value interests in Adviser Funds at the NAV last reported at the time of valuation.

•
If the Investment Manager has reason to believe that the current valuation reported by an Adviser Fund does not represent the fair value of the Master Fund’s investment in such Adviser Fund, the Investment Manager will take steps to ascertain the fair value, which may include among other things, applying a discount or premium, or valuing the Adviser Fund at cost.

•
Where estimates are used, members of the investment manager will review on a quarterly basis all Adviser Fund’s estimated returns versus final returns, and their potential impact on the Net Asset Value of the Master Fund.

•
If no performance update is received from an Adviser Fund, the Investment Manager can make the decision to use the last available price for the underlying fund.  In the case of private equity investments, no more than one quarter may pass without receipt of a performance figure from the Adviser Fund.  Information concerning stale prices will be provided to the Valuation Committee for review.

•
The Fund will employ an independent third party consultant (currently NAV Consulting) to reconcile subscriptions, redemptions, performance, and capital calls and distributions to the records maintained by the Master Fund’s administrator.

•	For record retention purposes, the Investment Manager, will maintain a permanent record of the supporting performance documentation for each valuation period.

Valuation of Secondary Funds

•
In valuing secondary fund investments, the Investment Manager may consider, among other things, the price paid for the interest in the fund, the most recent NAV provided by the Adviser Fund in which the interest was purchased, the remaining term of the Adviser Fund in which the interest was purchased, and the amount of capital to be called by the Adviser Fund in which the interest was purchased.

On-going Due Diligence

In addition to the diligence procedures performed prior to the initial investment with an Adviser Fund (see Part I – Valuation Controls), and the periodic procedures, members of the Investment Manager or Valuation Committee, will perform the following additional due diligence functions:

•
Contact each manager of an Adviser Fund on at least an annual basis, and review with the manager’s Chief Financial Officer or other appropriate personnel, their valuation procedures for any updates or changes.

•	Document any changes in the Adviser Fund’s auditor, administrator, legal counsel, custodian, or prime broker, and attempt to determine the reason for the change.

•	Review and compare the Adviser Fund’s estimated returns (where reported) to final returns.

Part IV – Securities Listed on a Securities Exchange

Valuation of Public Securities (Listed Private Equity,  ETFs, and Mutual Funds)

•
Securities traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board will be valued at their last sales price, and (2) on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined.

•	Securities traded on NASDAQ for which the NOCP is not available will be valued at the mean between the closing bid and asked prices in this market.

•
Securities traded on a foreign securities exchange generally will be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate.

•
If an event occurs between the close of the exchange and the computation of the Master Fund’s NAV that would materially affect the value of the security, the value of such a security will be adjusted to its fair value.

•
A marketability discount may be taken on publicly traded securities when there is a formal restriction that limits sale.  The fair value of these securities might include a liquidity discount based on facts and circumstances.

Correction of Pricing Errors

•
As a matter of policy, if a pricing error occurs, the Investment Manager and/or the Valuation Committee shall take immediate action to correct the price on a going forward basis and to determine its materiality.  If it is deemed material, Investment Manager shall report the error to the Funds’ Chief Compliance Officer with a full explanation of its nature, cause and magnitude.  The Chief Compliance Officer shall determine whether corrective action in accordance with the procedures set forth in this section is warranted to make client accounts.

•
If the Investment Manager, either independently or based on information from traders or analysts, believes that either a security for which market quotations are readily available is being carried at an erroneous price, it shall immediately notify the Chief Compliance Officer for comments or questions.

•
The Investment Manager shall ascertain whether the error had an impact on the net asset value of $.01 or more per Interest of a Fund.  If not, the error shall be deemed immaterial and no retroactive corrective action shall be required.  If so, the Investment Manager shall recommend corrective action in accordance with the following procedures.

1)
If the impact of the error on the net asset value is $.01 or more per share, but less than 0.5% of net asset value, and the client account received a net benefit, no action is required.  If a net loss is incurred, the responsible party shall reimburse the client account for its loss.

2)
If the impact of the error on the net asset value is $.01 or more per share, and greater than 0.5% of net asset value, The Investment Manager shall calculate the amount of total loss or benefit.  The responsible party shall reimburse the client account for its loss.

FAS 157 – Fair Value Measurements

In September, 2006 the Financial  Accounting Standards Board released Statement of Financial Account Standards No. 157, Fair Value Measurements (“FAS 157”) for fiscal years beginning after November 15, 2007.  The objective of the standard is to improve consistency, comparability and transparency of fair value measurements and the impacts of significant areas of judgement across an entity’s financial statements.  The Standard provides a single definition of fair value across U.S. GAAP as “the Price that would be received to sell  an asset or paid to transfer a liability in an orderly arms length transaction between market participants at the measurement date”.   The Fund adopted FAS 157 for the fiscal year beginning April 1, 2008.

Price is determined in the market with the greatest volume and level of activity (“principal market”).  If there is no principal market, then the “most advatageous market” is used.

The fair value hierarchy is a 3 level hierarchy that prioritizes the inputs used to estimate fair value:

•	Level 1 -	Quoted prices (unadjusted) in active markets for identical assets or liablities that the entity has the ability to access at the measurement date.

•	Level 2 -	Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

•	Level 3 -	Inputs that are unobservable market inputs

Generally, Adviser Funds will be categorized as Level 3 investments.  Mutual funds, exchange traded funds, and listed private equity are categorized as Level 1 investments.

XI.     PROCESSING OF FUND SHARES

1.           Investor Qualifications

INVESTOR QUALIFICATIONS

Interests or Units will only be sold to persons who are “eligible investors” as prescribed in each Fund’s respective prospectus or confidential offering memorandum.  Eligibility depends largely on the Fund’s structure.  As such, definitions of various eligibility requirements are included below as well as, a chart indicating the eligibility requirements for each Fund.

Qualified Clients

Investors may have to qualify as persons that are “Qualified Clients” within the meaning of the Advisers Act.  Such term includes: (i) a natural person or company (other than a company that is required to be registered under the 1940 Act but is not registered) that has a net worth (together, in the case of a natural person, with assets held jointly with a spouse) of more than $1,500,000; (ii) persons who have at least $750,000 under Hatteras’ or its affiliates’ management, including any amount currently being invested in a Fund; and (iii) certain employees of Hatteras and its affiliates.

Accredited Investors

Investors may have to qualify as “accredited investors” within the meaning of Regulation D under the Securities Act of 1933, as amended, to purchase interests in the Funds.  Generally, this includes natural persons whose net worth is in excess of $1,000,000, or whose individual income for the past two years exceeds $200,000 for each year (with his or her spouse, $300,000) and who has a reasonable expectation of reaching the same income level in the current year.  It also includes companies whose total assets exceed $5,000,000.

In addition, Interests are offered only to investors that are U.S. persons for U.S. federal income tax purposes.  A person is considered a U.S. person for U.S. federal income tax purposes if the person is: (i) a citizen or resident of the United States; (ii) a corporation, partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) or other entity (other than an estate or trust) created or organized under the laws of the United States, any state therein or the District of Columbia; (iii) an estate (other than a foreign estate defined in Section 7701(a)(31)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)); or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust.  Interests will generally only be offered to investors that are tax-exempt or tax-deferred entities for U.S. Federal income tax purposes.  Prospective investors must complete a Subscription Agreement in order to acquire an Interest in a Fund.

Fund	Investor Qualification(s)
Hatteras Multi-Strategy Funds	Qualified Clients
Hatteras Global Private Equity Partners Fund	Qualified Clients and Accredited Investors
Hatteras VC Co-Investment Fund II, LLC	Accredited Investors
Hatteras 1099 Advantage Funds	Accredited Investor or Qualified Client

2.           Repurchase Offers

REPURCHASE OFFERS

HATTERAS MULTI-STRATEGY FUNDS

I.           Introduction

Hatteras Multi-Strategy Fund I, L.P. ,Hatteras Multi-Strategy TEI Fund, L.P., Hatteras Multi-Strategy Institutional Fund, L.P., and  Hatteras Multi-Strategy TEI Institutional Fund, L.P. (the “Feeder Funds”) and Hatteras Master Fund, L.P. (the “Master Fund” and, together with the Feeder Funds, the “Funds”) expect that a substantial portion of their investments will be illiquid and do not intend to maintain a significant cash position.  For this reason, the Funds are structured as closed-end funds, which means that the Partners will not have the right to redeem their Interests on a daily basis.  In addition, the Funds do not expect any trading market to develop for their Interests.  As a result, if investors in the Feeder Funds decide to invest in these Funds, they will have very limited opportunity to sell their Interests.
II.           Feeder Funds

To provide the Partners with a degree of liquidity, and the ability to receive net asset value on a disposition of their Interests, the Feeder Funds intend to make offers to repurchase their Interests approximately quarterly unless a Feeder Fund’s Board determines, in its complete and absolute discretion, that any such offer would not be in the Fund’s and the Partners’ best interest.

The Board of each Feeder Fund will consider the following factors, among others, in making its determination:

•	the recommendation of Hatteras Investment Partners, LLC;

•	whether any Partners have requested to tender Interests to the Fund;

•	the liquidity of the Fund’s assets;

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Interests or portions thereof;

•	the economic condition of the securities markets; and

•	the anticipated tax consequences to the Fund of any proposed repurchases of Interests or portions thereof.

When a repurchase offer commences, the Funds will send a notification of the offer, in advance of such offer, to the Partners via their financial intermediaries.  The notification will specify, among other things:

•	the percentage of Interests that the Fund is offering to repurchase;

•	the date on which a Partner’s repurchase request is due;

•	the Valuation Date applicable to the repurchase;

•	the date by which the Partners will receive the proceeds from their Interest sales; and

•	the most current net asset value of the Interests that is available on the date of the notification, although such net asset value may not be the net asset value at which repurchases are made.

Each repurchase offer ordinarily will be limited to the repurchase of approximately 5% of the Interests (but in no event to exceed the repurchase of more than 20% of the Interests per quarter).  A Partner may participate in a repurchase offer only after 12 consecutive months as Partner.  The General Partner may, in its sole discretion, permit repurchases that do not comply with all of these requirements (other than the requirement that the Fund will not repurchase more than 20% of the Interests per quarter); provided, that such non-conforming repurchases may be subject to a penalty payable to the Fund equal to 5% of the amount requested to be repurchased, to be netted against withdrawal proceeds.  The minimum value of a repurchase is $50,000, subject to the discretion of the General Partner to allow otherwise.  A Partner whose Interest, or a portion thereof, is repurchased by a Feeder Fund will not be entitled to a return of any placement fee that was charged in connection with the Partner’s purchase of the Interest.

Interests will be repurchased at their net asset value determined as of approximately March 31, June 30, September 30 and December 31, as applicable (each such date, a “Valuation Date”).  Partners tendering Interests for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 65 days (but in no event less than 60 days) prior to the date of repurchase by a Fund.  Partners who tender may not have all of the tendered Interest repurchased by the Fund.  The Funds may elect to repurchase less than the full amount that a Partner requests to be repurchased.  If a repurchase offer is oversubscribed, the Funds will repurchase only a pro rata portion of the amount tendered by each Partner.  The Funds intend to commence the first repurchase offer with a Valuation Date on or about March 31, 2006.  Thereafter, each Fund anticipates that it will make repurchase offers with Valuation Dates on or about June 30, September 30, December 31 and March 31 of each year.

Each Board, in its complete and absolute discretion, may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Interests.

A Partner who tenders for repurchase only a portion of his Interests will be required to maintain a minimum account balance of  $100,000.  If a Partner tenders a portion of his Interests and the repurchase of that portion would cause the Partner’s account balance to fall below this required minimum, the Funds reserve the right to reduce the portion of the Interests to be purchased from the Partner so that the required minimum balance is maintained.  Such minimum capital account balance requirement may also be waived by the General Partner in its sole discretion, subject to applicable federal securities laws.

III.           Master Fund

The Board of Directors of the Master Fund may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Master Fund to repurchase Interests or portions of Interests in accordance with written tenders.  The Master Fund will not offer, however, to repurchase Interests or portions of Interests on more than four occasions during any one fiscal year, unless the Master Fund is advised by its legal counsel that more frequent offers would not cause any adverse tax consequences to the Master Fund or its Investors.  Because all or substantially all of the Feeder Funds’ assets will be invested in the Master Fund, the Board of the Master Fund anticipates that the Master Fund will conduct repurchase orders contemporaneously with repurchase offers conducted by the Feeder Funds.

In determining whether to cause the Master Fund to repurchase Interests or portions of Interests, pursuant to written tenders, the Board of Directors of the Master Fund will consider the following factors, among others:

(1)	whether any Investors have requested to tender Interests;

(2)	the liquidity of the Master Fund’s assets (including fees and costs associated with withdrawing from Advisor Funds);

(3)	Reinvestment plans and working capital and reserve requirements of the Master Fund;

(4)	The relative economies of scale with respect to the size of the Master Fund;

(5)	The history of the Master Fund in repurchasing Interests or portions of Interests;

(6)	The availability of information as to the value of the Master Fund’s Interests in the Advisor Funds and Advisor Accounts;

(7)	Existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(8)	The anticipated tax consequences to the Master Fund of any proposed repurchases of Interests or portions of Interests; and

(9)	The recommendations of the General Partner and/or the Investment Manager.

Each repurchase offer will be limited to the repurchase of approximately 5% of the Interests (but in no event to exceed the repurchase of more than 20% of the Interests per quarter).  Interests are expected to be repurchased at their net asset value determined as of approximately June 30, September 30, December 31 and March 31, as applicable (each such date, a “Valuation Date”).  Partners tendering Interests for repurchase shall provide written notice of their intent to so tender by a date to be specified by the General Partner, which date shall be approximately 65 days (but in no event less than 60 days) prior to the date of repurchase by the Partnership.  Partners tendering their Interests may not have all such Interests accepted for repurchase by the Partnership.  The Partnership may elect to repurchase less than the full amount a Partner requests to be repurchased.  If a repurchase offer is oversubscribed, the Partnership will repurchase only a pro rata portion of the amount tendered by each Partner.  The minimum value of a repurchase is $50,000, subject to the discretion of the General Partner to allow otherwise.  The Board, in its complete and absolute discretion, may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase interests.

The General Partner may permit repurchases at such other times and on such other terms as it may determine in its sole and absolute discretion.

3.           Repurchase Procedures

REPURCHASE PROCEDURES

Due to liquidity restraints associated with the Funds’ investments in Advisor Funds and the fact that the Funds will have to effect withdrawals from the Master Fund (the Multi-Strategy TEI Fund, L.P. via the Offshore Fund) to pay for Interests being repurchased and, in turn, the Master Fund will have to effect withdrawals from Advisor Funds to pay for Interests being repurchased, it is presently expected that, under the procedures applicable to the repurchase of Interests, Interests will be valued on the applicable Valuation Date.  The Funds will generally pay the value of the Interests repurchased (or as discussed below, 90% of such value if all Interests owned by a Partner are repurchased) approximately 90 days after the Valuation Date.  This amount will be subject to adjustment within 45 days after completion of the annual audit of that Fund’s financial statements for the fiscal year in which the repurchase is effected.  If all Interests owned by a Partner are repurchased, the Partner will receive an initial payment equal to 90% of the estimated value of the Interests (after adjusting for fees, expenses, reserves or other allocations or redemption charges) approximately 90 days after the Valuation Date, subject to audit adjustment, and the balance due will be determined and paid within 45 days after completion of that Fund’s annual audit.

Under these procedures, Partners will have to decide whether to tender their Interests for repurchase without the benefit of having current information regarding the value of the Interests as of a date current to the Valuation Date.  The Partner may inquire of the Funds, at the telephone number indicated on the back cover of the Confidential Memorandum, as to the value of the Interests last determined.  In addition, there will be a substantial period of time between the date as of which the Partners must tender the Interests and the date they can expect to receive payment for their Interests from the Funds.  However, promptly after the expiration of a repurchase offer, Partners whose Interests are accepted for repurchase will be given non-interest bearing, non-transferable promissory notes by the appropriate Fund representing that Fund’s obligation to pay for repurchased Interests.  Payments for repurchased Interests may be delayed under circumstances where a Fund has determined to redeem its interest in Advisor Funds to make such payments, but has experienced delays in receiving payments from the Advisor Funds.

Repurchases of Interests by the Funds are subject to certain regulatory requirements imposed by SEC rules.

REPURCHASES OF INTERESTS

HATTERAS GLOBAL PRIVATE EQUITY PARTNERS INSTITUTIONAL FUND

No Right of Redemption

No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem its Units.  No public market exists for Units, and none is expected to develop.  Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below, or through the receipt of distributions by the Fund.

Periodic Repurchases

The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Units from Members, including the Adviser, the Sub-Adviser and their affiliates, pursuant to written tenders by Members.  However, because all or substantially all of the Fund’s assets will be invested in Portfolio Funds, the Fund will generally find it necessary to liquidate a portion of its interest in the Portfolio Funds in order to satisfy repurchase requests. Therefore, the Fund does not expect to conduct a repurchase offer for Units unless it contemporaneously conducts a repurchase offer for its interests in the Portfolio Funds.

The Adviser anticipates recommending to the Board that the Fund conduct repurchase offers of no more than 5% of the Fund’s net assets on or about June 30, 2013; December 31, 2013; June 30, 2014 and December 31, 2014.  It is also anticipated that the Fund will generally conduct repurchase offers contemporaneously with repurchase offers for its interests in the Portfolio Funds.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on its repurchase offers for interests in the Portfolio Funds.

Subject to the considerations described above, the aggregate value of Units to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be stated as a percentage of the value of the Fund’s outstanding Units.  Therefore, the Fund may determine not to conduct a repurchase offer at a time that the Fund conducts a repurchase offer for interests in the Portfolio Funds.  The Fund may also elect to repurchase less than the full amount that a Member requests to be repurchased.  If a repurchase offer is oversubscribed by Members, the Fund will repurchase only a pro rata portion of the Units tendered by each Member.

In determining whether the Fund should offer to repurchase Units therein from its Members pursuant to written requests, the Board will consider the recommendation of the Adviser.  The Board also may consider the following factors, among others, in determining whether to repurchase Units and the amount of Units therein to be repurchased:

•	whether any Members of the Fund have requested to tender Units of the Fund or portions thereof to the Fund;

•	the working capital and liquidity requirements of the Fund;

•	the relative sizes of the repurchase requests and the Fund;

•	the past practice of the Fund in repurchasing Units;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	the anticipated tax consequences of any proposed repurchases of Units of the Fund; and

•
the Fund’s investment plans, the liquidity of its assets (including fees and costs associated with liquidating Portfolio Fund investments), and the availability of information as to the value of its interests in underlying Portfolio Funds.

Procedures for Repurchase of Units

Following is a summary of the procedures expected to be employed by the Fund in connection with the repurchase of Units.

The Board will determine that the Fund will offer to repurchase Units pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Members.  The amount due to any Member whose Units are repurchased will be equal to the value of the Member’s capital account (or portion thereof being repurchased) based on the Fund’s net asset value as of the Valuation Date (as defined below), after reduction for all fees (including any Investment Management Fee, the Incentive Allocation, the Fund Servicing Fee, the Fund Administration Fee), any required tax withholding and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being repurchased.  If the Board determines that the Fund will offer to repurchase Units, written notice will be provided to Members that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other information Members should consider in deciding whether and how to participate in such repurchase opportunity.  The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion.  The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Fund upon a repurchase of Units will be made in the form of the Promissory Note (as defined below).  The Fund does not generally expect to distribute securities (other than the Promissory Note) as payment for repurchased Units except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Fund has received distributions from Portfolio Funds in the form of securities that are transferable to the Fund’s members.  Securities which are distributed in-kind in connection with a repurchase of Units may be illiquid.  Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Members on a proportional basis.

In light of liquidity constraints associated with many of the Fund Investments and the fact that the Fund may have to liquidate interests in such investments in order to fund the repurchase of Units and due to other considerations applicable to the Fund, the Fund expects to employ the following additional repurchase procedures:

•
The value of Units being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is approximately 65 days, but in no event earlier than 60 days, after the Expiration Date (the “Valuation Date”), and any such repurchase will be effected as of the day after the Valuation Date (the “Repurchase Date”).   As discussed above, and subject to the considerations described above, it is expected that there will be a Repurchase Date on or about June 30, 2013; December 31, 2013; June 30, 2014 and December 31, 2014.

•
As promptly as practicable after the Expiration Date, the Fund will give to each Member whose Units have been accepted for repurchase a promissory note (the “Promissory Note”) entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Units. The promissory note will be held by the Fund Administrator and available to the Member upon request. The determination of the value of Units as of the Valuation Date is subject to adjustment based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which such Valuation Date occurred.

•
The Promissory Note, which will be non-interest bearing and non-transferable, is expected to contain terms providing for, among other things, the following payments.  The initial payment in respect of the Promissory Note (the “Initial Payment”) will be in an amount equal to at least 90% of the estimated value of the repurchased Units, determined as of the Valuation Date.  The Initial Payment will be made on or before the ninetieth calendar day after the Repurchase Date, provided that if Members request the repurchase of their Units, the Fund is entitled to postpone the payment in respect of any Promissory Note delivered thereto until ninety calendar days after the Fund has received at least 90% of the aggregate amount anticipated to be received through pending liquidations of Portfolio Fund interests in order to fund repurchases of Units in the Fund.

•
The second and final payment in respect of the Promissory Note (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Valuation Date based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, above (2) the Initial Payment.  It is anticipated that the annual audit of the financial statements of the Fund will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•
Notwithstanding anything in the foregoing to the contrary, in the event that a Member has requested the repurchase of a portion of its Units which would result in such Member continuing to hold at least 5% of the aggregate value of its Units as of March 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the ninetieth calendar day after the Repurchase Date.  Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Units, determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, above (2) the Initial Payment.  If, based upon the results of the annual audit of the financial statements of the Fund for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Units were repurchased was incorrect, the Fund shall decrease such Member’s capital account balance by the amount of any overpayment, or increase such Member’s capital account balance by the amount of any underpayment, as applicable, in each case as promptly as practicable following the completion of such audit.

The repurchase of Units is subject to regulatory requirements imposed by the SEC.  The Fund’s repurchase procedures are intended to comply with such requirements.  However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate.  Following the commencement of an offer to repurchase Units, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Managers, that such suspension, postponement or termination is advisable for the Fund and its Members, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine its net asset value, and other unusual circumstances.

Each Member whose Units have been accepted for repurchase will continue to be a Member of the Fund until the Repurchase Date (and thereafter if the Member retains Units) and may exercise its voting rights with respect to the repurchased Units until the Repurchase Date.  Moreover, the capital account maintained in respect of a Member whose Units have been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Member’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Repurchase Date.

Upon its acceptance of tendered Units for repurchase, the Fund will maintain on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) the portion of the Fund’s interest in the Portfolio Funds that the Fund has requested to have repurchased (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Members tendering Units.

Payments for repurchased Units are expected to cause the Fund to liquidate portfolio holdings in Portfolio Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover.  The Fund may, but need not, maintain cash or borrow money to meet repurchase requests.  Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A Member who tenders some but not all of the Member’s Units for repurchase will be required to maintain a minimum capital account balance of $100,000.  Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion.  The Fund reserves the right to reduce the portion of the Units to be repurchased from a Member so that the required capital account balance is maintained.

In the event that the Adviser, Sub-Adviser or any of their respective affiliates holds Units in its capacity as a Member, such Units may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Members.

Mandatory Redemption by the Fund

In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that:  (i) its Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund to be in violation of, or subject the Fund, the Adviser or Sub-Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units by such Member may be harmful or injurious to the business or reputation of the Fund, the Adviser or the Sub-Adviser, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member.

REPURCHASES OF INTERESTS

HATTERAS VC CO-INVESTMENT FUND II, LLC

No Right of Redemption
No Member (or other person holding Units acquired from a Member) will have the right to require the Fund to redeem its Units.  No public market exists for the Units, and none is expected to develop.  Consequently, Members may not be able to liquidate their investment other than as a result of repurchases of Units by the Fund, as described below, or through the receipt of distributions by the Fund.

Mandatory Redemption by the Fund
In accordance with the terms and conditions of the LLC Agreement, the Fund may cause a mandatory redemption of all or some of the Units of a Member, or any person acquiring Units from or through a Member, in the event that the Board determines or has reason to believe, in its sole discretion, that:  (i) its Units have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Member; (ii) ownership of the Units by such Member or other person will cause the Fund to be in violation of, or subject the Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Units by such Member may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true, or the Member has breached any covenant made by it in connection with the acquisition of Units; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Units in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Member.

TENDER OFFERS/OFFERS TO REPURCHASE

HATTERAS 1099 ADVANTAGE FUNDS

A substantial portion of the Master Fund’s investments are illiquid.  For this reason, the Funds are structured as closed-end funds, which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Funds do not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Funds, they will have very limited opportunity to sell their Shares.

At the discretion of the Board and provided that it is in the best interests of the Funds and the Shareholders to do so, the Funds intend to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly beginning on September 30, 2010, with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year.

The Board will consider the following factors, among others, in making its determination for the Funds to make each repurchase offer:

•	the recommendation of the Investment Manager and/or Sub-Adviser;

•	whether any Shareholders have requested to tender Shares or portions thereof to the Fund;

•	the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from investments);

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing Shares or portions thereof;

•	the availability of information as to the value of the Fund’s assets;

•	the economic condition of the securities markets and the economy generally as well as political, national or international developments or current affairs; and

•	the anticipated tax consequences to the Fund of any proposed repurchases of Shares or portions thereof.

Offers will generally range from 5%-20% of the Fund’s Shares but the Board will set an amount based on relevant factors, including the liquidity of the Master Fund’s positions and the Shareholder’s desire for liquidity.  A Shareholder that participates in a repurchase offer with a Valuation Date occurring prior to the end of the 12th month of its admission to the Fund may be subject to a penalty payable to the Fund equal to 5% of the amount requested to be repurchased, to be netted against withdrawal proceeds.  A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV determined as of approximately March 31, June 30, September 30 and December 31, as applicable (each such date, a “Valuation Date”).  Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 95 days prior to the date of repurchase by the Fund.  Shareholders who tender may not have all of the tendered Shares repurchased by the Fund.  If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder.

The decision to offer to repurchase Shares is in the complete and absolute discretion of the Board, which may, under certain circumstances, elect not to offer to repurchase Shares.  In certain circumstances, the Board may require a Shareholder to tender its Shares.

A Shareholder who tenders for repurchase only a portion of his Shares in the Fund will be required to maintain a minimum account balance of $50,000.  If a Shareholder tenders a portion of his Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum (except as a result of pro ration), the Fund reserves the right to reduce the portion of the Shares to be purchased from the Shareholder so that the required minimum balance is maintained. Such minimum capital account balance requirement may also be waived by the Board in its sole discretion, subject to applicable federal securities laws.

TENDER/REPURCHASE PROCEDURES

Due to liquidity restraints associated with the Master Fund’s investments in Sub-Manager Funds and the fact that the Fund will have to effect withdrawals from the Master Fund to pay for Shares being repurchased, it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued as of the applicable Valuation Date. The Fund will generally pay the value of the Shares repurchased (or as discussed below, 95% of such value if all Shares owned by a Shareholder are repurchased) within approximately 90 days after the Valuation Date. This amount will be subject to adjustment within 45 days after completion of the annual audit of the Fund's financial statements for the fiscal year in which the repurchase is effected. Shares may be repurchased prior to Sub-Manager Fund audits.  To mitigate any effects of this, if all Shares owned by a Shareholder are repurchased, the Shareholder will receive an initial payment equal to 95% of the estimated value of the Shares (after adjusting for fees, expenses, reserves or other allocations or redemption charges) within approximately 90 days after the Valuation Date, subject to audit adjustment, and the balance due will be determined and paid within 45 days after completion of the Fund's annual audit.

Under these procedures, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of the Shares as of the Valuation Date. The Shareholder may inquire of the Fund, at the telephone number indicated within this Prospectus, as to the value of the Shares last determined. In addition, there will be a substantial period of time between the date as of which the Shareholders must tender the Shares and the date they can expect to receive payment for their Shares from the Fund. However, promptly after the expiration of a repurchase offer, Shareholders whose Shares are accepted for repurchase will be given non-interest bearing, non-transferable promissory notes by the Fund representing the Fund’s obligation to pay for repurchased Shares. These promissory notes will be held by the Fund Administrator and can be provided upon request by calling UMB Fund Services at, 1-800-504-9070.  Payments for repurchased Shares may be delayed under circumstances where the Master Fund has determined to redeem its interest in Sub-Manager Funds to make such payments, but has experienced delays in receiving payments from the Sub-Manager Funds.

Repurchase of Shares by the Fund are subject to certain regulatory requirements imposed by SEC rules. Notwithstanding the foregoing, the Fund may postpone payment of the repurchase price and may suspend repurchases during any period or at any time when an to the extent permissible under the 1940 Act.

In accordance with the terms and conditions of the Agreement and Declaration of Trust, the Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, in the event that the Board determines or has reason to believe, in its sole discretion, that:  (i) its Shares have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Shareholder; (ii) ownership of the Shares by such Shareholder or other person will cause the Fund to be in violation of, or subject the Fund, the Investment Manager or Sub-Adviser to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Shares by such Shareholders may be harmful or injurious to the business or reputation of the Fund, the Investment Manager or the Sub-Adviser, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true, or the Shareholder has breached any covenant made by it in connection with the acquisition of Shares; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Shares in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Shareholder.

4.           Transfers of Interest

TRANSFERS OF INTEREST

No person shall become a substituted Partner of Hatteras Multi-Strategy Funds, Hatteras Global Private Equity Partners Funds, Hatteras VC Co-Investment Fund or Hatteras 1099 Advantage Funds without the consent of the appropriate Fund, which consent may be withheld in its sole discretion.  Units or Interests held by investors may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner; or (ii) under other extremely limited circumstances, with the consent of the Board of the appropriate Fund (which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Funds confirms that a transfer will not cause a Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board of the appropriate Fund generally will not consider consenting to a transfer of an Interest (or portion of an Interest) unless the transfer is: (i) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Partner’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the appropriate Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability as set forth in the applicable Fund’s Registration Statement on Form N-2 (the “Registration Statement”).  Notice of a proposed transfer of an Interest must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee.  In connection with any request to transfer an Interest (or portion of an Interest), a Fund may require the investor requesting the transfer to obtain, at the investor’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.  The Board generally will not consent to a transfer of a Unit or Interest by an investor (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Unit or Interest, the balance of the capital account of each of the transferee and transferor is less than $100,000 or such other amount set forth in the appropriate Fund’s Registration Statement.  Each transferring investor and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring a Unit or an Interest or a portion of a Unit or an Interest by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the investor, will be entitled to the allocations and distributions allocable to the Unit or Interest or a portion of the Unit or Interest so acquired, to transfer the Unit or Interest or a portion of the Unit or Interest in accordance with the terms of the appropriate Fund’s Organizational Agreements and to tender the Unit or Interest or a portion of the Unit or Interest for repurchase by that Fund, but will not be entitled to the other rights of an investor or Partner unless and until the transferee becomes a substituted investor or Partner as specified in the appropriate Fund’s Organizational Agreement. If an investor or Partner transfers a Unit or an Interest with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Unit or Interest is transferred is admitted to the Fund as an investor or Partner.

XII.     IDENTIFICATION OF AFFILIATED PERSONS

1.    Identification of Affiliates

The 1940 Act prohibits certain transactions entered into by investment companies and their affiliates unless certain conditions are met. The Funds have adopted policies and procedures regarding affiliated transactions permissible under the 1940 Act.  An affiliate includes any director, officer, employee and the investment adviser of the Fund.  In addition, Section 2(a)(3) of the 1940 Act defines an “affiliate” as:

(A)	any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;

(B)	any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlling, or held with power to vote, by such other person;

(C)	any person directly or indirectly controlling, controlled by, or under common control with, such other person;

(D)	any officer, director, partner, co-partner or employee of such other person; and

(E)	if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

(F)	if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

The CCO will maintain an updated list of the Funds’ first-tier and second-tier affiliates.  In addition, the CCO or his or her designee will monitor the Funds’ portfolio transactions to ensure that (1) the Funds do not engage in impermissible transactions with affiliates, and (2) permissible affiliated transactions are reported to the Board in accordance with the Funds’ Rule 17e-1 Procedures (to the extent a Fund ever incurs affiliated brokerage expenses).

No Fund may own 5% or more of the voting securities of a portfolio entity.  In addition, the aggregate ownership of all “first-tier affiliates” of the Funds cannot amount to 25% or more of the voting securities of a portfolio entity.

2.           Rule 17e-1 Procedures

RULE 17e-1 PROCEDURES

Section 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”) generally prohibits an affiliated person of a Fund or an affiliated person of that affiliated person from acting as a broker in a transaction for the Fund for compensation if such compensation exceeds (A) the usual and customary broker’s commission if the transaction is effected on a securities exchange; (B) two per cent of the sales price if the sale is effected in connection with a secondary distribution of securities; or (C) one per cent of the purchase or sale price of the securities if the transaction is otherwise effected.  Rule 17e-1 under the 1940 Act is a safe harbor that provides that transactions effected in compliance with certain conditions will be deemed to be in compliance with (A) above.  The respective Boards of Directors or Boards of Managers of the Funds.—including a majority of the Directors who are not “interested persons” of the Fund (“Independent Directors”), have adopted the following procedures to ensure compliance with these conditions.

Rule 17e-1 under the 1940 Act permits an Affiliated Broker to receive commissions, fees or other remuneration for effecting transactions in portfolio securities of a Fund on securities exchanges, provided that:

(a)
The commissions, fees or other remuneration received are “reasonable and fair,” compared to commissions, fees or other remuneration received by other brokers in comparable transactions for similar securities purchased or sold on a securities exchange during a comparable period of time;

(b)
The transactions must be effected pursuant to procedures established by the Funds’ Boards of Directors that are reasonably designed to provide that such commission, fee or other remuneration is consistent with such standard;

(c)	The Funds’ Boards of Directors must review quarterly all transactions effected pursuant to the Rule for compliance with such procedures;

(d)	The Fund must maintain and preserve certain records; and

(e)	The Fund adheres to certain requirements regarding the selection and nomination of Independent Directors and the retention of independent legal counsel.

Note:  The Funds do not expect to engage the services of brokers, or affiliated brokers, in connection with acquiring or disposing of portfolio assets, so these policies generally only apply in limited circumstances.

Definitions:

“Adviser” means Hatteras Investment Partners, LLC (“Hatteras”), or any entity or sub-adviser appointed by the applicable Fund’s Board of Directors, that is responsible for the day-to-day portfolio management of such Fund.

“Affiliated Broker” shall mean Hatteras Capital Distributors, LLC and any other affiliated person of the Funds or Hatteras (or Adviser) through which a Fund wishes to execute a securities transaction, and, in the case of a sub-advised Fund, shall also mean any affiliated persons of the sub-adviser of that Fund.

“Fund” includes any registered open-end or closed-end investment company, or series thereof, for which Hatteras acts as investment adviser.

Procedures:

The respective Boards of Directors, Boards of Trustees, or Board of Managers, including the Independent Directors, have adopted the following procedures to satisfy the requirements of the foregoing Rule with respect to securities and futures contracts that are traded on exchanges.  In addition, the Directors, including a majority of the Independent Directors, have adopted the following procedures for NASDAQ securities where an Affiliated Broker is acting solely as agent, and not as principal in the transaction. The Directors have determined that such procedures are reasonably designed to provide that, the commissions, fees or other remuneration received by an Affiliated Broker for effecting transactions in connection with the sale of such securities or futures to or by a Fund on a securities exchange are reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time, and that the transactions otherwise comply with the requirements of Section 17(e) of the 1940 Act and Rule 17e-1 thereunder.

1.	An Adviser may direct orders to an Affiliated Broker to effect securities transactions, as broker, on the Fund's behalf only if the Adviser:

(a)
monitors the performance of the Affiliated Broker, including the time necessary to effect transactions and the price obtained, and determines brokerage commissions charged by other brokers with respect to comparable transactions involving similar securities being purchased or sold on a securities exchange over a comparable period of time;

(b)
reasonably believes that the Affiliated Broker selected will provide the best price and execution for the transaction and that the brokerage commission charged is reasonable and fair compared to the commission and other remuneration received by other brokers in connection with comparable transactions involving similar securities being purchased or sold on a securities exchange during a comparable period of time;

(c)	prepares and maintains a record of all transactions effected by an Affiliated Broker on behalf of the Fund; and

(d)	completes the appropriate quarterly Rule 17e-1 Form (attached as an Exhibit to these procedures) certifying compliance with these procedures.

In making the determinations described in paragraphs (a) and (b) above, the Adviser will consider all factors it deems relevant, including, but not limited to:

(a)	the commissions which are contemporaneously being charged by other brokers in connection with comparable transactions;

(b)	the size and difficulty of executing orders;

(c)	the broker's access to particular trading markets;

(d)	the broker's ability to execute trades with the least delay;

(e)	the attention and treatment paid to trades irrespective of size;

(f)	the financial integrity of the broker;

(g)	the experience and reputation of the broker;

(h)	the price and execution, which should be at least as favorable as that available from an unaffiliated broker in comparable transactions;

(i)	the capitalization of the broker;

(j)	the broker's communications and back office systems;

(k)	the discounts allowed by brokers to their most favored customers;

(l)	the nature of the market for the security or futures contract; and

(m)	the timing of the transaction taking into account market prices and trends.

After making such determination, the Adviser shall allocate brokerage among Affiliated Brokers and unaffiliated brokers in the manner as it deems to be in the best interests of the Funds.

2.	If a transaction is not effected on an exchange pursuant to Paragraph 1 of these Procedures,

(a)
the fees, commissions or other remuneration received by an Affiliated Broker from any source shall not exceed 2% of the sales prices of the securities if the sale is effected in connection with a secondary distribution of such securities; and

(b)
the fees, commissions or other remuneration received by an Affiliated Broker from any source shall not exceed 1% of the purchase or sale price of such securities if the sale is otherwise effected unless the Securities and Exchange Commission issues a rule or order that permits a larger commission.

3.
An Affiliated Broker may not effect a transaction on a national securities exchange for the Funds unless such transaction is effected in compliance with Section 11(a) of the Securities Exchange Act of 1934, as amended, and the regulations adopted thereunder if such Affiliated Broker is a member of a national securities exchange and is deemed to be effecting a transaction for an account with respect to which an associated person thereof, as defined in that Act, exercises investment discretion.

4.
The Adviser shall furnish to the Directors not less frequently than quarterly a report setting forth the total amount of all compensation retained by an Affiliated Broker in connection with effecting transactions on account of a Fund during the period covered by the report.  That report shall also set forth in detail for each transaction involving such Affiliated Broker:

(a)	the negotiated commission;

(b)	the per share charge to effect the transaction;

(c)	the commissions which are being charged contemporaneously by other brokers in connection with comparable transactions;

(d)	an explanation for any substantial difference in the commission charged to the Funds from that charged to any other customer of such Affiliated Broker;

(e)	a representation by such Affiliated Broker that it acted solely as agent, and not as principal, in such transaction; and

(f)	any further information regarding the factors described in Section II, Paragraph 1 above that the Adviser shall deem relevant.

5.
The Fund’s officers shall ensure that, each quarter, the Funds’ Boards of Directors receive the Rule 17e-1 Forms and other information deemed necessary to permit the Directors, including the Independent Directors, to determine that all transactions effected pursuant to Rule 17e-1 during the preceding quarter were effected in compliance with these procedures.

6.
Any Affiliated Broker that receives commissions pursuant to these procedures shall furnish the Adviser effecting the transaction with the information required to make the reports described in the preceding paragraph.

7.
Hatteras, on behalf of each Fund, (a) shall maintain and preserve permanently in an easily accessible place a copy of these procedures (and any modifications thereto) and (b) shall maintain and preserve for a period of not less than six years from the end of the fiscal year in which any transaction occurred, the first two years in an easily accessible place, a written record of each such transaction setting forth the amount and source of the commission, fee or other remuneration received or to be received, the identity of the person acting as broker, the terms of the transaction, the information or materials upon which the Directors determined that the transaction was effected in compliance with these procedures, and such other information as may be required by Rule 17e-1(d) under the 1940 Act.

XIII.     FUND GOVERNANCE

1.           Contract Renewal Process

Certain contracts and plans entered into by the Funds with various service providers, including the Adviser, are required to be approved annually by the Board of Directors in order to ensure that such contracts and plans do not terminate inadvertently.

UMB Regulatory Administration maintains compliance calendars for the Funds which includes deadlines for making various regulatory filings as well as items to be considered by the Board of Directors at various board meetings throughout the year.  UMB Regulatory Administration follows established guidelines relating to the preparation and distribution of board meeting materials. When any contracts are scheduled for renewal by the Board of Directors, UMB Regulatory Administration will include such resolutions in the draft board materials circulated for comment to the various parties.

Section 15(c) of the 1940 Act makes it unlawful for a fund board to enter into, renew or perform any contract or agreement involving the Fund’s investment adviser or principal underwriter unless the terms of such contract and any renewal thereof have been approved by the vote of a majority of the Fund’s disinterested directors, cast in person at a meeting called for the purpose of voting on such approval.  Section 15(c) imposes the duty on a fund board to request and evaluate, and the duty of an investment adviser to furnish, such information as may reasonably be necessary to evaluate the terms of any contract whereby a person undertakes regularly to serve as investment adviser.

The investment advisory contracts have an initial term of two years.  Before the expiration of such initial term, and thereafter at least annually, the Fund’s Board shall meet in person to review, and approve the continuation of, the investment advisory agreements for additional one-year periods.  Such renewal shall require the approval of a majority of the Fund’s disinterested Directors and must be cast in person at a meeting called for such purpose.  In connection with such approval, the Board shall consider, with the assistance of independent fund counsel, their legal responsibilities and review the nature and quality of the adviser’s services, experience and qualifications.  As part of its consideration, the respective Investment Adviser shall furnish the Board with such materials as it requests so that it may discharge its duties under Section 15(c) of the 1940 Act.

2.           Board Committees and Charters

Audit Committee

Each Fund’s Board has established an Audit Committee that has been charged with assisting the Board of Directors in its oversight of financial reporting policies and practices.  Over the past few years, the SEC has greatly strengthened the role of the Audit Committee.  The Audit Committee members shall be qualified to review and critique the accounting practices and policies of the Fund.  The activities of the Audit Committee members are governed by the Audit Committee Charter that sets forth its organization, purpose, duties and responsibilities.  Regular duties include review of the Fund’s periodic reports, the results of the Fund’s external audit, the audited annual report, any related management letter, management’s response letter to the recommendations made by the outside auditor, internal audit reports that are material to the Fund, and the competence and independence of the outside auditors and partner in charge.

Pursuant to the requirements of the Sarbanes-Oxley Act of 2002, the SEC adopted Rule 2-01 under Regulation S-X, which, among other things, requires a Fund’s audit committee to pre-approve certain audit and non-audit services that are provided by its independent auditors in order to ensure the auditors’ independence.  These pre-approval requirements are identified in the Fund’s Audit Committee Charter (attached).

The Fund’s Audit Committee Charter is reviewed by the Board on an annual basis.

CHARTER OF THE
AUDIT COMMITTEE
OF
HATTERAS REGISTERED FUNDS

The function of the Audit Committee is oversight.  It is the responsibility of Hatteras Investment Partners LLC and Hatteras Capital Investment Management (each a respective Adviser to various Hatteras Registered Funds) to maintain appropriate systems for accounting and internal control, and the auditor’s responsibility to plan and carry out a proper audit.

The Audit Committee shall assist the Boards of Directors, the Boards of Trustees, and/or the Board of Managers of the Hatteras Registered Funds in connection with the preparation of the semi-annual and annual financial statements of the Funds.  In doing so, the Committee shall recommend to the Boards the selection (or termination) of the independent certified public accountants and auditor for the Hatteras Registered Funds and shall also have the following responsibilities, functions and authority:
1.
The Committee shall maintain a direct line of communication and meet with the independent certified public accountants and auditor for the Funds (the “Auditor”) who currently is Deloitte & Touche LLP, to review:

1.01	The scope of audits and audit reports;

1.02	The personnel, staffing, qualifications and experience of the Auditor;

1.03	The independence of the Auditor;

1.04	The compensation of the Auditor;

1.05	The audited financial statements and other financial information submitted by the Auditor;

1.06	Management letters submitted by the Auditor in connection with audits of financial statements and the Adviser’s responses;

1.07	All recommendations and comments submitted to the Boards or the Committee by the Auditor, either written or verbal;

1.08	Changes in accounting and auditing procedures, principals, practices, standards and reporting;

1.09	Tax matters affecting the Funds, including:

(a)	Compliance with the provisions of the Internal Revenue Code;

(b)	Tax legislation and rulings.

2.	The Committee shall also receive and review reports and materials submitted by any certified public accounting or auditing firm concerning the following matters:

2.01	Reports concerning the policies, procedures and operating effectiveness of the Hatteras Accounting Department.

2.02	Reports concerning portfolio accounting software, and the Hatteras Accounting Department’s use and implementation thereof.

2.03
Reports concerning the internal controls and performance of UMB, Inc. as the Administrator and the Escrow Agent under and compliance with the Administration, Accounting and Investor Servicing Agreements and the Escrow Agreements which relate to accounting matters of the Funds or the Funds’ financial statements.

3.
The Committee shall review reports from the Adviser’s Internal Audit Department and meet with staff of the Internal Audit Department, with or without the presence of personnel of the Adviser as the Committee deems appropriate, to discuss the reports.

4.	The Committee shall review the annual and semi-annual reports for the Funds and meet with appropriate personnel of the Hatteras Accounting Department for this purpose.

5.
The Committee shall meet upon the call of the Chairman and the Committee may set its agendas and the places and times of Committee meetings.  The Committee may request reports and other information from the Adviser and may request officers and personnel of the Adviser to meet with the Committee.  The Committee may employ and meet with such experts as it deems necessary to perform its functions.  The Committee shall keep minutes and records of its meetings and shall report to the Boards of the Funds.

6.
The Committee may meet alone and outside the presence of personnel of the Adviser with any certified public accountant and auditing firm rendering reports to the Committee or the Boards relating to accounting matters of the Funds and with outside legal counsel.  The Committee may also meet with the Adviser separate from the presence of the personnel of any such certified public accountant and auditing firm.

7.	The Committee may review other information and meet with any other parties relevant to the review of the Auditors, the audit engagement or the internal controls of the Adviser.

8.
If applicable, the Committee shall evaluate and make recommendations regarding the retirement plan, deferred compensation plan and other benefits provided by the Funds to the independent and interested Board Directors.

9.	The Committee shall review and consider other accounting matters of the Funds that may be referred to it by the Board.

10.	This Charter of the Committee may be amended or modified from time to time by the Boards of the Funds.

11.	The Committee shall be composed entirely of the Board members who are not currently and have not previously been employed as directors or officers of the Adviser or its affiliates.

12.
A majority of the Funds’ Directors who are not “interested persons” as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940 shall appoint each Committee member, and may set a maximum term of appointment of each Committee member.  The Chairman of the Committee shall be appointed by the Chairman of the Boards of the Funds.

13.	The Committee shall review this Charter annually and recommend to the Boards any changes to the Charter that the Committee deems appropriate.

Originally Adopted by the Board on December 27, 2004
Approved on June 1, 2005
Approved on May 31, 2006
Approved on May 30, 2007
Approved on May 28, 2008
Adopted by the GPEP and VCCI Board on December 5, 2008
Approved on June 3, 2009

3.           Audit Committee Financial Expert

Section 407 of the Sarbanes-Oxley Act requires an investment company to annually disclose on Form N-CSR whether or not the registrant has determined that it has at least one “audit committee financial expert” serving on its audit committee.  If the registrant has an “audit committee financial expert”, the registrant must disclose their name and status as an independent director.  If the registrant does not have an “audit committee financial expert” on its audit committee, an explanation must be provided.

The Fund’s Board of Directors has determined that its audit committee financial experts are Steve E. Moss, Gregory S. Sellers, and H. Alexander Holmes.

4.                    Senior Officers Code of Ethics

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE

AND SENIOR FINANCIAL OFFICERS

Effective Date:  June 18, 2009

I.                      Covered Officers/Purpose of the Code

This Code of Ethics (the “Code”) for the investment companies within the Hatteras Master Fund, L.P., Hatteras Multi-Strategy Fund I, L.P., Hatteras Multi-Strategy TEI Fund, L.P., Hatteras Multi-Strategy Institutional Fund, L.P., Hatteras Multi-Strategy TEI Institutional Fund, L.P., Hatteras Global Private Equity Partners Institutional, LLC, Hatteras VC Co-Investment Fund II, LLC, Hatteras 1099 Advantage Fund, and the Hatteras 1099 Advantage Institutional Fund (collectively the “Funds’ and each, a “Fund”) applies to the Funds’ Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer, if any (the “Covered Officers”) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•
full, fair, accurate, timely and understandable disclosure in reports and documents that a Fund files with, or submits to, the Securities and Exchange commission (“SEC”), and in other public communications made by a Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer shall adhere to a high standard of business ethics and shall be sensitive to situations that may give rise to actual or apparent conflicts of interest.

II.                Administration of the Code

Administration.  The administration of the Code shall be supervised by the Funds’ Chief Compliance Officer.

Any waivers sought by the Covered Officer must be approved by each Audit Committee of the Funds (collectively, the “Audit Committee”).

III.               Managing Conflicts of Interest

Overview.  A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his/her service to, a Fund. For example, a conflict of interest would arise if a Covered Officer, or a family member, receives improper personal benefits as a result of the Covered Officer’s position with a Fund.

Certain conflicts of interest arise out of the relationships between Covered Officers and a Fund and already are subject to conflict of interest provisions in the Investment Company Act of 1940, as amended (the “Company Act”), and the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Fund because of their status as “affiliated persons” of the Fund.  A Fund’s and its investment adviser’s compliance programs and procedures are designed to prevent, or identify and correct, violations of those provisions.  This Code does not, and is not intended to, repeat or replace those programs and procedures, and such conflicts fall outside of the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between a Fund and its investment adviser, administrator, principal underwriter, pricing and bookkeeping agent and/or transfer agent (each, a “Service Provider”) of which the Covered Officers are also officers or employees.  As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for a Fund or for a Service Provider, or for both), be involved in establishing policies and implementing decisions that will have different effects on the Service Provider and a Fund.  The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Fund and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of a Fund.  In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions of the Company Act and the Advisers Act.  The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of a Fund.

Each Covered Officer must:

●
not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by a Fund whereby the Covered Officer or an immediate family member would benefit personally to the detriment of a Fund;

●	not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer or an immediate family member rather than the benefit of the Fund;[2]

•
not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

•	report at least annually his or her affiliations and other relationships on each Fund’s annual Directors and Officers Questionnaire.

There are some conflict of interest situations that must be approved by the Chief Compliance Officer, after consultation with the Chief Legal Officer.  Those situations include, but are not limited to:

•	serve as director on the board of any public or private company;

•	the receipt during any 12-month period of any gifts in excess of $100 in the aggregate from a third party that does or seeks to do business with the Funds; and

__________________________
2
For purposes of this Code, personal trading activity of the Covered Officers shall be monitored in accordance with the Funds Code of Ethics.  Each Covered Officer shall be considered an “Access Person” under such Code.  The term “immediate family” shall have the same meaning as provided in such Code.

•
the receipt of any entertainment from any company with which a Fund has current or prospective business dealings, unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety.

IV.              Disclosure and Compliance

Each Covered Officer shall:

•	be familiar with the disclosure requirements generally applicable to the Funds;

•
not knowingly misrepresent, or cause others to misrepresent, facts about any Fund to others, whether within or outside the Fund, including to the Fund’s trustees or directors and auditors, and to governmental regulators and self-regulatory organizations;

•
to the extent appropriate within his/her area of responsibility, consult with other officers and employees of the Funds and the adviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

•	promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

V.                Reporting and Accountability

Each Covered Officer must:

•	upon adoption of the Code (or after becoming a Covered Officer), affirm in writing to the Board that he/she has received, read and understands the Code;

•	annually affirm to the Board compliance with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith;

•	notify the Chief Compliance Officer promptly if he/she knows of any violation of this Code; and

•	respond to questionnaires circulated periodically in connection with the preparation of disclosure documents for the Funds.

The Chief Compliance Officer shall maintain records of all activities related to this Code.

The Funds will follow the procedures set forth below in investigating and enforcing this Code:

•	The Chief Compliance Officer will take all appropriate action to investigate any potential violation reported to him/her;

•
If, after such investigation, the Chief Compliance Officer determines that no violation has occurred, the Chief Compliance Officer will notify the person(s) reporting the potential violation, and the Chief Compliance Officer will report his/her conclusions to the Audit Committee;

•	Any matter that the Chief Compliance Officer determines may be a violation will be reported to the Audit Committee;

•
If the Audit Committee determines that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to the Chief Executive Officer of the Funds; or a recommendation to sanction or dismiss the Covered Officer;

•	The Audit Committee will be responsible for granting waivers in its sole discretion;

•	Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

The Chief Compliance Officer shall:

•	report to the Audit Committee quarterly any approvals provided in accordance with Section III of this Code; and

•	report to the Audit Committee quarterly any violations of, or material issues arising under, this Code.

VI.               Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Funds for the purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder.  Insofar as other polices or procedures of the Funds or the Funds’ Service Providers govern or purport to govern the behavior or activities (including, but not limited to, personal trading activities) of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code.  The Funds’ and their investment advisers’ and principal underwriter’s codes of ethics under Rule 17j-1 under the Company Act and any policies and procedures of the Service Providers are separate requirements applicable to the Covered Officers and are not part of this Code.

VII.              Amendments

All material amendments to this Code must be approved or ratified by the Board, including a majority of independent directors or trustees.

VIII.            Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly.

IX.               Internal Use

The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Fund, as to any fact, circumstance, or legal conclusion.

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE
AND SENIOR FINANCIAL OFFICERS

I HEREBY CERTIFY THAT:

(1)           I have read and I understand the Code of Ethics for Principal Executive and Senior Financial Officers adopted by Hatteras Master Fund, L.P., Hatteras Multi-Strategy Fund, L.P., Hatteras Multi-Strategy TEI Fund, L.P., Hatteras Multi-Strategy Institutional Fund, L.P., Hatteras Multi-Strategy TEI Institutional Fund, L.P., Hatteras Global Private Equity Partners Institutional, LLC, Hatteras VC Co-Investment Fund II, LLC, Hatteras 1099 Advantage Fund and the Hatteras 1099 Advantage Institutional Fund (collectively the “Funds’ and each, a “Fund”) (the “Code”);

(2)           I recognize that I am subject to the Code;

(3)           I have complied with the requirements of the Code during the calendar year ending December 31, _____; and

(4)           I have reported all violations of the Code required to be reported pursuant to the requirements of the Code during the calendar year ending December 31, _____.

Set forth below are exceptions to items (3) and (4), if any:

Name:
Date:

5.           Independent Legal Counsel

A number of exemptive rules under the 1940 Act require that any outside legal counsel to the independent Directors be an “independent legal counsel”, as defined in the 1940 Act.  The Funds may rely on some of these exemptive rules.  To be independent, legal counsel may not have represented the fund’s investment adviser, principal underwriter or administrator or any of their control persons since the beginning of the fund’s last two completed fiscal years.  In addition, such counsel must undertake to update the independent directors or directors regarding any new representation or a management organization or any management organization control person.

The Fund’s independent directors receive an annual memo from the independent legal counsel regarding any new representation of a management organization or any management organization control person.

The Fund’s Board of Directors has selected Todd Cipperman, Esq. of  Cipperman & Company as Independent Legal Counsel.

6.           Qualified Legal Compliance Committee

The SEC has established standards of professional conduct for attorneys who appear and practice before the SEC on behalf of investment companies.  The “up the ladder” reporting requirements include requiring an attorney to report evidence of a material violation of securities law, breach of fiduciary duty or similar violation to the chief legal counsel or the chief executive officer of the investment company.  If such officers do not respond appropriately to the evidence, the attorney is required to report the evidence to the audit committee, another committee of independent directors, or the full board of directors.  Alternatively, an attorney may report material violations to a qualified legal compliance committee (“QLCC”), which an investment company may establish to investigate such violations.  The QLCC must be composed of at least one member of the audit committee and two or more independent directors.  Upon completion of an investigation, the QLCC may recommend that the investment company implement an appropriate response to evidence of a material violation.  An investment company’s audit committee or another committee may serve as the QLCC.  Decisions and actions of the QLCC must be made and taken upon a majority vote.

The Board of Directors has established a Qualified Legal Compliance Committee whose members are H. Alexander Holmes, Steve E. Moss, Gregory S. Sellers [add D. Wilson upon approval].

7.    Composition of Board

Each Fund’s Board of Directors or Board of Managers (as appropriate) is currently comprised of one interested director and four independent directors with an interested director elected as Chairman of the Board.  To enhance the independence and effectiveness of independent directors in their oversight function, Rule 0-1(a)(7) under the Investment Company Act of 1940, as amended (the “1940 Act”), requires funds that rely on various exemptive rules under the 1940 Act to meet the following governance standards:

(i) candidates to serve as independent Director (as defined by the SEC rules and SEC staff guidance) must be selected and nominated by other independent Directors;

(ii) the Board must assesses its own effectiveness at least once a year;

(iii) independent Directors must meet in separate quarterly sessions; and

(iv) independent Directors must be authorized to hire employees and retain advisers and experts necessary to carry out their duties.

Two provisions of Rule 0-1(a)(7), requirements that 75% of a fund’s board be independent and that the chair also be independent, have been vacated in federal court and are not effective.

To monitor the status of its independent directors as persons who are not “interested persons,” and for certain other purposes, at least annually, Fund Counsel or UMB Regulatory Administration distributes a questionnaire to the directors and officers to address any relationships they may have with the Funds and various service providers.  Fund counsel updates the questionnaire to ensure that it solicits the information required by the 1940 Act necessary to confirm the status of the independent directors as persons who are not “interested persons” and for certain other disclosure purposes.

8.           Section 16 Reports

Section 16(a) of the 1934 Act and Section 30(h) of the 1940 Act impose reporting requirements upon a closed-end fund’s directors, officers, ten percent beneficial owners and investment advisers (and certain of their affiliates).  The SEC staff has stated in a no-action letter that the only officers of an investment adviser who are subject to the Section 16 reporting requirements are those who perform a policy-making function in connection with the adviser’s management of the fund or whose duties and responsibilities provide them with access to confidential information about the fund.

Form 3 (Initial Statement of Beneficial Ownership) is required to be filed within ten days of becoming a Section 16 reporting person; Form 4 (Statement of Changes in Beneficial Ownership) is required to be filed within two days after a transaction occurred that results in a change of beneficial ownership.  A Form 5 (Annual Statement of Beneficial Ownership of Securities) is required to be filed within 45 days after the Fund’s fiscal year end to report transactions that were exempt from the Section 16 reporting during the fiscal year, as well as transactions that should have been reported earlier on Form 3 or Form 4 but were not.  All Form 3, 4 and 5 reports are required to be filed electronically on EDGAR and posted on the Funds’ website(s).

The Adviser is responsible for instituting a process to ensure that any event requiring a Form 3, 4 or 5 filing by any of the Funds’ Section 16 reporting persons is properly reported and that all Section 16 reports are electronically filed on EDGAR and available on the Funds’ website(s) on a timely basis.  The Chief Compliance Officer shall annually confirm that Adviser has instituted the monitoring process and shall report any late Section 16 filings to the Funds’ Board of Directors at their next regularly scheduled meetings.